Exhibit 10.1

EXECUTION COPY

CUSIP Number: 92932UAC7

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of February 17, 2012

among

Certain Subsidiaries of W.P. CAREY & CO. LLC identified herein,

as Borrowers

W.P. CAREY & CO. LLC,

as Guarantor

BANK OF AMERICA, N.A.,

as Administrative Agent, Swing Line Lender and

L/C Issuer

and

JPMORGAN CHASE BANK, N.A.,

as Syndication Agent

and

The Other Lenders Party Hereto

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

and

J.P. MORGAN SECURITIES, LLC,

as Joint Lead Arrangers and Joint Bookrunners

3.06	Mitigation Obligations; Replacement of Lenders	89
3.07	Survival	89

ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Effectiveness	89
4.02	Conditions to Term Borrowings	90
4.03	Conditions to All Credit Extensions	92

ARTICLE V REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power	93
5.02	Authorization; No Contravention	94
5.03	Governmental Authorization; Other Consents	94
5.04	Binding Effect	94
5.05	Financial Statements; No Material Adverse Effect	94
5.06	Litigation	95
5.07	No Default	95
5.08	Ownership of Property; Liens	95
5.09	Environmental Compliance	95
5.10	Taxes	95
5.11	ERISA Compliance	96
5.12	Subsidiaries; Equity Interests; Loan Parties	96
5.13	Margin Regulations; Investment Company Act	97
5.14	Disclosure	97
5.15	Compliance with Laws	97
5.16	Intellectual Property; Licenses, Etc.	98
5.17	Solvency	98
5.18	Casualty, Etc.	98
5.19	SEC Reports.	98
5.20	Anti-Money Laundering and Economic Sanctions Laws.	98
5.21	REIT Status	99

ARTICLE VI AFFIRMATIVE COVENANTS

6.01	Financial Statements	99
6.02	Certificates; Other Information	100
6.03	Notices	102
6.04	Payment of Obligations	103
6.05	Preservation of Existence, Etc.	103
6.06	Maintenance of Properties	103
6.07	Maintenance of Insurance	103
6.08	Compliance with Laws	104
6.09	Books and Records	104

6.10	Inspection Rights	104
6.11	Use of Proceeds	104
6.12	Additional Borrowers	104
6.13	Compliance with Environmental Laws	105
6.14	Distributions in the Ordinary Course	105
6.15	Company Status	105
6.16	Further Assurances	105
6.17	Compliance with Terms of Leaseholds	106
6.18	Material Contracts	106

ARTICLE VII NEGATIVE COVENANTS

7.01	Liens	106
7.02	Indebtedness	107
7.03	Investments	107
7.04	Fundamental Changes	108
7.05	Dispositions	109
7.06	Restricted Payments	109
7.07	Change in Nature of Business	110
7.08	Transactions with Affiliates	110
7.09	Amendments of Organizational Documents	110
7.10	Use of Proceeds	111
7.11	Financial Covenants	111
7.12	Prepayments, Etc. of Indebtedness	112
7.13	Fiscal Year Changes	112

ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default	112
8.02	Remedies upon Event of Default	114
8.03	Application of Funds	114

ARTICLE IX ADMINISTRATIVE AGENT

9.01	Appointment and Authority	115
9.02	Rights as a Lender	115
9.03	Exculpatory Provisions	116
9.04	Reliance by Administrative Agent	116
9.05	Delegation of Duties	117
9.06	Successor Administrative Agent	117
9.07	Non-Reliance on Administrative Agent and Other Lenders	118
9.08	No Other Duties, Etc.	118
9.09	Administrative Agent May File Proofs of Claim	119

ARTICLE X CONTINUING GUARANTY

10.01	Guaranty	119
10.02	Rights of Lenders	120
10.03	Certain Waivers	120
10.04	Obligations Independent	120
10.05	Subrogation	120
10.06	Termination; Reinstatement	121
10.07	Subordination	121
10.08	Stay of Acceleration	121
10.09	Condition of Borrowers	121
10.10	Release of Guarantor	122

ARTICLE XI MISCELLANEOUS

11.01	Amendments, Etc.	122
11.02	Notices; Effectiveness; Electronic Communications	124
11.03	No Waiver; Cumulative Remedies; Enforcement	126
11.04	Expenses; Indemnity; Damage Waiver	126
11.05	Payments Set Aside	128
11.06	Successors and Assigns	129
11.07	Treatment of Certain Information; Confidentiality	133
11.08	Right of Setoff.	134
11.09	Interest Rate Limitation	135
11.10	Counterparts; Effectiveness	135
11.11	Survival of Representations and Warranties	135
11.12	Severability	136
11.13	Replacement of Lenders	136
11.14	Governing Law; Jurisdiction; Etc.	137
11.15	WAIVER OF JURY TRIAL	138
11.16	No Advisory or Fiduciary Responsibility	138
11.17	Electronic Execution of Assignments and Certain Other Documents	139
11.18	USA PATRIOT Act	139
11.19	Joint and Several Liability of Borrowers	139
11.20	ENTIRE AGREEMENT	141
11.21	No Novation	142

SCHEDULES

1.01(A)	Managed REITs
1.01(B)	Mandatory Cost Formulae
1.01(C)	Existing Letters of Credit
2.01	Commitments and Applicable Percentages
5.11(d)	ERISA
5.12	Subsidiaries and Other Equity Investments; Loan Parties
7.02	Existing Indebtedness
11.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A	Loan Notice
B-1	Competitive Bid Request
B-2	Competitive Bid
B-3	Competitive Loan Note
C	Swing Line Loan Notice
D-1	Term Note
D-2	Revolving Credit Note
E	Compliance Certificate
F-1	Assignment and Assumption
F-2	Administrative Questionnaire
G	Availability Certificate
H	Joinder Agreement
I	Solvency Certificate
J	United States Tax Compliance Certificate

AMENDED AND RESTATED CREDIT AGREEMENT

THIS AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of February 17, 2012, among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), as guarantor, certain Subsidiaries of the Company identified herein, as the Borrowers, each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

PRELIMINARY STATEMENTS:

WHEREAS, the Company, the Borrowers, the Administrative Agent and the Lenders party hereto are party to a certain Credit Agreement, dated as of December 28, 2011, as amended through but excluding the date hereof (as so amended, the “Original Credit Agreement”); and

WHEREAS, the parties hereto desire to amend and restate the Original Credit Agreement in its entirety, but not as a novation, on the terms and subject to the conditions hereinafter set forth;

In consideration of the mutual covenants and agreements herein contained, the parties hereto hereby agree that the Original Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows, effective on and as of the Term Loan Effective Date and hereby further agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“Absolute Rate” means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

“Absolute Rate Loan” means a Competitive Loan that bears interest at a rate determined with reference to an Absolute Rate.

“Acquisition” means an acquisition of CPA®:15 by the Company that satisfies the following conditions:

(a) the Administrative Agent shall have received at least ten (10) Business Days’ prior written notice of such acquisition, which notice shall include, without limitation, a reasonably detailed description of such acquisition;

(b) the Administrative Agent shall have received an Availability Certificate showing that, both before and after giving effect to such acquisition, on a pro forma basis, Availability equals or exceeds zero;

(c) the Administrative Agent shall have received true and complete copies of each agreement, certificate, instrument, letter or other document related thereto (including in each case each exhibit, schedule, annex or attachment thereto) executed and delivered in connection with such acquisition, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent (the “Acquisition Documents”), and all such financial information, financial analysis, projections and similar documentation relating to such acquisition as the Administrative Agent shall reasonably request, including, without limitation, financial projections on a pro forma basis after giving effect to such acquisition, all of which shall be in form and substance reasonably satisfactory to the Administrative Agent; and

(d) at the time of such acquisition and after giving effect thereto, no Default shall have occurred and be continuing or shall result from the consummation of such acquisition.

“Acquisition Documents” has the meaning specified in the definition of Acquisition.

“Adjusted Funds From Operations” means a modified computation of NAREIT defined FFO as reported by the Company on the SEC’s website; provided that for purposes of determining compliance with Section 7.06(c), Adjusted Funds From Operations shall exclude impairment charges, charges from the early extinguishment of indebtedness, deferred income tax benefits or expenses, gains or losses from deconsolidation of Subsidiaries, amortization of intangibles, unrealized foreign exchange gains or losses and other non-cash or non-recurring charges not already excluded under NAREIT defined FFO as evidenced by a certification of a Responsible Officer of the Company containing calculations in reasonable detail satisfactory to the Administrative Agent. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Adjusted Funds From Operations on the same basis.

“Adjusted Management EBITDA” means, for any period, an amount equal to:

(a) Management EBITDA during such period; minus

(b) revenues earned by the Company and its Subsidiaries during such period in equity (if any) of managed funds or Managed REITs; minus

(c) structuring revenues earned by the Company and its Subsidiaries during such period in excess of 35% of management revenues earned by the Company and its Subsidiaries (as described in clause (a) of the definition of Management EBITDA) during such period; minus

(d) distributions in cash received by the Company and its Subsidiaries in respect of equity in managed funds and Managed REITs during such period.

“Adjusted Property EBITDA” means, for any period, an amount equal to:

(a) Property EBITDA during such period; plus

(b) the Borrowers’ pro rata share of Total G&A Expense; minus

(c) EBITDA during such period in respect of Properties owned by the Company or one of its Subsidiaries for fewer than four fiscal quarters.

“Adjusted Total EBITDA” means, for any period, an amount equal to:

(a) EBITDA of the Company and its Subsidiaries during such period; plus

(b) Joint Venture EBITDA for such period; minus

(c) revenues earned by the Company and its Subsidiaries in equity (if any) of managed funds and Managed REITs under management/advisory contracts; minus

(d) structuring revenues earned by the Company and its Subsidiaries during such period in excess of 35% of management revenues earned by the Company and its Subsidiaries (as described in clause (a) of the definition of Management EBITDA) during such period; plus

(e) distributions in cash received by the Company and its Subsidiaries in respect of equity in managed funds and Managed REITs during such period.

“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit F-2 or any other form approved by the Administrative Agent.

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Aggregate Commitments” means, at any time, the aggregate amount of the Lenders’ Revolving Credit Commitments and Term Commitments at such time.

“Agreement” means this Credit Agreement.

“Alternative Currency” means each of Euro, Sterling and Yen.

“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.

“Alternative Currency Sublimit” means an amount equal to the lesser of (a) $150,000,000 and (b) the Revolving Credit Facility. The Alternative Currency Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Applicable Percentage” means (a) with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) at any time during the Availability Period in respect of the Term Facility, such Term Lender’s Term Commitment at such time and (ii) thereafter, the principal amount of such Term Lender’s Term Loans at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Lender to make Loans and the obligation of the L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if all Commitments in respect of either Facility have expired, then the Applicable Percentage of each Lender in respect of the applicable Facility shall be determined based on the Applicable Percentage of such Lender in respect of such Facility most recently in effect, giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Applicable Rate” means, for any day, with respect to any Eurocurrency Loan, Base Rate Loan, Letter of Credit Fee, Facility Fee and Unused Fee, as the case may be:

(a) at all times after an Investment Grade Debt Rating shall have been obtained, the applicable rate per annum set forth below, based upon such Debt Rating from Moody’s or S&P, respectively, applicable on such date:

Pricing Level	Debt Ratings (S&P/Moody’s):	Applicable Rate for Eurocurrency Loans and Letters of Credit	Applicable Rate for Base Rate Loans	Applicable Rate for Facility Fee

Category 1	A- / A3 or better	1.10%	0.10%	0.20%

Category 2	BBB+ / Baa1	1.20%	0.20%	0.25%

Category 3	BBB / Baa2	1.30%	0.30%	0.30%

Category 4	BBB- / Baa3	1.55%	0.55%	0.35%

Category 5	Lower than BBB- / Baa3	2.00%	1.00%	0.40%

For purposes of the foregoing, if a Debt Rating is issued by each of S&P and Moody’s, then the higher of such Debt Ratings shall apply, unless there is a split in Debt Ratings of more than one level, in which case the level that is one level lower than the higher Debt Rating shall apply. The Debt Ratings shall be determined from the most recent public announcement of any changes in the Debt Ratings and shall be effective until the next public announcement of any such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating companies or corporate debt obligations, the Company and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation; or

(b) until such time as an Investment Grade Debt Rating has been obtained, the applicable rate per annum set forth below, based upon the range into which the Leverage Ratio then falls in accordance with the following table:

Pricing Level	Leverage Ratio:	Applicable Rate for Eurocurrency Loans and Letters of Credit	Applicable Rate for Base Rate Loans	Applicable Rate for Unused Fee

Category 1	≤ 45%	1.75%	0.75%	0.30%

Category 2	> 45% but ≤ 50%	2.00%	1.00%	0.30%

Category 3	> 50% but ≤ 55%	2.25%	1.25%	0.35%

Category 4	> 55%	2.50%	1.50%	0.40%

The Leverage Ratio shall be determined as of the end of each fiscal quarter based on the Compliance Certificate delivered pursuant to Section 6.02 in respect of such fiscal quarter, and each change in rates resulting from a change in the Leverage Ratio shall be effective from and including the day when the Administrative Agent receives such Compliance Certificate indicating such change but excluding the effective date of the next such change. Notwithstanding the foregoing, if a Compliance Certificate is not delivered when due in accordance with Section 6.02, then the highest pricing shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and shall continue to apply until the first Business Day immediately following the date such Compliance Certificate is delivered in accordance with Section 6.02, whereupon the Applicable Rate shall be adjusted based upon the calculation of the Leverage Ratio contained in such Compliance Certificate. The Applicable Rate in effect from the Closing Date through the first Business Day immediately following the date a Compliance Certificate is required to be delivered pursuant to Section 6.02 for the fiscal year ending December 31, 2011 shall be Category 1.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).

“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.

“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.

“Appropriate Lender” means, at any time, (a) with respect to the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.04(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.05(a), the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arrangers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities, LLC, each in its capacity as a lead arranger and bookrunner.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit F-1 or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease and (c) all Synthetic Debt of such Person.

“Audited Financial Statements” means the audited consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, 2010, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Availability” means, at any time, the lesser of (a) the Aggregate Commitments then in effect and (b) the Borrowing Base Amount at such time, in each case minus the Total Outstandings at such time.

“Availability Certificate” means a certificate executed by a Responsible Officer of the Company, substantially in the form of Exhibit G (or another form acceptable to the Administrative Agent) setting forth the calculation of Availability, in such detail as shall be reasonably satisfactory to the Administrative Agent. All calculations of Availability in connection with the preparation of any Availability Certificate shall originally be made by the Company and certified to the Administrative Agent; provided, that the Administrative Agent shall have the right to review and adjust, in consultation with the Company, any such calculation (x) to reflect any discrepancies in any of the components of the amounts set forth therein with any information received by the Administrative Agent or the Lenders and (y) to the extent the Administrative Agent determines that such calculation contains errors or is not otherwise in accordance with this Agreement.

“Availability Period” means (a) in respect of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Maturity Date, (ii) the date of termination of the Revolving Credit Commitments pursuant to Section 2.07, and (iii) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit

Loans and of the obligation of the L/C Issuer to make L/C Credit Extensions pursuant to Section 8.02 and (b) in respect of the Term Facility, the period from and including the Term Loan Effective Date to the earliest of (i) September 30, 2012, (ii) the date (if any) that the Company acquires CPA®:15, and (iii) the date of termination of the commitments of the respective Term Lenders to make Term Loans pursuant to Section 8.02.

“Bank of America” means Bank of America, N.A. and its successors.

“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1% (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing, a Competitive Borrowing, or a Term Borrowing, as the context may require.

“Borrowing Base Amount” means, at any time, the sum of (a) Unencumbered Property NOI for the previous four consecutive fiscal quarters, divided by 11%, plus (b) Unencumbered Management EBITDA for the previous four consecutive fiscal quarters multiplied by six (or at all times following the second anniversary of the Closing Date, five), minus (c) Total Unsecured Outstanding Indebtedness (excluding Total Outstandings), at such time; provided that the Unencumbered Management EBITDA included in the determination of “Borrowing Base Amount” shall not exceed (i) 60% of the sum of clauses (a) and (b) at any time during the period from the Closing Date to the first anniversary of the Closing Date, (ii) 55% of the sum of clauses (a) and (b) at any time during the period from the first anniversary of the Closing Date to the second anniversary of the Closing Date and (iii) 50% of the sum of clauses (a) and (b) at any time during the period from the second anniversary of the Closing Date through the Maturity Date.

“Borrowers” means the Subsidiaries of the Company identified as the “Borrowers” on the signature pages hereto, each other Domestic Subsidiary of the Company (other than Carey Financial Corp.) that owns an Unencumbered Eligible Project or receives fees under a Management Contract, each Wholly-Owned REIT Subsidiary and each other Person that joins as a Borrower pursuant to Section 6.12 or otherwise, together with their successors and permitted assigns, in each case to the extent such Person is not released from its obligations hereunder in accordance with Section 2.19.

“Bridge Credit Agreement” means that certain Credit Agreement entered into as of May 2, 2011, among the Company, as guarantor, Corporate Property Associates 9, L.P., Paper Limited Liability Company, Torrey Pines Limited Partnership and WALS (IN) LLC, as borrowers, Bank of America, as administrative agent and lender.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:

(a) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day on which dealings in deposits in Dollars are conducted by and between banks in the London interbank eurodollar market;

(b) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;

(c) if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Capital Expenditures” means, with respect to any Person for any period, any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations).

“Capitalization Rate” means eight percent (8.00%).

“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, L/C Issuer or Swing Line Lender (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing

Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances pursuant to documentation in form and substance satisfactory to (a) the Administrative Agent and (b) the L/C Issuer or the Swing Line Lender (as applicable). “Cash Collateral” has a meaning correlative to the foregoing and shall include the proceeds of such cash collateral.

“Cash and Cash Equivalents” means unrestricted (a) cash, (b) marketable direct obligations issued or unconditionally guaranteed by the United States government (or any other sovereign nation with an equivalent rating by S&P or Moody’s) and backed by the full faith and credit of the United States government or such other nation; and (c) domestic and eurodollar certificates of deposit and time deposits, bankers’ acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which are rated A-1 (or better) by S&P or P-1 (or better) by Moody’s provided that, in the case of each of clauses (b) and (c), the maturities of such Cash and Cash Equivalents shall not exceed one year.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” means an event or series of events by which:

(a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right); or

(b) any Person or two or more Persons acting in concert shall have acquired by contract, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Company, or control over the equity securities of the Company entitled to vote for members of the board of directors or equivalent governing body of the Company on a fully-diluted basis (and taking into account all such securities that such Person or Persons have the right to acquire pursuant to any option right) representing 35% or more of the combined voting power of such securities; or

(c) the Company shall cease, directly or indirectly, to Control any of the Borrowers other than as the result of a Removal.

“Closing Date” means December 28, 2011.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Equity Value” means Total Value less Total Outstanding Indebtedness.

“Commitment” means a Term Commitment or a Revolving Credit Commitment, as the context may require.

“Company” has the meaning specified in the preamble hereto.

“Competitive Bid” means a written offer by a Lender to make one or more Competitive Loans substantially in the form of Exhibit B-2, duly completed and signed by such Lender.

“Competitive Bid Request” means a written request for one or more Competitive Loans substantially in the form of Exhibit B-1.

“Competitive Borrowing” means a borrowing consisting of simultaneous Competitive Loans of the same Type from each of the Lenders whose offer to make one or more Competitive Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

“Competitive Loan” has the meaning specified in Section 2.03.

“Competitive Loan Lender” means, in respect of any Competitive Loan, the Lender making such Competitive Loan to the applicable Borrower.

“Competitive Loan Note” means a promissory note made by the applicable Borrower in favor of a Competitive Loan Lender, in substantially the form of Exhibit B-3 hereto, evidencing the indebtedness of such Borrower to such Competitive Loan Lender resulting from a Competitive Loan made by such Competitive Loan Lender.

“Competitive Loan Sublimit” means 50% of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders. The Competitive Loan Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Compliance Certificate” means a certificate substantially in the form of Exhibit E.

“Consolidated Businesses” means the Company and its Subsidiaries, on a consolidated basis (without taking into account any non-wholly owned Person or entity).

“Contingent Obligation” as to any Person means, without duplication, (a) any contingent obligation of such Person required to be shown on such Person’s balance sheet in accordance with GAAP, and (b) any obligation required to be disclosed in the footnotes to such Person’s financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. The amount of any Contingent Obligation described in clause (b) shall be deemed to be (i) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note supported thereby), calculated at the interest rate applicable to such Indebtedness, through (x) in the case of an interest or interest and principal guaranty, the stated maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (y) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (ii) with respect to all guarantees not covered by the preceding clause (i) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Company required to be delivered pursuant hereto. Notwithstanding anything contained herein to the contrary, guarantees of completion and of Nonrecourse Carveouts shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion or of Nonrecourse Carveouts shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (a) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the applicable Person), the amount of such guaranty shall be deemed to be 100% thereof unless and only to the extent that (i) such other Person has delivered Cash and Cash Equivalents to secure all or any part of such Person’s guaranteed obligations or (ii) such other Person holds an Investment Grade Credit Rating from either Moody’s or S&P (for avoidance of doubt, if any of the joint and several parties to a guaranty holds such a rating, such guaranty will be treated the same as if it were fully cash collateralized), and (b) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Indebtedness of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, “Contingent Obligations” shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“CPA®:15” means Corporate Properties Associates 15 Incorporated, a Maryland corporation.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Creditor Parties” means, collectively, the Administrative Agent, the Lenders, the L/C Issuer and each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons to whom the Obligations are owing.

“Debt Rating” means, as of any date of determination, the rating as determined by either S&P or Moody’s (collectively, the “Debt Ratings”) of the Company’s senior unsecured non-credit enhanced long-term Indebtedness for borrowed money.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate for Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate and any Mandatory Cost) otherwise applicable to such Loan plus 2% per annum, and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.

“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Line Loans, within three Business Days of the date required to be funded by it hereunder, unless such obligation is the subject of a good faith dispute, (b) has notified the Company, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations hereunder, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Dollar” and “$” mean lawful money of the United States.

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.

“Domestic Subsidiary” means, with respect to any Person, a Subsidiary of such Person organized under the laws of the United States of America, any State thereof or the District of Columbia.

“EBITDA” means, for any Person for any period, the Net Income (Loss) of such Person for such period taken as a single accounting period, plus (a) the sum of the following amounts of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss): (i) depreciation expense, (ii) amortization expense and other non-cash charges, (iii) interest expense, (iv) income tax expense, (v) extraordinary losses and other non-recurring charges (and other losses on asset sales not otherwise included in extraordinary losses and other non-recurring charges), and (vi) adjustments as a result of the straight lining of rents, less (b) extraordinary gains (and in the case of the Company and its consolidated Subsidiaries, other gains on asset sales not otherwise included in extraordinary gains) of such Person and its Subsidiaries determined on a consolidated basis in conformity with GAAP to the extent included in the determination of such Net Income (Loss).

“Economic Sanctions Laws” means any and all laws, judgments, orders, executive orders, decrees, ordinances, rules, regulations, statutes, case law or treaties applicable to a Loan Party, its Subsidiaries or Affiliates relating to economic sanctions and terrorism financing, including any applicable provisions of the Trading with the Enemy Act (50 U.S.C. App. §§ 5(b) and 16, as amended), the International Emergency Economic Powers Act, (50 U.S.C. §§ 1701-1706, as amended) and Executive Order 13224 (effective September 24, 2001), as amended.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).

“Eligible Ground Lease” means a ground lease that (a) has a minimum remaining term of thirty (30) years, including tenant controlled options, as of any date of determination, (b) has customary notice rights, default cure rights, bankruptcy new lease rights and other customary provisions for the benefit of a leasehold mortgagee or has equivalent protection for a leasehold permanent mortgagee by a subordination to such leasehold permanent mortgagee of the landlord’s fee interest, and (c) is otherwise acceptable for non-recourse leasehold mortgage financing under customary prudent lending requirements.

“Eligible Project” means a Project (a) which is free of all title defects, except for Permitted Defects, and material structural defects, and (b) which is free of Hazardous Materials except as would not materially affect the value of such Project.

“Embargoed Person” means any party that (i) is publicly identified on the most current list of “Specially Designated Nationals and Blocked Persons” published by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or (ii) resides, is organized or chartered, or has a place of business in a country or territory that is the subject of OFAC sanctions programs.

“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992, the Amsterdam Treaty of 1997, the Nice Treaty of 2001, and the Lisbon Treaty of 2007.

“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, soil, surface and subsurface strata, and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, agreements or governmental restrictions relating to pollution or the protection of the Environment or of human health (to the extent related to exposure to Hazardous Materials), including those relating to the manufacture, generation, handling, transport, storage, treatment, Release or threat of Release of Hazardous Materials.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the presence, generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any

Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; or (i) a failure by any Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan.

“Escrow Agreement” means that certain Escrow Agreement, dated as of the Closing Date, among the Borrowers, the Company, the Lenders, the Administrative Agent, Bank of America as Swing Line Lender and L/C Issuer and Kaye Scholer LLP, as escrow agent.

“Euro” and “EUR” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

“Eurocurrency Bid Margin” means the margin above or below the Eurocurrency Rate to be added to or subtracted from the Eurocurrency Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

“Eurocurrency Margin Bid Loan” means a Competitive Loan that bears interest at a rate based upon the Eurocurrency Rate.

“Eurocurrency Rate” means:

(a) for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or (ii) if such rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in the relevant currency for delivery on the first day of such Interest Period in Same Day Funds in the approximate amount of the Eurocurrency Rate Loan being made, continued or converted by Bank of America and with a term equivalent to such Interest Period would be offered by Bank of America’s London Branch (or other Bank of America branch or Affiliate) to major banks in the London or other offshore interbank market for such currency at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; and

(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (i) BBA LIBOR, at approximately 11:00 a.m., London time, determined two “London banking days” (as defined below) prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the date of determination in same day funds in the approximate amount of the Base Rate Loan being made or maintained and with a term equal to one month would be offered by Bank of America’s London Branch to major banks in the London interbank market at their request at the date and time of determination.

For the purposes hereof, “London banking day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

“Eurocurrency Rate Committed Loan” means a Eurocurrency Rate Loan other than a Eurocurrency Margin Bid Loan.

“Eurocurrency Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.

“Event of Default” has the meaning specified in Section 8.01.

“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Documents, (a) taxes imposed on or measured by its net income (however denominated), and franchise taxes imposed on it (in lieu of net income taxes), by a jurisdiction (or any political subdivision thereof) as a result of such recipient being organized or having its principal office in such jurisdiction or, in the case of any Lender, in having its applicable Lending Office in such jurisdiction, (b) any taxes in the nature of the branch profits tax within the meaning of Section 884 of the Code imposed by any jurisdiction in which the recipient is treated as being engaged in business (other than solely as a result of the transactions contemplated by this Agreement), (c) other than an assignee pursuant to a request by the Company under Section 11.13, any United States federal withholding tax that is imposed on amounts payable to such Person pursuant to any Laws enacted prior to the time such Person becomes a party hereto (or designates a new Lending Office), except to the extent that such Person (or its assignor, if any) was entitled, at the time of designation of a new Lending Office (or assignment), to receive additional amounts from any Loan Party with respect to such withholding tax pursuant to Section 3.01(a) or (c), (d) any withholding tax that is attributable to such Person’s failure to comply with Section 3.01(e), and (e) any United States federal withholding tax that would not have been imposed but for a failure by a Lender (or any financial institution through which any payment is made to such Lender) to comply with the procedures, certifications, information reporting, disclosure, or other related requirements of newly enacted Sections 1471-1474 of the Code and any amended or successor provisions and any regulations or official guidance thereunder that is substantively comparable.

“Existing Credit Agreement” means that certain Credit Agreement dated as of June 29, 2007 among the Company, certain Subsidiaries of the Company, Bank of America, as administrative agent, and a syndicate of lenders.

“Existing Letter of Credit” means a “Letter of Credit” issued pursuant to the terms of, and as defined in, the Existing Credit Agreement and outstanding on the Closing Date and described on Schedule 1.01(C).

“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require.

“Facility Fee” has the meaning specified in Section 2.10(a).

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by an officer of the Company acting in good faith and shall be evidenced by an Officer’s Certificate. The Fair Market Value of any readily marketable securities shall be the number of such securities multiplied by the average Market Price per share or per unit of such securities during the five consecutive trading days immediately preceding the date of determination. The “Market Price” of any security on any trading day shall mean, with respect to any security which is listed on a national securities exchange, the last sale price regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such exchange, on the principal national securities exchange on which such security is listed or admitted to trading, or, if such security is not listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, the last sale price, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, in either case as reported on the National Association of Securities Dealers Automated Quotation/National Market System, or if such security is not so designated as a national market systems security, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers or similar organization if the National Association of Securities Dealers is no longer reporting such information. With respect to operating partnership units of any REIT, such operating partnership units shall in no event have a value greater than the value of the number of shares of the REIT into which such operating partnership units are then convertible.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means the letter agreement, dated October 10, 2011, among the Company, the Administrative Agent and Bank of America, as an Arranger.

“Fixed Charges” means, with respect to any period, the sum of (a) Interest Expense for such period plus (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such period by the Company and its Subsidiaries (with appropriate adjustments for minority interests) or allocable to the Company and its Subsidiaries on account of interests in Joint Venture (but excluding balloon payments of principal due upon the stated maturity of any Indebtedness) plus (c) the aggregate of all dividends payable on the Company’s or any of its consolidated Subsidiaries’ preferred equity interests (if any).

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C

Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means the Company in its capacity as guarantor hereunder.

“Guaranty” means the Guaranty made by the Company under Article X in favor of the Creditor Parties.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances or wastes, including petroleum or petroleum distillates, natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

“Increase Effective Date” has the meaning specified in Section 2.16(d).

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

(b) the maximum amount of all direct or contingent obligations of such Person in respect of letters of credit (including standby and commercial), bankers’ acceptances and similar instruments (including bank guaranties, surety bonds, comfort letters, keep-well agreements and capital maintenance agreements) to the extent such instruments or agreements support financial, rather than performance, obligations;

(c) the aggregate net obligations, if any, of such Person under all Swap Contracts, taken as a whole; provided, that if the aggregate net amount of such obligations is less than $0, the amount of such Person’s Indebtedness under this clause (c) shall be $0;

(d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);

(e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f) all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person and all Synthetic Debt of such Person;

(g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrant, right or option to acquire such Equity Interest, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and

(h) all Guarantees of such Person in respect of any of the foregoing.

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date.

“Indemnified Taxes” means all Taxes other than Excluded Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Initial Maturity Date” means December 28, 2014.

“Interest Expense” means, for any period, an amount equal to (a) interest expense (including capitalized interest expense) of the Company and its Subsidiaries during such period, plus (b) the portion of the interest expense of Joint Ventures allocable to the Company and its Subsidiaries in accordance with GAAP on account of ownership of an interest in a Joint Venture during such period (with appropriate adjustments for minority interests) minus (c) extraordinary interest expense related to debt prepayments or defeasance of loans minus (d) amortization of deferred costs associated with new financings or refinancings of existing Indebtedness minus (e) capitalized interest expense related to Real Property under construction.

“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swing Line Loans being deemed made under the Revolving Credit Facility for purposes of this definition).

“Interest Period” means, (a) as to each Eurocurrency Rate Loan other than a Eurocurrency Margin Bid Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter, as selected by a Borrower in its Loan Notice, (b) as to each Eurocurrency Margin Bid Loan, the period commencing on the date such Eurocurrency Margin Bid Loan is disbursed and ending on the date one week, two weeks, one month, two months, three months, four months or six months thereafter, as selected by a Borrower in its Competitive Bid Request, and (c) as to each Absolute Rate Loan, a period of not less than 7 days and not more than 180 days as selected by a Borrower in its Competitive Bid Request; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;

(c) no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made; and

(d) in order to consolidate two (2) or more Eurocurrency Rate Loans, in connection with an extension of the Initial Maturity Date pursuant to Section 2.15, to facilitate an increase of the Aggregate Commitments pursuant to Section 2.16 and in such other circumstances as the Lenders may agree, the Interest Period for Eurocurrency Rate Loans may be a period shorter than one (1) month as the Lenders may agree.

For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and, in the case of a Revolving Credit Loan or Term Loan, thereafter shall be the effective date of the most recent conversion or continuation of such Loan.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person or (d) the purchase, acquisition or other investment in any real property or real property-related assets (including, without limitation, mortgage loans and other real estate-related debt investments, investments in land holdings, and costs to construct real property assets under development). For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

“Investment Grade Credit Rating” means a Debt Rating of BBB- or higher by S&P or Baa3 or higher by Moody’s.

“IP Rights” has the meaning specified in Section 5.17.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the L/C Issuer and a Borrower or in favor of the L/C Issuer and relating to such Letter of Credit.

“Joint Venture” means a partnership, limited liability company, joint venture (including a tenancy in common ownership pursuant to a written agreement providing for substantially the same rights and obligations relating to such property that would be in a joint venture agreement), or corporation which is not wholly-owned by the Company (or one of its Subsidiaries).

“Joint Venture EBITDA” means, for any period, EBITDA from a Joint Venture, calculated as revenue allocated to the Company and its Subsidiaries based on such Person’s ownership interest in such Joint Venture, minus 2% of such revenue.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Issuer” means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder; provided that for so long as any Existing Letter of Credit remains outstanding hereunder, the issuer of such Existing Letter of Credit shall continue to be the L/C Issuer with respect to such Existing Letter of Credit.

“L/C Obligations” means, at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Lease” means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Swing Line Lender.

“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Company and the Administrative Agent.

“Letter of Credit” means any standby letter of credit issued hereunder and shall include the Existing Letters of Credit. All Letters of Credit shall be issued in Dollars.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the L/C Issuer.

“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Fee” has the meaning specified in Section 2.04(h).

“Letter of Credit Sublimit” means, at any time, the lesser of (a) $50,000,000 and (b) the Revolving Credit Facility. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Leverage Ratio” as of any date means the ratio, expressed as a percentage, of Total Outstanding Indebtedness as of such date to Total Value as of such date.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan, a Competitive Loan or a Swing Line Loan.

“Loan Documents” means, collectively, (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) the Fee Letter, (e) each Issuer Document, (f) the Escrow Agreement, (g) any agreement creating or perfecting rights in cash collateral pursuant to the provisions of Section 2.17 and (h) each other agreement, instrument, and document heretofore, now or hereafter delivered in connection with this Agreement or evidencing, securing, guaranteeing, or otherwise relating to any of the Obligations or any other aspect of the transactions contemplated by this Agreement.

“Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A.

“Loan Parties” means, collectively, each Borrower and the Guarantor.

“Managed REIT” means a REIT managed or advised by the Company or a Subsidiary and listed on Schedule 1.01(A) (as updated from time to time by the Company).

“Management Contract” means a management contract or advisory agreement under which the Company or one of its Subsidiaries provides management and advisory services to a third party, consisting of management of properties or provision of advisory services on property acquisition and dispositions, equity and debt placements and related transactional matters.

“Management EBITDA” means, for any period, an amount equal to:

(a) the aggregate sum of revenues for such period earned by the Company and its Subsidiaries from providing management services under Management Contracts, including asset management revenue, performance revenue, structuring revenue, advisor’s participation in cash flow (if any), interest income or any revenue earned as stipulated in a Management Contract and booked for financial reporting purposes, together with appropriate adjustments for minority interests and excluding revenue related to reimbursed costs but including distributions received for such period related to the ownership of shares in managed funds and Managed REITs; minus

(b) Management G&A Expense for such period.

“Management G&A Expense” means, for any period, (a) Total G&A Expense during such period (net of reimbursed costs) minus (b) Property G&A Expense for such period.

“Mandatory Cost” means, with respect to any period, the percentage rate per annum determined in accordance with Schedule 1.01(B).

“Marketable Securities” means (a) short term marketable securities, issued by any entity (other than the Company or an Affiliate of the Company) organized and existing under the laws of the United States of America, with a long term unsecured indebtedness rating with Moody’s or S&P of Baa2/BBB or better, respectively, and (b) in the case of any Subsidiary other than a Domestic Subsidiary, local short term marketable securities comparable to those described in clause (a) of this definition.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or (b) the validity or enforceability of the Loan Documents or the rights or remedies of the Administrative Agent and the Lenders under the Loan Documents.

“Material Indebtedness” means Indebtedness (other than the Loans, Letters of Credit and Nonrecourse Indebtedness) or obligations in respect of one or more Swap Contracts, of any one or more of the Company and its Subsidiaries in an aggregate principal amount exceeding

$25,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Company or any Subsidiary in respect of any Swap Contract at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Company or such Subsidiary would be required to pay if such Swap Contract were terminated at such time.

“Material Subsidiary” means, at any date of determination, each Subsidiary or group of Subsidiaries of the Company (a) whose contribution to Total Value at the last day of the most recent fiscal period for which a Compliance Certificate was delivered pursuant to Section 6.02(a) was equal to or greater than 5% of Total Value at such date (it being understood that such calculations shall be determined in the aggregate for all Subsidiaries of the Company subject to any of the events specified in clause (f) and (g) of Section 8.01).

“Maturity Date” means the later of (a) the Initial Maturity Date and (b) if the Initial Maturity Date is extended pursuant to Section 2.15, such extended maturity date as determined pursuant to such Section; provided, however, that, in each case, if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“MLPF&S” means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors.

“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Asset Value” means the value of a security determined on a net asset value basis by an officer of the Company in good faith and evidenced by an Officer’s Certificate, which determination shall be based on an appraisal of an independent third-party appraiser regularly engaged in the valuation of securities of the same type as the securities being valued.

“Net Income (Loss)” means, for any Person for any period, the aggregate of net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in conformity with GAAP.

“Net Offering Proceeds” means all cash or other assets received by the Company as a result of the sale of common shares, preferred shares, partnership interests, limited liability company interests, convertible securities or other ownership or equity interests in the Company, less customary costs and discounts of issuance paid by the Company.

“Net Operating Income” means, with respect to any Property at any time, an amount equal to (a) the aggregate gross revenues from the operation of such Property from tenants in occupancy and paying rent during the then most recently ended fiscal quarter of the Company for which financial statements have been provided to the Administrative Agent and the Lenders, minus (b) the sum of (i) all expenses and other proper charges incurred by the Company during such fiscal quarter in connection with the operation of such Property (including accruals for real estate taxes and insurance, but excluding debt service charges, income taxes, depreciation, amortization and other non-cash expenses), which expenses and accruals shall be calculated in accordance with GAAP and (ii) a management, advisory or similar fee in an amount equal to the greater of (x) three percent (3.00%) of the rent payable in respect of such Property during such fiscal quarter and (y) actual management, advisory or similar fees paid in cash during such fiscal quarter. Notwithstanding the foregoing, the Net Operating Income with respect to any Property that has not at the time of determination been owned by one or more Subsidiaries of the Company (or by any Joint Venture in which the Company, directly or indirectly, owns an interest) for an entire fiscal quarter shall be deemed to be the Projected Property NOI of such Property.

“New Lender Joinder Agreement” has the meaning specified in Section 2.16(c).

“New Term Facility” has the meaning specified in Section 2.16(a).

“Nonrecourse Carveouts” means the personal liability of an obligor under Indebtedness for fraud, misrepresentation, misapplication or misappropriation of cash, waste, environmental liability, bankruptcy filing or any other circumstances customarily excluded from non-recourse provisions and non-recourse financing of real estate.

“Nonrecourse Indebtedness” of any Person means all Indebtedness of such Person with respect to which recourse for payment is limited to specific assets encumbered by a Lien securing such Indebtedness (other than Nonrecourse Carveouts); provided, that if in connection therewith a personal recourse claim is established by judgment decree or award by any court of competent jurisdiction or arbitrator of competent jurisdiction and execution or enforcement thereof shall not be effectively stayed for 30 consecutive days and such Indebtedness shall not be paid or otherwise satisfied within such 30 day period, then such Indebtedness in an amount equal to the personal recourse claim established by judgment or award shall not constitute Nonrecourse Indebtedness for purposes of this Agreement.

“Note” means a Term Note, a Revolving Credit Note or a Competitive Loan Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means, collectively, all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“OFAC” has the meaning specified in the definition of “Embargoed Person.”

“Officer’s Certificate” means a certificate signed by a Responsible Officer of the Company or by such other officer as may be specified herein, and delivered to the Administrative Agent hereunder.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Original Credit Agreement” has the meaning specified in the preliminary statements hereto.

“Other Taxes” means any and all present or future stamp, court, documentary, intangible, recording, filing, or any other excise, property or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Outstanding Amount” means (a) with respect to Revolving Credit Loans on any date, the Dollar Equivalent of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans occurring on such date; (b) with respect to Term Loans and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans and Swing Line Loans, as the case may be, occurring on such date; and (c) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable offshore interbank market for such currency to major banks in such interbank market.

“Participant” has the meaning specified in Section 11.06(d).

“Participating Member State” means each state so described in any EMU Legislation.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Defects” means:

(a) Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 6.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

(c) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;

(d) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(e) Liens consisting of an agreement to Dispose of any property in a Disposition permitted by Section 7.05; provided that such Liens encumber only the applicable assets pending consummation of the Disposition;

(f) (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (B) secure any Indebtedness and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any of the Company or its Subsidiaries); and

(g) Liens with respect to Capitalized Leases of equipment entered into in the ordinary course of business of the Loan Parties.

“Permitted Encumbrances” means:

(a) Liens imposed by law for taxes, assessments, governmental charges or levies that are not yet due or are being contested in compliance with Section 6.04;

(b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 6.04;

(c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations or to secure the performance of bids, purchases, contracts (other than for the payment of borrowed money) and surety, appeal and performance bonds;

(d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e) easements, zoning restrictions, rights of way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Company or any Subsidiary;

(f) statutory and common law landlord Liens;

(g) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);

(h) Liens consisting of an agreement to Dispose of any property in a Disposition permitted by Section 7.05; provided that such Liens encumber only the applicable assets pending consummation of the Disposition;

(i) (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business which do not (A) interfere in any material respect with the business of the Company and its Subsidiaries, taken as a whole, or (B) secure any Indebtedness, and (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any of the Company or its Subsidiaries;

(j) (i) statutory and common law rights of set-off and other similar rights and remedies as to deposits of cash, securities, commodities and other funds in favor of banks, other depositary institutions, securities or commodities intermediaries or brokerages and (ii) Liens of a collecting bank arising in the ordinary course of business under Section 4-208 of the UCC in effect in the relevant jurisdiction and covering only the items being collected upon; and

(k) Liens arising from precautionary UCC financing statements or similar filings made in respect of operating leases entered into by the Company or any of its Domestic Subsidiaries;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained by any Loan Party or any ERISA Affiliate to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 6.02.

“Project” means any office, industrial/manufacturing facility, educational facility, retail facility, distribution/warehouse facility, assembly or production facility, hotel, day care center, storage facility, health care/hospital facility, restaurant, radio or TV station, broadcasting/communication facility (including any transmission facility), any combination of any of the foregoing, or any land to be developed into any one or more of the foregoing pursuant to a written agreement with respect to such land for a transaction involving a Lease (or franchise agreement, in the case of a hotel), in each case owned, directly or indirectly, by any of the Consolidated Businesses.

“Projected Property NOI” means, with respect to any Property that has not at the time of determination been owned by one or more Subsidiaries of the Company for an entire fiscal quarter, the projected, pro forma Net Operating Income for such Property (or by any Joint Venture in which the Company, directly or indirectly, owns an interest) for such fiscal quarter as mutually agreed by the Company and the Administrative Agent based on (i) if available, historical financial statements for such Property under prior ownership for the full fiscal quarter ended immediately prior to the date of determination or (ii) if such historical financial statements are not available, the projected aggregate gross revenues from the operation of such Property from tenants in occupancy and paying rent for the fiscal quarter during which such determination is made (calculated on a pro forma basis based on the assumption that such tenants were in occupancy and paying rent from and after the first day of such fiscal quarter through and including the last day thereof).

“Property” means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any of the Consolidated Businesses or any Joint Venture in which the Company, directly or indirectly, owns an interest.

“Property EBITDA” means, for any period, an amount equal to:

(a) Adjusted Total EBITDA for such period; minus

(b) Adjusted Management EBITDA for such period; minus

(c) distributions in cash received by the Company and its Subsidiaries in respect of equity in managed funds and Managed REITs for such period.

“Property G&A Expense” means, for any period, 8% of the total lease revenues of the Company and its Subsidiaries for such period, as set forth on the Company’s consolidated financial statements for such period.

“Public Lender” has the meaning specified in Section 6.02.

“Real Property” means any present and future right, title and interest (including, without limitation, any leasehold estate) in (a) any plots, pieces or parcels of land, (b) any buildings, fixtures, structures, parking areas and related facilities and amenities (including all sitework, utilities, infrastructure, paving, striping, signage, curb and gutter, landscaping and other improvements whether existing now or hereafter constructed), together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (i) any such items owned by utility service providers, (ii) any such items owned by tenants or other third parties unaffiliated with the Company and (iii) any items of personal property (the rights and interests described in clauses (a) and (b) above being the “Premises”), (c) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, air rights and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, (d) all hereditaments, gas, oil, minerals (with the right to extract, sever and remove such gas, oil and minerals), and easements, of every nature whatsoever, located in, on or benefiting the Premises and (e) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clauses (c) and (d) above.

“Register” has the meaning specified in Section 11.06(c).

“REIT” means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856 et seq. of the Code.

“REIT Election Effective Date” means the date upon which the election by the Company to qualify as a REIT is effective.

“REIT Status” means, with respect to any Person, (a) the qualification of such Person as a REIT and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, discharge, deposit, disposal, leaking, pumping, pouring, dumping, emptying, injection or leaching into the Environment, or into, from or through any building, structure or facility.

“Removal” has the meaning specified in Section 2.19.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Loan Notice, (b) with respect to a

Competitive Loan, a Competitive Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Required Term Lenders” means, as of any date of determination, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Term Lenders.

“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer or controller of a Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (i) any dividend or other distribution on any equity securities of the Company (except dividends payable solely in equity securities of the Company or in rights to subscribe for or purchase equity securities of the Company) and (ii) payments in excess of $10,000,000 ($50,000,000 if both (x) the REIT Election Effective Date and (y) the consummation of the Acquisition have occurred) per year on account of the purchase, redemption, retirement or acquisition of (a) any equity securities of the Company or (b) any option, warrant or other right to acquire equity securities of the Company.

“Revaluation Date” means, with respect to any Revolving Credit Loan, each of the following: (a) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (b) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (c) such additional dates as the Administrative Agent shall determine or the Required Revolving Lenders shall require.

“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time.

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit D-2.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and any successor thereto.

“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“SEC Reports” has the meaning specified in Section 5.19.

“Secured Indebtedness” means any Indebtedness secured by a Lien (excluding Indebtedness hereunder).

“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay such debts and liabilities as they mature, (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute an unreasonably small capital, and (e) such Person is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Solvency Certificate” means a Solvency Certificate of the chief financial officer of the Company substantially in the form of Exhibit I.

“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.

“Sterling” and “£” mean the lawful currency of the United Kingdom.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.05.

“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.05(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.

“Swing Line Sublimit” means the lesser of (a) $35,000,000 and (b) the Revolving Credit Facility. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Synthetic Debt” means, with respect to any Person as of any date of determination thereof, all obligations of such Person in respect of transactions entered into by such Person that are intended to function primarily as a borrowing of funds (including any minority interest transactions that function primarily as a borrowing) but are not otherwise included in the definition of “Indebtedness” or as a liability on the consolidated balance sheet of such Person and its Subsidiaries in accordance with GAAP.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as indebtedness of such Person (without regard to accounting treatment).

“TARGET Day” means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) payment system (or, if such payment system ceases to be operative, such other payment system (if any) determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a).

“Term Commitment” means, as to each Term Lender, its obligation to make Term Loans to the Borrowers pursuant to Section 2.01(a) in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Term Commitment” or opposite such caption in the Assignment and Assumption pursuant to which such Term Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Term Facility” means (a) at any time during the Availability Period in respect of such Facility, the aggregate amount of the Term Commitments at such time and (b) thereafter, the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time.

“Term Lender” means (a) at any time on or prior to the Term Loan Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Term Loan Closing Date, any Lender that holds Term Loans at such time.

“Term Loan” means an advance made by any Term Lender under the Term Facility.

“Term Loan Closing Date” means the first date all the conditions precedent in Sections 4.01, 4.02 and 4.03 are satisfied or waived in accordance with Section 11.01.

“Term Loan Effective Date” means the date on which this Agreement becomes effective in accordance with Section 4.01.

“Term Loan Premium” means, with respect to any prepayment of the Term Facility, an amount equal to 1% of the principal amount of such prepayment.

“Term Note” means a promissory note made by the Borrowers in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit D-1.

“Total G&A Expense” means, for any period, the total general and administrative expenses of the Company and its Subsidiaries for such period, as determined in accordance with GAAP.

“Total Outstanding Indebtedness” means, as of any date, the sum, without duplication, of (a) the amount of Indebtedness (secured and unsecured and recourse or non-recourse) of the Company and its Subsidiaries, including, without limitation, mortgage loans, outstanding balances on lines of credit and notes payable, in each case, as set forth in the then most recent quarterly financial statements referred to in Section 5.1, prepared in accordance with GAAP plus (b) the outstanding amount of Indebtedness of Joint Ventures allocable in accordance with GAAP on account of ownership of interests in Joint Ventures to the Company and its

Subsidiaries as of the time of determination (with appropriate adjustments for minority interests) plus (c) the Contingent Obligations of the Company and its Subsidiaries and, to the extent allocable to the Company and its Subsidiaries in accordance with GAAP on account of ownership of interests in Joint Ventures, of the Joint Ventures (with appropriate adjustments for minority interests).

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans, Competitive Loans and L/C Obligations.

“Total Secured Outstanding Indebtedness” means, as of any date, the portion of Total Outstanding Indebtedness that is Secured Indebtedness.

“Total Term Loan Outstandings” means the aggregate Outstanding Amount of all Term Loans.

“Total Unsecured Outstanding Indebtedness” means, as of any date, the portion of Total Outstanding Indebtedness that is not Secured Indebtedness.

“Total Value” means, as of any date, the sum, without duplication, of:

(a) unrestricted Cash and Cash Equivalents which would be included on the Consolidated Businesses’ consolidated balance sheet as of such date; plus

(b) Fair Market Value of Marketable Securities; plus

(c) in respect of Projects owned or ground-leased by the Company and its Subsidiaries for at least four (4) fiscal quarters, the Adjusted Property EBITDA for such Projects as of the first day of the fiscal quarter in which such date occurs for the previous four consecutive fiscal quarters divided by the Capitalization Rate; plus

(d) the investment (at cost without depreciation) in Projects owned or ground-leased by the Company or its Subsidiaries for fewer than four fiscal quarters (with appropriate adjustments for minority interests); plus

(e) the investment in Joint Ventures, valued according to the methodologies under clauses (c) or (d) above which is allocable to the Company or its Subsidiaries based on their ownership interests in the related Joint Ventures in accordance with GAAP; provided that the amount under this clause (e) shall be limited to 30% of Total Value, increasing to 45% upon the acquisition of a Managed REIT; plus

(f) investments in notes secured by mortgages on the Real Property of any Person at cost, less an amount equal to accrued amortization payments in respect thereof; provided that the amount under this clause (f) shall be limited to 10% of Total Value; plus

(g) the product of seven (7) multiplied by the lesser of (i) the Adjusted Management EBITDA for the previous four fiscal quarters or (ii) the product of two (2) multiplied by the Adjusted Management EBITDA for the previous two fiscal quarters; provided that the amount under this clause (g) shall be limited to 25% of Total Value; plus

(h) the book value of all loans made by the Company or its Subsidiaries to Managed REITs; provided that the amount under this clause (h) shall be limited to 10% of Total Value; plus

(i) the Net Asset Value of all investments in the securities of Managed REITs reported under the treatment of equity investments as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 6.01; provided that the amount under this clause (i) shall be limited to 30% of Total Value; plus

(j) investments in Real Property under construction which is proceeding to completion in the ordinary course (valued at the aggregate costs incurred and paid to date); provided that the amount under this clause (j) shall be limited to 10% of Total Value; plus

(k) investments (at the lower of cost or market value) in Real Property consisting of undeveloped land; provided that the amount under this clause (k) shall be limited to 5% of Total Value.

Notwithstanding the foregoing and solely for the purposes of this definition:

(A) the sum of the aggregate investments by the Company and its consolidated Subsidiaries pursuant to clauses (f), (g), (h) and (i) above shall not exceed 50% of Total Value; and

(B) the aggregate investments by the Company and its consolidated Subsidiaries in Properties which are not office, self-storage or industrial/manufacturing, retail, or distribution/warehouse in nature shall not exceed 10% of Total Value.

“Type” means, (a) with respect to a Competitive Loan, its character as an Absolute Rate Loan or a Eurocurrency Margin Bid Loan and (b) with respect to any other Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

“UCP 600” means the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (2007 Revision).

“Unencumbered Eligible Project” means an Eligible Project (a) which is located in the United States, Canada, United Kingdom, Germany, Spain or France (properties located outside the United States and Canada shall not exceed 25% of Unencumbered Eligible Projects, increasing to 35% of Unencumbered Eligible Projects upon the acquisition of a Managed REIT), (b) with respect to which either (i) one or more of the Loan Parties has an ownership interest of 100% or a ground leasehold interest under an Eligible Ground Lease, or (ii)(A) one or more of the Loan Parties has an ownership interest (whether directly or through an interest in a Joint Venture) of more than 25%, (B) one or more Managed REITs has all of the remaining ownership interests (whether directly or through an interest in a Joint Venture) not owned by the Company and (C) the Company (whether directly or through a Subsidiary or a Joint Venture Controlled by the Company) controls the management of such Project, and (c) which is not subject (nor are any equity interests therein owned by the Company and Subsidiaries thereof subject) to any Liens or preferred equity interests, except for Permitted Encumbrances and buy sell rights with respect to Joint Ventures on customary terms and conditions. As used in this definition only, the term “control” shall mean the authority, with sole discretion, to make major management decisions with respect to the applicable Project, including with respect to sale, financing, refinancing, capital improvements, leasing and the grant of Liens on such Project and to manage the day to day operations of such Project.

“Unencumbered Management EBITDA” means, for any period, Management EBITDA for such period generated by Persons whose assets and equity interests are not subject to any Lien other than Permitted Encumbrances and buy sell rights with respect to Joint Ventures on customary terms and conditions.

“Unencumbered Property NOI” means the aggregate Net Operating Income from the Unencumbered Eligible Projects. Unencumbered Property NOI from Joint Ventures with Managed REITs will be calculated as the Net Operating Income allocated to the Company and its Subsidiaries based on their ownership interest in such Joint Venture.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.04(c)(i).

“Unused Fee” has the meaning specified in Section 2.10(a).

“Wholly-Owned REIT Subsidiary” means any REIT in which the Company owns, directly or indirectly, 100% of the voting equity thereof.

“Yen” and “¥” mean the lawful currency of Japan.

1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

(b) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

1.03 Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Consolidated Businesses shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b) Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c) Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB Interpretation No. 46 – Consolidation of Variable Interest Entities: an interpretation of ARB No. 51 (January 2003) as if such variable interest entity were a Subsidiary as defined herein.

(d) Pro Forma Calculation. With respect to any reference herein to determining Availability or compliance with Section 7.11 on a pro forma basis after giving effect to a transaction or other event, such determination or compliance shall be calculated as though such transaction or other event had been consummated or made as of the first day of the four fiscal quarter period most recently ended for which financial information pursuant to Section 6.01(a) or (b) has been delivered to the Administrative Agent and the Lenders, and on the basis of such financial information.

1.04 Rounding. Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.06 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.07 Exchange Rates; Currency Equivalents. (a) The Administrative Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalents of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Administrative Agent.

(b) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Eurocurrency Rate Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.

1.08 Change of Currency. (a) Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro, and the Administrative Agent shall provide three (3) Business Days prior notice to the Company and the Lenders of any such changes of construction prior to application thereof to any provision of this Agreement.

(c) Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

2.01 The Loans. (a) The Term Borrowing. Subject to the terms and conditions set forth herein, each Term Lender severally agrees to make a single loan to the Borrowers in Dollars during the Availability Period for the Term Facility, in an aggregate amount not to exceed such Term Lender’s Term Commitment. The Term Borrowing shall consist of Term Loans made simultaneously by the Term Lenders in accordance with their respective Applicable Percentages of the Term Facility. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the Availability Period for the Revolving Credit

Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the lesser of (x) the Borrowing Base Amount at such time minus the Total Term Loan Outstandings (if any) at such time and (y) the Revolving Credit Facility at such time, (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment and (iii) the aggregate Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.06, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.

2.02 Borrowings, Conversions and Continuations of Loans. (a) The Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Committed Loans shall be made upon irrevocable notice to the Administrative Agent by the Company on behalf of a Borrower, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans denominated in Dollars or of any conversion of Eurocurrency Rate Committed Loans denominated in Dollars to Base Rate Loans, (ii) four Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Committed Loans denominated in Alternative Currencies, and (iii) one Business Day prior to the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Company on behalf of a Borrower pursuant to this Section 2.02(a) must be confirmed promptly by delivery to the Administrative Agent of a written Loan Notice, appropriately completed and signed by a Responsible Officer of the Company on behalf of the applicable Borrower. Each Borrowing of, conversion to or continuation of Eurocurrency Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.04(c) and 2.05(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice (whether telephonic or written) shall specify (i) whether the applicable Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurocurrency Rate Committed Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (v) if applicable, the duration of the Interest Period with respect thereto and (vi) the currency of the Loans to be borrowed. If the Company fails to specify a currency in a Loan Notice requesting a Revolving Credit Borrowing, then the Loan so requested shall be made in Dollars. If the Company fails to specify a Type of Loan in a Loan Notice or if the Company fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to,

Base Rate Loans; provided, however, that in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Committed Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Committed Loans. If the Company on behalf of a Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Committed Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency. Notwithstanding anything to the contrary herein, a Swing Line Loan may not be converted to a Eurocurrency Rate Loan.

(b) Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the Company, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in the case described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.03 (and, if such Borrowing is the initial Credit Extension, Section 4.01, and if such Borrowing is the initial Term Borrowing, Section 4.02), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by such Borrower; provided, however, that if, on the date a Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by the Company on behalf of a Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the applicable Borrower as provided above.

(c) Except as otherwise provided herein, a Eurocurrency Rate Committed Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Committed Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Committed Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Revolving Lenders may demand that any or all of the then outstanding Eurocurrency Rate Committed Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.

(d) The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrowers and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

(e) After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than five Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than ten Interest Periods in effect in respect of the Revolving Credit Facility.

2.03 Competitive Loans. (a) General. Subject to the terms and conditions set forth herein, each Lender agrees that the Company on behalf of a Borrower may from time to time request the Lenders to submit offers to make loans in Dollars (each such loan, a “Competitive Loan”) to such Borrower prior to the Maturity Date pursuant to this Section 2.03; provided, however, that (i) Moody’s or S&P has established an Investment Grade Credit Rating which is in effect, and (ii) after giving effect to any Competitive Borrowing, (x) the Total Revolving Credit Outstandings shall not exceed the lesser of (1) the Borrowing Base Amount at such time minus the Total Term Loan Outstandings (if any) at such time and (2) the Revolving Credit Facility, and (y) the aggregate Outstanding Amount of all Competitive Loans shall not exceed the Competitive Loan Sublimit. There shall not be more than five different Interest Periods in effect with respect to Competitive Loans at any time.

(b) Requesting Competitive Bids. The Company on behalf of a Borrower may request the submission of Competitive Bids by delivering a Competitive Bid Request to the Administrative Agent not later than 11:00 a.m. (i) one Business Day prior to the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans or (ii) four Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurocurrency Margin Bid Loans. Each Competitive Bid Request shall specify (i) the requested date of the Competitive Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Competitive Loans requested (which must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Competitive Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer of the Company. No Competitive Bid Request shall contain a request for Competitive Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole discretion, the Company may not submit a Competitive Bid Request if it has submitted another Competitive Bid Request within the prior five Business Days.

(c) Submitting Competitive Bids.

(i) The Administrative Agent shall promptly notify each Lender of each Competitive Bid Request received by it from the Company and the contents of such Competitive Bid Request.

(ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Competitive Loans in response to such Competitive Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m. (A) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurocurrency Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Competitive Bid Request must be submitted to the Administrative Agent not later than 10:15 a.m. on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Competitive Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Competitive Borrowing; (B) the principal amount of each Competitive Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Revolving Credit Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Competitive Loans for which Competitive Bids were requested; (C) if the proposed Competitive Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Competitive Borrowing is to consist of Eurocurrency Margin Bid Loans, the Eurocurrency Bid Margin with respect to each such Eurocurrency Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

(iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Competitive Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender’s Competitive Bid.

(iv) Subject only to the provisions of Sections 3.02, 3.03 and 4.03 and clause (iii) above, each Competitive Bid shall be irrevocable.

(d) Notice to Company of Competitive Bids. Not later than 11:00 a.m. (i) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans or (ii) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurocurrency Margin Bid Loans, the Administrative Agent shall notify the Company of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

(e) Acceptance of Competitive Bids. Not later than 11:30 a.m. (i) on the requested date of any Competitive Borrowing that is to consist of Absolute Rate Loans and

(ii) three Business Days prior to the requested date of any Competitive Borrowing that is to consist of Eurocurrency Margin Bid Loans, the Company on behalf of the applicable Borrower shall notify the Administrative Agent of its acceptance or rejection of the Competitive Bids notified to it pursuant to Section 2.03(d). The Company shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Company may accept any Competitive Bid in whole or in part; provided that:

(i) the aggregate principal amount of each Competitive Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Request;

(ii) the principal amount of each Competitive Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

(iii) the acceptance of Competitive Bids may be made only on the basis of ascending Absolute Rates or Eurocurrency Bid Margins within each Interest Period; and

(iv) the Company may not accept any Competitive Bid that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

(f) Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Eurocurrency Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Eurocurrency Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Competitive Borrowing to exceed the amount specified therefor in the related Competitive Bid Request, then, unless otherwise agreed by the Company, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, with such accepted amounts being rounded to the nearest whole multiple of $1,000,000.

(g) Notice to Lenders of Acceptance or Rejection of Competitive Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its Competitive Bid has been accepted and, if its Competitive Bid has been accepted, of the amount of the Competitive Loan or Competitive Loans to be made by it on the date of the applicable Competitive Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Company by the applicable time specified in Section 2.03(e) shall be deemed rejected.

(h) Notice of Eurocurrency Rate. If any Competitive Borrowing is to consist of Eurocurrency Margin Bid Loans, the Administrative Agent shall determine the Eurocurrency Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Company and the Lenders that will be participating in such Competitive Borrowing of such Eurocurrency Rate.

(i) Funding of Competitive Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Company shall make the amount of its Competitive Loan(s) available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the date of the requested Competitive Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.03, the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent.

(j) Notice of Range of Competitive Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of Competitive Bids submitted (without the bidder’s name) and accepted for each Competitive Loan and the aggregate amount of each Competitive Borrowing.

2.04 Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars at the request of the Company on behalf of a Borrower for the account of such Borrower, and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.04(b), and (2) to honor compliant drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of a Borrower and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the lesser of (1) the Borrowing Base Amount at such time minus the Total Term Loan Outstandings (if any) at such time and (2) the Revolving Credit Facility at such time, (y) the aggregate Outstanding Amount of the Revolving Credit Loans of any Revolving Credit Lender, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations, plus such Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by the Company on behalf of a Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.

(i) The L/C Issuer shall not issue any Letter of Credit if, subject to Section 2.04(b)(iii) the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Administrative Agent and the L/C Issuer have approved such expiry date; provided that in no event will any Letter of Credit have an expiry date that is later than the first anniversary of the Maturity Date.

(ii) The L/C Issuer shall not be under any obligation to issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing that Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or that Letter of Credit in particular or shall impose upon the L/C Issuer with respect to that Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) the issuance of that Letter of Credit would violate one or more policies of the L/C Issuer applicable to letters of credit generally;

(C) except as otherwise agreed by the Administrative Agent and the L/C Issuer, that Letter of Credit is in an initial stated amount less than $500,000;

(D) that Letter of Credit is to be denominated in a currency other than Dollars;

(E) any Lender is at that time a Defaulting Lender, unless the L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the L/C Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from that Letter of Credit and all other L/C Obligations as to which the L/C Issuer has actual or potential Fronting Exposure with respect to such Defaulting Lender, as it may elect in its sole discretion.

(iii) The L/C Issuer shall not amend any Letter of Credit if the L/C Issuer would not be permitted at such time to issue that Letter of Credit in its amended form under the terms hereof.

(iv) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue that Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of that Letter of Credit does not accept the proposed amendment to that Letter of Credit.

(v) The L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included the L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuer.

(b) Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit. (i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company on behalf of a Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company. Such Letter of Credit Application must be received by the L/C Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the L/C Issuer may require. Additionally, the Company on behalf of the applicable Borrower shall furnish to the L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the L/C Issuer or the Administrative Agent may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company on behalf of a Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.

(iii) If the Company so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrowers shall not be required to make a specific request to the L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such extension if (A) the L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.04(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or any Borrower that one or more of the applicable conditions specified in Section 4.03 is not then satisfied, and in each such case directing the L/C Issuer not to permit such extension.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(v) If the expiry date of any Letter of Credit would occur after the Maturity Date, the Borrowers hereby agrees that it will at least seven days prior to the Maturity Date (or, in the case of a Letter of Credit issued or extended on or after seven days prior to the Maturity Date, on the date of such issuance or extension, as applicable) Cash Collateralize such Letter of Credit.

(c) Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the L/C Issuer shall notify the Borrowers and the Administrative Agent thereof. Not later than 11:00 a.m. on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing. If the Borrowers fail to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Revolving Credit Commitments and the conditions set forth in Section 4.03 (other than the delivery of a Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) Each Revolving Credit Lender shall upon any notice pursuant to Section 2.04(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral for this purpose) for the account of the L/C Issuer at the Administrative Agent’s Office in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.03 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.04.

(iv) Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of the L/C Issuer.

(v) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.03 (other than delivery by the Company on behalf of a Borrower of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), then, without limiting the other provisions of this Agreement, the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be as of the date of such Borrowing or L/C Advance. A certificate of the L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.04(c)(vi) shall be conclusive absent manifest error.

(d) Repayment of Participations. (i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance or proceeds of such Revolving Credit Lender’s Revolving Credit Loan in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from a Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Administrative Agent.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) and paid to the Revolving Credit Lenders entitled thereto is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of the L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Overnight Rate from time to time in effect; provided that, any demand made by the Administrative Agent after 2:00 p.m. on any Business Day shall be deemed received by the Lenders on the immediately following Business Day. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Obligations Absolute. Each Borrower’s obligation to reimburse the L/C Issuer for drawings under each Letter of Credit and to repay each L/C Borrowing and each Revolving Credit Loan made pursuant to Section 2.04(c) shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;

(ii) the existence of any claim, counterclaim, setoff, defense or other right that any Borrower, the Company or any Subsidiary thereof may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any of its Subsidiaries.

Each Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with any Borrower’s instructions or other irregularity, the Borrowers will immediately notify the L/C Issuer. Each Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f) Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuer, the Administrative Agent, any Lender, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuer, the Administrative Agent, any Lender, any of their respective Related Parties nor any correspondent, participant or assignee of the L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, any Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrowers which the Borrowers prove were caused by the L/C Issuer’s willful misconduct or gross negligence or the L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit (other than as a result of an order of a court of competent jurisdiction). In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g) Applicability of ISP and UCP 600. Unless otherwise expressly agreed by the L/C Issuer and the applicable Borrower when a Letter of Credit is issued, the rules of the ISP or UCP 600 shall apply to such Letter of Credit.

(h) Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the daily amount available to be drawn under such Letter of Credit; provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the L/C Issuer pursuant to this Section 2.04 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Revolving Credit Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the

Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.

(i) Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrowers shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate per annum equal to 0.125%, computed on the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.06. In addition, the Borrowers shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(j) Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(k) Letters of Credit Issued for the Company and its Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of the Company or a Subsidiary thereof, the Borrowers shall be obligated to reimburse the L/C Issuer hereunder for any and all drawings under such Letter of Credit. Each of the Borrowers hereby acknowledges that the issuance of such Letters of Credit inures to the benefit of the Borrowers, and that the Borrowers’ businesses derive substantial benefits from the businesses of the Company and such Subsidiaries.

2.05 Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.05, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Revolving Credit Percentage of the Outstanding Amount of Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Revolving Credit Outstandings shall not exceed the lesser of (x) the Borrowing Base Amount at such time minus the Total Term Loan Outstandings (if any) at such time and (y) the Revolving Credit Facility at such time, and (ii) the aggregate Outstanding

Amount of the Revolving Credit Loans of any Revolving Credit Lender at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time shall not exceed such Lender’s Revolving Credit Commitment, and provided further that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.05, prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.

(b) Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice on behalf of a Borrower, to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Company. Promptly after receipt by the Swing Line Lender of any Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the applicable Borrower at its office by crediting the account of the applicable Borrower on the books of the Swing Line Lender in Same Day Funds or, if specified in the Swing Line Notice delivered to the Swing Line Lender, by transfer of Same Day Funds to a bank specified by the applicable Borrower, for credit to an account at such bank specified by the applicable Borrower, in such Swing Line Notice.

(c) Refinancing of Swing Line Loans. (i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of a Borrower (each Borrower hereby irrevocably authorizing the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.03. The Swing Line Lender shall furnish the Company on behalf of the applicable Borrower with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Loan Notice (or on the immediately following Business Day if such notice is received by the Lenders after 11:00 a.m. on the specified funding date), whereupon, subject to Section 2.05(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii) If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.05(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05(c)(i) shall be deemed payment in respect of such participation.

(iii) If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be, as of the date of such Borrowing or the required date of funding of such participations. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.03. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

(d) Repayment of Participations. (i) At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan or made a Revolving Credit Loan pursuant to Section 2.05(c), if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by the Swing Line Lender.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan and paid to the Revolving Credit Lenders is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(e) Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.05 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.

(f) Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.06 Prepayments. (a) Optional. (i) The Borrowers may, upon notice from the Company to the Administrative Agent, at any time or from time to time voluntarily prepay Term Loans and Revolving Credit Loans in whole or in part without premium or penalty, except as set forth in the next to last sentence of this Section 2.06(a)(i); provided that (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans (whether denominated in Dollars or Alternative Currencies) shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Any prepayment of the Term Facility made on or prior to the first anniversary of the Term Loan Closing Date shall also be accompanied by the Term Loan Premium. Each prepayment shall be promptly paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.

(ii) No Competitive Loan may be prepaid without the prior consent of the applicable Competitive Loan Lender.

(iii) The Borrowers may, upon notice from the Company to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b) Mandatory. (i) If at any time for any reason, or if the Administrative Agent notifies the Company at any time that, the sum of the Total Outstandings exceeds the lesser of (A) the Borrowing Base Amount at such time and (B) the Aggregate Commitments at such time, the Borrowers shall immediately prepay Loans (including Swing Line Loans and L/C Borrowings) and/or Cash Collateralize the L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess; provided, however, that, the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.06(b) unless after the prepayment in full of the Revolving Credit Loans the Total Revolving Credit Outstandings exceed the Revolving Credit Facility then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.

(ii) If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Revolving Credit Loans denominated in Alternative Currencies at such time exceeds 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect.

(iii) Each prepayment of Loans pursuant to the foregoing provisions of this Section 2.06(b) shall be applied, first, to the Revolving Credit Facility in the manner set forth in clause (iv) of this Section 2.06(b) and, second, to the Term Facility.

(iv) Prepayments of the Revolving Credit Facility made pursuant to this Section 2.06(b), first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, and, third, shall be used to Cash Collateralize the remaining L/C Obligations. Upon a drawing under any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Loan Party) to reimburse the L/C Issuer or the Revolving Credit Lenders, as applicable.

2.07 Termination or Reduction of Commitments. (a) Optional. During the Availability Period in respect of the applicable Facility, the Borrowers may, upon notice by the Company to the Administrative Agent, terminate the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit or the Term Facility, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit, the Swing Line Sublimit or, prior to the date that Term Loans are drawn, any portion of the aggregate Term Commitments; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. five Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility (as so reduced), (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit, and (iv) the Borrowers may not reduce the Aggregate Commitments to an amount less than $50,000,000 unless all of the Commitments are terminated.

(b) Mandatory. (i) The aggregate Term Commitments shall be automatically and permanently reduced to zero on the last day of the Availability Period for the Term Facility.

(ii) If, after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.07, the Competitive Loan Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility at such time, the Competitive Loan Sublimit, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.

(c) Application of Commitment Reductions; Payment of Fees. (i) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the

Letter of Credit Sublimit, the Swing Line Sublimit, the Alternative Currency Sublimit or the Revolving Credit Facility under this Section 2.07. Upon any reduction of the Revolving Credit Facility, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.

(ii) The Administrative Agent will promptly notify the Lenders of any termination or reduction of the unused portion of the aggregate Term Commitments under this Section 2.07. Upon any reduction of the unused portion of the aggregate Term Commitments, the Term Commitment of each Term Lender shall be reduced by such Lender’s ratable portion of such reduction amount. All fees in respect of the Term Facility accrued until the effective date of any termination of the Term Facility shall be paid on the effective date of such termination.

2.08 Repayment of Loans. (a) Term Loans. The Borrowers shall repay to the Term Lenders on the Maturity Date the aggregate principal amount of all Term Loans outstanding on such date.

(b) Revolving Credit Loans. The Borrowers shall repay to the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of all Revolving Credit Loans outstanding on such date.

(c) Competitive Loans. The Borrowers shall repay each Competitive Loan on the last day of the Interest Period in respect thereof.

(d) Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) the date ten Business Days after such Swing Line Loan is made and (ii) the Maturity Date.

2.09 Interest. (a) Subject to the provisions of Section 2.09(b), (i) each Eurocurrency Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate plus (in the case of a Eurocurrency Rate Committed Loan of any Lender which is lent from a Lending Office in the United Kingdom or a Participating Member State) the Mandatory Cost; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; (iii) each Competitive Loan shall bear interest on the outstanding principal amount thereof for the Interest Period therefor at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus (or minus) the Eurocurrency Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be, and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate applicable to Base Rate Loans.

(b) (i) While any Event of Default arising under Section 8.01(a)(i) exists, or upon the request of the Required Lenders while any other Event of Default exists, the Borrowers shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii) Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c) Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.10 Fees. In addition to certain fees described in Sections 2.04(h) and (i) and Section 2.15(b):

(a) Revolving Credit Facility Fees. At all times during the Availability Period for the Revolving Credit Facility, including at any time during which one or more of the conditions in Article IV is not met, the Borrowers agree to pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage (i) in the event that neither Moody’s nor S&P has established a Debt Rating which is in effect, an unused fee (the “Unused Fee”) equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility exceeds the sum of (x) the Outstanding Amount of Revolving Credit Loans and (y) the Outstanding Amount of L/C Obligations subject to adjustment as provided in Section 2.18 or (ii) at all times after Moody’s or S&P has established an Investment Grade Debt Rating, a facility fee (the “Facility Fee”) equal to the Applicable Rate on the actual daily amount of the Revolving Credit Facility (or, if the Revolving Credit Commitments have terminated, on the Total Revolving Credit Outstandings). Accrued Unused Fees pursuant to clause (i) above and Facility Fees pursuant to clause (ii) above shall be payable quarterly in arrears on the last day of March, June, September and December of each year commencing on the first such date after the Closing Date, and on the date on which the Revolving Credit Commitments terminate; provided that any fees pursuant to clause (i) or (ii) accruing after the date on which the Revolving Credit Commitments terminate shall be payable on demand.

(b) Term Facility Fees. (i) At all times during the Availability Period for the Term Facility, including at any time during which one or more of the conditions in Article IV is not met and so long as no Term Loans are outstanding, the Borrowers agree to pay to the Administrative Agent for the account of each Term Lender in accordance with its Applicable Percentage an Unused Fee equal to the Applicable Rate times the actual daily amount of the Term Facility. Accrued Unused Fees shall be payable quarterly in arrears on the last day of March, June, September and December of each year commencing on the first such date after the Term Loan Closing Date and on the earlier to occur of (x) the date on which the Term Commitments terminate and (y) the date on which the Term Loans are funded.

(ii) At all times after Moody’s or S&P has established an Investment Grade Debt Rating, the Borrowers agree to pay to the Administrative Agent for the account of each Term Lender in accordance with its Applicable Percentage, a Facility Fee equal to the Applicable Rate times the aggregate amount of Term Loans outstanding under the Term Facility. Accrued Facility Fees shall be payable quarterly in arrears on the last day of March, June, September and December of each year commencing with the first such date after the Term Loans are funded and on the date on which the Term Loans are paid in full.

(c) Other Fees. (i) The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

(ii) The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.11 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which such Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which such Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

(b) If, as a result of any restatement of or other adjustment to the financial statements of the Company or for any other reason, the Company or the Administrative Agent determine that (i) the Leverage Ratio as calculated by the Company as of any applicable date was inaccurate and (ii) a proper calculation of the Leverage Ratio would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Company or any Borrower under any Debtor Relief Law, automatically and without further action by the Administrative Agent, any Lender or the L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or the L/C Issuer, as the case may be, under Sections 2.04(c)(iii), 2.04(h) or 2.09(b) or under Article VIII.

2.12 Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the

Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.12(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.13 Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by any Loan Party shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Each prepayment of a Eurocurrency Rate Loan shall be accompanied by any additional amount required pursuant to Section 3.05. Subject to Section 2.18, each prepayment of a Loan shall be paid to the Appropriate Lenders in accordance with their respective Applicable Percentages in respect of the relevant Facility. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by any Loan Party hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by any Loan Party hereunder with respect to principal of and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Loan Party is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Loan Party shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m. in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Loan Party shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(b) (i) Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Committed Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by a Borrower, the interest rate applicable to Base Rate Loans. If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing as of the date of such Borrowing. Any payment by such Borrower shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii) Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Company on behalf of a Borrower prior to the time at which any payment is due the Administrative Agent for the account of the Lenders or the L/C Issuer hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the L/C Issuer, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender, the Company or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the foregoing provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d) Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due such parties.

2.14 Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of such Facility due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of such Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payment on account of the Obligations in respect of such Facility owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the applicable Facility then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i) if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of a Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (y) the application of Cash Collateral provided for in Section 2.17, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Company or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

2.15 Extension of Maturity Date. (a) Notification of Extension. The Company on behalf of the Borrowers may, by written notice to the Administrative Agent (such notice, an “Extension Notice”) not earlier than 90 days and not later than 30 days prior to the Initial Maturity Date, elect to extend the Maturity Date for an additional twelve (12) months from the Initial Maturity Date. The Administrative Agent shall distribute any such Extension Notice promptly to the Lenders following its receipt thereof.

(b) Conditions Precedent to Effectiveness of Maturity Date Extension. As conditions precedent to the effectiveness of such extension, on or prior to the Initial Maturity Date each of the following requirements shall be satisfied:

(i) The Administrative Agent shall have received an Extension Notice within the period required under clause (a) above;

(ii) On the date of such Extension Notice and both immediately before and immediately after giving effect to such extension of the Maturity Date, no Default shall have occurred and be continuing;

(iii) The Borrowers shall have paid to the Administrative Agent, for the pro rata benefit of the Lenders based on their respective Applicable Percentages as of such date, an extension fee in an amount equal to 0.25% of the Aggregate Commitments as in effect on the Initial Maturity Date (it being agreed that such Extension Fee shall be fully earned when paid and shall not be refundable for any reason);

(iv) The Administrative Agent shall have received a certificate of each Loan Party dated as of the Initial Maturity Date signed by a Responsible Officer of such Loan Party (i) (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such extension or (y) certifying that, as of the Initial Maturity Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval for an extension of the Maturity Date for an additional twelve (12) months from the Initial Maturity Date) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption and (ii) certifying that, before and after giving effect to such extension, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of the Initial Maturity Date, except (x) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (y) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (z) for purposes of this Section 2.15, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01, and (B) no Default exists; and

(v) Each of the Loan Parties shall have delivered to the Administrative Agent such reaffirmations of its respective obligations under the Loan Documents (after giving effect to the extension), and acknowledgments and certifications that they have no claims, offsets or defenses with respect to the payment or performance of any of the Obligations, including, without limitation, reaffirmations of the Guaranty.

(c) Conflicting Provisions. This Section shall supersede any provision in Section 11.01 to the contrary.

2.16 Increase in Commitments. (a) Request for Increase. Provided there exists no Default, upon written notice to the Administrative Agent, the Company, on behalf of the Borrowers, may from time to time, elect to increase the Aggregate Commitments to an amount not exceeding $750,000,000 by increasing the Revolving Credit Facility and/or increasing the Term Facility or, if the Term Facility has been terminated or is otherwise no longer outstanding, with a new term facility on substantially the same terms as the Term Facility (and after the Increase Effective Date with respect thereto all references to the “Term Facility” herein and in any other Loan Documents shall mean such new term facility (the “New Term Facility”)); provided that any such request for an increase shall be in a minimum amount of $25,000,000 or a whole multiple of $5,000,000 in excess thereof, unless otherwise agreed by the Company and the Administrative Agent. The Administrative Agent shall promptly inform the Appropriate Lenders of such notice of election made by the Company.

(b) Lender Elections to Increase. Each Appropriate Lender shall notify the Administrative Agent if it desires to increase its applicable Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment or Term Commitment, as applicable.

(c) Notification by Administrative Agent; Additional Lenders. The Administrative Agent shall notify the Company and each Appropriate Lender of the responses of the Lenders in respect of the Facility with respect to which such election is made hereunder. To achieve the full amount of a requested increase, and subject in the case of an election with respect to the Revolving Credit Facility to the approval of the Administrative Agent, the L/C Issuer and the Swing Line Lender (which approvals shall not be unreasonably withheld), the Arrangers shall, if requested by the Company in writing, use their best efforts to indentify one or more additional Eligible Assignees that are willing to provide the applicable Commitments and become Lenders. Any such Eligible Assignee shall become a Lender by executing a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel (a “New Lender Joinder Agreement”).

(d) Effective Date and Allocations. If either of the Facilities is increased or a new term facility is established in accordance with this Section, the Administrative Agent and the Company on behalf of the Borrowers shall determine the effective date (each an “Increase Effective Date”) and the final allocation of such increase among the Appropriate Lenders. The Administrative Agent shall promptly notify the Company on behalf of the Borrowers and the Appropriate Lenders of the final allocation of such increase and the Increase Effective Date with respect thereto.

(e) Conditions to Effectiveness of Increase. As conditions precedent to each such increase, on or prior to the applicable Increase Effective Date, (i) the Administrative Agent shall have received a certificate of each Loan Party dated as of such Increase Effective Date signed by a Responsible Officer of such Loan Party (x) (1) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase or (2) certifying that, as of such Increase Effective Date, the resolutions delivered to the Administrative Agent and the Lenders on the Closing Date (which resolutions include approval to increase the Aggregate Commitments to an amount not exceeding $750,000,000) are and remain in full force and effect and have not been modified, rescinded or superseded since the date of adoption, and (y) certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects on and as of such Increase Effective Date, except to the extent that (1) such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, (2) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (3) for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists, (ii) the Administrative Agent shall have received (x) a New Lender Joinder Agreement duly executed by the Company and each Eligible Assignee that is becoming a Lender in connection with such increase, which New Lender Joinder Agreement shall be acknowledged and consented to in writing by the Administrative Agent and, if such Eligible Assignee is becoming a Revolving Credit Lender, by the Swing Line Lender and the L/C Issuer and (y) written confirmation from each existing Lender, if any, participating in such increase of the amount by which its Commitment will be increased, which confirmation, if from a Revolving Credit Lender, shall be acknowledged and consented to in writing by the Swing Line Lender and the L/C Issuer and (iii) the Company shall have paid to the Arrangers the fee required to be paid pursuant to the Fee Letter in connection therewith. The Borrowers shall prepay any Revolving Credit Loans or Term Loans, as applicable, outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Section.

(f) Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 11.01 to the contrary.

2.17 Cash Collateral. (a) Certain Credit Support Events. Upon the request of the Administrative Agent or the L/C Issuer (i) if the L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, the L/C Issuer or the Swing Line Lender, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by all Defaulting Lenders). If at any time the Administrative Agent determines that any funds held as Cash Collateral are subject to any right or claim of any Person other than the Administrative Agent or that the total amount of such funds is less than the aggregate Outstanding Amount of all L/C Obligations, the Borrowers will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited as Cash Collateral, an amount equal to the excess of (x) such aggregate Outstanding Amount over (y) the total amount of funds, if any, then held as Cash Collateral that the Administrative Agent determines to be free and clear of any such right and claim. Upon the drawing under any Letter of Credit for which funds are on deposit as Cash Collateral, such funds shall be applied, to the extent permitted under applicable Laws, to reimburse the L/C Issuer.

(b) Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at Bank of America. The Borrowers, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuer and the Lenders (including the Swing Line Lender), and agrees to maintain, a first priority security interest in all such cash, such deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.17 or Sections 2.05, 2.06, 2.07, 2.18 or 8.02 in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d) Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (y) the Person providing Cash Collateral and the L/C Issuer or Swing Line Lender, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.18 Defaulting Lenders. (a) Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 11.01.

(ii) Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 11.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuer or Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by the L/C Issuer or Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company on behalf of the Borrowers may request (so long as no Default exists), to the funding of any Revolving Credit Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Revolving Credit Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuer or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the L/C Issuer or Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.03 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) Certain Fees. That Defaulting Lender (x) shall not be entitled to receive any Unused Fee or Facility Fee pursuant to Section 2.10(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.04(h).

(iv) Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit or Swing Line Loans pursuant to Sections 2.04 and 2.05, the “Applicable Percentage” of each non-Defaulting Lender shall be computed without giving effect to the Commitment of that Defaulting Lender; provided, that, (i) each such reallocation shall be given effect only if, at the date the applicable Lender becomes a Defaulting Lender, no Default exists; and (ii) the aggregate obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Line Loans shall not exceed the positive difference, if any, of (1) the Commitment of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Revolving Credit Loans of that Lender.

(b) Defaulting Lender Cure. If the Company, the Administrative Agent, the Swing Line Lender and the L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.19 Removal of Borrowers. A Borrower may be released from its obligations under this Agreement (each such event, a “Removal”) (i) effective upon the consummation of a Disposition of the Equity Interests of such Borrower pursuant to a transaction permitted under Section 7.05(d) or (ii) upon at least two Business Days’ prior written notice from the Company requesting the removal of such Borrower, accompanied by an Officer’s Certificate certifying that on the effective date of such Removal (as set forth in such notice), such Borrower:

(a) does not own any Projects that are Unencumbered Eligible Projects;

(b) does not receive any fees under any Management Contracts;

(c) does not have any Loans outstanding pursuant to a Loan Notice signed by, or by the Company on behalf of, such Borrower or Letters of Credit issued for the account of such Borrower; and

(d) is not a Wholly-Owned REIT Subsidiary (other than 308 Route 38, Inc.).

Upon the effectiveness of any Removal, each of the Lenders and the L/C Issuer irrevocably authorizes the Administrative Agent to release such Borrower from its obligations under this Agreement and the other Loan Documents (and upon the request of the Administrative Agent will confirm in writing the Administrative Agent’s authority to release any Borrower that is the subject of a Removal), and this Agreement and each other Loan Document shall be deemed amended to delete the name of such Borrower. The Administrative Agent will, at the Loan Parties’ expense, execute and deliver such documents as the Company or such Borrower may reasonably request to evidence the release of such Borrower from its obligations hereunder and under the other Loan Documents. The Administrative Agent shall promptly notify the Lenders of any Removal hereunder.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY

3.01 Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes unless required by applicable Laws. If applicable Laws require the applicable withholding agent to withhold or deduct any Indemnified Taxes (including Other Taxes) from any payment, then (A) the applicable withholding agent shall withhold or make such deductions, (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Laws, and (C) the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or all required deductions (including deductions applicable to additional sums payable under this Section) have been made, the Administrative Agent, each affected Lender or the L/C Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(b) Payment of Other Taxes by the Loan Parties. Without limiting the provisions of subsection (a) above, the relevant Loan Party shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c) Tax Indemnifications. (i) Without limiting the provisions of subsection (a) or (b) above, the Loan Parties shall, and do hereby, jointly and severally, indemnify the Administrative Agent and each Lender, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The Loan Parties shall also, and do hereby, jointly and severally, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by clause (ii) of this subsection. A certificate as to the amount of any such payment or liability delivered to the Loan Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(ii) To the extent required by any applicable Law, the Administrative Agent may deduct or withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting the provisions of subsection (a) or (b) above, if any Governmental Authority asserts a claim that any Borrower or the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed or because such Lender failed to notify the Borrowers or the Administrative Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), then each Lender shall, and does hereby, indemnify and hold harmless the Borrowers and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, fully for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent), whether or not such Tax was correctly or legally asserted but only to the extent that the Loan Parties have not already indemnified the Administrative Agent for such related losses, claims, liabilities, penalties, interest and expenses and without limiting the obligation of the Loan Parties to do so. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Administrative Agent under this clause (ii). The agreements in this clause (ii) shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all other Obligations.

(d) Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes paid by a Loan Party to a Governmental Authority as provided in this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e) Status of Lenders; Tax Documentation. Each Lender shall, at such times as are reasonably requested by the Borrowers, the Company or the Administrative Agent, provide the Company and the Administrative Agent with any documentation prescribed by Law, or reasonably requested by a Borrower, the Company or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or reduction in, any withholding Tax with respect to any payments to be made to such Lender under the Loan Documents. Each such Lender shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate, deliver promptly to the Borrowers, the Company and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by the applicable withholding agent) or promptly notify the Borrowers, the Company and the Administrative Agent of its inability to do so. Unless the applicable withholding agent has received forms or other documents satisfactory to it indicating that payments under any Loan Document to or for a Lender are not subject to withholding tax or are subject to such Tax at a rate reduced by an applicable tax treaty, a Loan Party or the Administrative Agent or other applicable withholding agent shall withhold amounts required to be withheld by applicable Law from such payments at the applicable statutory rate.

Without limiting the generality of the foregoing,

(i) Each Lender that is a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers, the Company and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed original copies of Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding.

(ii) Each Lender that is not a United States person (as defined in Section 7701(a)(30) of the Code) shall deliver to the Borrowers, the Company and the Administrative Agent on or before the date on which it becomes a party to this Agreement (and from time to time thereafter when required by Law or upon the reasonable request of a Borrower, the Company or the Administrative Agent) whichever of the following is applicable:

(I) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN (or any successor forms) claiming eligibility for benefits of an income tax treaty to which the United States of America is a party,

(II) two properly completed and duly signed original copies of Internal Revenue Service Form W-8ECI (or any successor forms),

(III) in the case of a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate, in substantially the form of Exhibit J (any such certificate a “United States Tax Compliance Certificate”), or any other form approved by the Administrative Agent, to the effect that such Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower or the Company within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and that no payments in connection with the Loan Documents are effectively connected with such Lender’s conduct of a U.S. trade or business and (y) two properly completed and duly signed original copies of Internal Revenue Service Form W-8BEN (or any successor forms),

(IV) to the extent a Lender is not the beneficial owner (for example, where such Lender is a partnership, or is a Lender that has granted a participation), Internal Revenue Service Form W-8IMY (or any successor forms) of such Lender, accompanied by a Form W-8ECI, W-8BEN, United States Tax Compliance Certificate, Form W-9, Form W-8IMY (or other successor forms) or any other required information from each beneficial owner, as applicable (provided that if such Lender is a partnership (and not a participating Lender) and one or more beneficial owners are claiming the portfolio interest exemption, the United States Tax Compliance Certificate shall be provided by such Lender on behalf of such beneficial owner(s)), or

(V) any other form prescribed by applicable requirements of U.S. federal income tax Law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of Law to permit any Borrower, the Company and the Administrative Agent to determine the withholding or deduction required to be made.

Each Lender shall, from time to time after the initial delivery by such Lender of the forms described above, whenever a lapse in time or change in such Lender’s circumstances renders such forms, certificates or other evidence so delivered expired, obsolete or inaccurate, promptly (1) deliver to the Borrowers, the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in U.S. federal withholding tax or (2) notify Administrative Agent, the Company and the Borrowers of its inability to deliver any such forms, certificates or other evidence.

Notwithstanding any other provision of this clause (e), a Lender shall not be required to deliver any form that such Lender is not legally eligible to deliver.

(f) Treatment of Certain Refunds. Unless required by applicable Law, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender a claim for any refund of Taxes withheld or deducted from funds paid for the account of such Lender, as the case may be. If the Administrative Agent or any Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund net of any Taxes payable by the Administrative Agent or Lender), provided that the applicable Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties (other than those stated to be imposed as a result of the gross negligence or willful misconduct of the Administrative Agent or such Lender), interest or other charges imposed by the relevant Governmental Authority to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent or any Lender to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Borrower, the Company or any other Person or to file for or otherwise pursue on behalf of any Loan Party any refund or any Indemnified Taxes or Other Taxes.

(g) Payments made by Administrative Agent. For the avoidance of doubt, any payments made by the Administrative Agent to any Lender shall be treated as payments made by the applicable Loan Party.

(h) Lender treated as Partnership. If any Lender is treated as partnership for purposes of an applicable Indemnified Tax or Other Tax, any withholding made by such Lender shall be treated as if such withholding had been made by a Borrower or the Administrative Agent.

(i) L/C Issuer and Swing Line Lenders. For purposes of this Section 3.01, the term “Lender” shall include the L/C Issuer and the Swing Line Lender.

3.02 Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the Eurocurrency Rate (whether denominated in Dollars or an Alternative Currency), or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, on notice thereof by such Lender to the Company (on behalf of the Borrowers) through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company on behalf of the Borrowers that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.03 Inability to Determine Rates. If the Required Lenders determine that for any reason in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof that (a) deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, (b) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, or (c) the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company on behalf of the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company on behalf of the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount (or Dollar Equivalent thereof) specified therein.

3.04 Increased Costs; Reserves on Eurocurrency Rate Loans. (a) Increased Costs Generally. If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except (A) any reserve requirement contemplated by Section 3.04(e) and (B) the requirements of the Bank of England and the Financial Services Authority or the European Central Bank reflected in the Mandatory Cost, other than as set forth below) or the L/C Issuer;

(ii) result in the failure of the Mandatory Cost, as calculated hereunder, to represent the cost to any Lender of complying with the requirements of the Bank of England and/or the Financial Services Authority or the European Central Bank in relation to its making, funding or maintaining Eurocurrency Rate Loans;

(iii) impose on any Lender or the L/C Issuer or the London interbank market any other condition, cost or expense affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein; or

(iv) subject any Lender or the L/C Issuer to any tax of any kind whatsoever imposed as a result of a present or former connection between such Lender or the L/C Issuer and the jurisdiction imposing such tax (other than (i) connections arising from such Lender or the L/C Issuer having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document or (ii) Excluded Taxes, including taxes that are imposed on or measured by net income (however denominated)

or that are franchise taxes or branch profits taxes) with respect to this Agreement, any Letter of Credit or any participation in a Letter of Credit, or change the basis of taxation of payments to such Lender or the L/C Issuer in respect thereof, provided that, in no event shall the Loan Parties be required to make any payment hereunder to the extent that the amount in question has been paid as an indemnity payment pursuant to Section 3.01(c).

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or, in the case of clause (ii) above, any Loan), or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender or the L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the L/C Issuer, the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.

(b) Capital Requirements. If any Lender or the L/C Issuer determines that any Change in Law affecting such Lender or the L/C Issuer or any Lending Office of such Lender or such Lender’s or the L/C Issuer’s holding company, if any, regarding capital requirements has or would have the effect of reducing the rate of return on such Lender’s or the L/C Issuer’s capital or on the capital of such Lender’s or the L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the L/C Issuer, to a level below that which such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the L/C Issuer’s policies and the policies of such Lender’s or the L/C Issuer’s holding company with respect to capital adequacy), then from time to time the Borrowers will pay to such Lender or the L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the L/C Issuer or such Lender’s or the L/C Issuer’s holding company for any such reduction suffered.

(c) Certificates for Reimbursement. A certificate of a Lender or the L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or the L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Company shall be conclusive absent manifest error. The Borrowers shall pay such Lender or the L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d) Delay in Requests. Failure or delay on the part of any Lender or the L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the L/C Issuer, as the case may be, notifies the Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

(e) Reserves on Eurocurrency Rate Loans. The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Borrowers shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

3.05 Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b) any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert into any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Borrower;

(c) any failure by any Borrower to make payment of any Loan denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency;

(d) any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company or any Borrower pursuant to Section 11.13; or

(e) the failure to borrow any Competitive Loan after accepting the Competitive Bid to make such Loan.

including any loss of anticipated profits, foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contact. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in this Section and delivered to the Borrower shall be conclusive absent manifest error.

3.06 Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender, the L/C Issuer, or any Governmental Authority for the account of any Lender or the L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the L/C Issuer in connection with any such designation or assignment.

(b) Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Company may replace such Lender in accordance with Section 11.13.

3.07 Survival. All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01 Conditions of Effectiveness. This Agreement shall become effective on the date that the Signature Pages (as defined in the Escrow Agreement) are released from escrow in accordance with the terms of the Escrow Agreement.

4.02 Conditions to Term Borrowings. The obligation of each Term Lender to make its Term Loan is subject to the following conditions precedent:

(a) The Administrative Agent’s receipt of the following, each of which shall be originals, e-mails (in a .pdf format) or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer or a duly authorized officer of the signing Loan Party, each dated the Term Loan Closing Date (or, in the case of certificates of governmental officials, a recent date before the Term Loan Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:

(i) a Term Note duly executed by each Borrower in favor of each Term Lender requesting a Note;

(ii) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iv) favorable opinions of DLA Piper LLP (US) and Reed Smith LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, as to such matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(v) a certificate of a Responsible Officer of the Company either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by each Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;

(vi) a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in this Section 4.02 been satisfied (other than those conditions contingent upon the satisfaction of the Administrative Agent and/or the Lenders with respect to certain items received by them under this Section 4.02), (B) that no action, suit, investigation or proceeding is pending or, to the knowledge of any Loan Party, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to be adversely determined and, if adversely determined, could reasonably be expected to have a Material Adverse Effect, and (C) a calculation of the Leverage Ratio as of the last day of the fiscal quarter of the Company most recently ended prior to the Term Loan Closing Date;

(vii) an Availability Certificate duly certified by the chief executive officer, chief financial officer, treasurer or controller of the Company;

(viii) a Solvency Certificate from the Company certifying that each Loan Party is Solvent after giving effect to the Credit Extensions to occur on the Term Loan Closing Date;

(ix) a duly completed Compliance Certificate as of the last day of the fiscal quarter of the Company ended immediately prior to the Term Loan Closing Date, signed by a Responsible Officer of the Company and evidencing that both immediately before and after giving effect to the consummation of the Acquisition the Loan Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.11;

(x) evidence satisfactory to the Administrative Agent and the Lenders that the Term Borrowings hereunder in connection with the Acquisition and the application of the proceeds thereof do not violate any of the regulations of the FRB (including, without limitation, Regulation U of the FRB); and

(xi) such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Lender reasonably may require.

(b) (i) All fees required to be paid to the Administrative Agent and the Arrangers on or before the Term Loan Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Term Loan Closing Date shall have been paid.

(c) Unless waived by the Administrative Agent, all reasonable fees, charges and disbursements of counsel to the Administrative Agent shall have been paid (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one Business Day prior to the Term Loan Closing Date, plus such reasonable additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

(d) The Term Loan Closing Date shall have occurred on or before June 30, 2012.

(e) All representations and warranties of the Company, CPA®:15 and the other parties thereto set forth in the Acquisition Documents shall have been true and correct in all material respects (or, to the extent any such representation and warranty is by its terms qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of the time such representations and warranties were made, and as of the Term Loan Closing Date as if such representations and warranties were made on and as of such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects (or, to the extent any such representation and warranty is by its terms qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.

(f) The Acquisition shall have been consummated in accordance with the terms of the Acquisition Documents, without any material waiver or amendment not consented to by the Lenders of any term, provision or condition set forth therein, and in compliance with all applicable requirements of Law.

(g) Unless waived by the Administrative Agent, all reasonable fees, charges and disbursements of counsel to the Administrative Agent shall have been paid (directly to such counsel if requested by the Administrative Agent) to the extent invoiced at least one Business Day prior to the Term Loan Closing Date, plus such reasonable additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Term Loan Closing Date specifying its objection thereto.

4.03 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for a Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:

(a) The representations and warranties contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of the proposed Credit Extension, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, (ii) any representation or warranty that is already by its terms qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects as of such date after giving effect to such qualification and (iii) for purposes of this Section 4.03, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01;

(b) No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof;

(c) The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof;

(d) If such Credit Extension is a Competitive Borrowing, on or before the date of such Competitive Borrowing, but prior to such Competitive Borrowing, the Administrative Agent shall have received, if requested by the applicable Competitive Loan Lender, a Competitive Loan Note payable to the order of such Competitive Loan Lender for each of the one or more Competitive Loans to be made by such Competitive Loan Lender as part of such Competitive Borrowing, in a principal amount equal to the principal amount of the Competitive Loan to be evidenced thereby and otherwise on such terms as were agreed to for such Competitive Loan in accordance with Section 2.03;

(e) If such Credit Extension is a Revolving Credit Borrowing or an L/C Credit Extension, after giving effect to the proposed Credit Extension, the Total Revolving Credit Outstandings shall not exceed the lesser of (x) the Borrowing Base Amount at such time minus the Total Term Loan Outstandings (if any) at such time and (y) the Revolving Credit Facility at such time; and

(f) In the case of a Revolving Credit Borrowing to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Revolving Lenders would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.

Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Company on behalf of the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

The Company and each Borrower each represents and warrants to the Administrative Agent and the Lenders that:

5.01 Existence, Qualification and Power. Each Loan Party, and each of its Subsidiaries, (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, except, solely in the case of a Subsidiary of the Company that is not a Loan Party, to the extent that the failure of such Subsidiary to be duly organized or formed and in good standing could not reasonably be expected to have a Material Adverse Effect, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the transactions contemplated by the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of, and the consummation by each Loan Party of the transactions contemplated by, each Loan Document (and if the Acquisition is consummated, each Acquisition Document) to which such Person is a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law.

5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document (or, if the Acquisition is consummated, the Acquisition Documents), or for the consummation of the transactions contemplated by the Loan Documents (or, if the Acquisition is consummated, the Acquisition Documents) or (b) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents.

5.04 Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

5.05 Financial Statements; No Material Adverse Effect. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein and (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated balance sheet of the Company and its Subsidiaries dated September 30, 2011, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present the financial condition of the

Company and its Subsidiaries as of the date thereof and their results of operations, cash flows and changes in shareholders’ equity for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c) Since December 31, 2010, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their respective properties or revenues that (a) could reasonably be expected to adversely affect this Agreement, any other Loan Document or any of the transactions contemplated hereby or thereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

5.07 No Default. Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08 Ownership of Property; Liens. Each Loan Party and each of its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all its Property material to its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of each Loan Party and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09 Environmental Compliance. Except with respect to any matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither a Loan Party nor any of its Subsidiaries (i) has failed to comply with any applicable Environmental Law or to obtain, maintain or comply with any Environmental Permit required under any applicable Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

5.10 Taxes. Each Loan Party, and each of its Subsidiaries, has timely filed all federal, state and other material tax returns and reports required to be filed, and has timely paid all federal, state and other material Taxes (whether or not shown on a tax return), including in its capacity as a withholding agent, levied or imposed upon it or its properties, income or assets otherwise due and payable, except in each case, with respect to those Taxes or tax returns (i) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (ii) where the failure to timely file or timely pay could not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect. There is no proposed tax assessment against any Loan Party or any Subsidiary thereof that, if made, could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any Subsidiary thereof is party to any tax sharing agreement.

Except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect, neither any Loan Party nor any of its Subsidiaries has ever “participated” in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4.

5.11 ERISA Compliance.

(a) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b) There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no ERISA Event has occurred, and neither the Company nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and neither the Company nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such Plan to drop below 60% as of the most recent valuation date; (iii) neither the Company nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) neither the Company nor any ERISA Affiliate has engaged in a transaction that is subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan has been terminated by the plan administrator thereof or by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

(d) Neither the Company nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan or Multiemployer Plan other than those listed on Schedule 5.11(d) hereto.

5.12 Subsidiaries; Equity Interests; Loan Parties. As of the Term Loan Effective Date, as of the Term Loan Closing Date (based on the Compliance Certificate delivered pursuant to Section 4.02(a)(ix)) and as of the date of each delivery of a Compliance Certificate concurrently with the financial statements referred to in Section 6.01(a), Part (a) of Schedule 5.12 is a complete and accurate list of the Company and its Subsidiaries, showing the correct name of each Subsidiary and whether such Subsidiary is a Borrower. The outstanding equity interests of the Company and all of the Subsidiaries are validly issued, fully paid and non-assessable and are owned by such entity free and clear of all Liens, except for Liens permitted by this Agreement. As of the Closing Date, no Loan Party has any equity investments in any other corporation or entity other than those specifically disclosed in Part (b) of Schedule 5.12. Set forth on Part (c) of Schedule 5.12 is a complete and accurate list of all Loan Parties, showing as of the Closing Date (as to each Loan Party) the jurisdiction of its incorporation or organization, the address of its chief executive office and principal place of business, the type of organization it is and its U.S. taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization. The copy of the charter of each Loan Party and each amendment thereto provided pursuant to Section 4.01(a)(v) is a true and correct copy of each such document, each of which is valid and in full force and effect.

5.13 Margin Regulations; Investment Company Act. (a) None of the Borrowers is engaged, nor will any Borrower engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b) None of the Company, any Person Controlling the Company, or any Subsidiary of the Company is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

5.14 Disclosure. The Company has disclosed to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, as of the Term Loan Effective Date, and all other matters known to it as of the Term Loan Effective Date, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the SEC Reports and none of the reports, financial statements, certificates or other information furnished (whether in writing or orally) by or on behalf of the Company or any other Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) when taken as a whole as at such time, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

5.15 Compliance with Laws. Each Loan Party and each Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.16 Intellectual Property; Licenses, Etc. Each Loan Party, and each of its Subsidiaries, owns, or possesses the right to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and the use thereof by the Loan Parties and their Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

5.17 Solvency. The Loan Parties are, together with their Subsidiaries on a consolidated basis, Solvent.

5.18 Casualty, Etc. Neither the businesses nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), condemnation or eminent domain that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.19 SEC Reports. As of the Term Loan Effective Date, the Company has filed all forms, reports, statements (including proxy statements) and other documents (such filings by the Company are collectively referred to as the “SEC Reports”), required to be filed by it with the Securities and Exchange Commission. The SEC Reports, including all SEC Reports filed after the Term Loan Effective Date or on or prior to the date of this Agreement, (i) were or will be prepared in all material respects in accordance with the requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as the case may be, and the rules and regulations of the Securities and Exchange Commission thereunder applicable to such SEC Reports at the time of filing thereof and (ii) did not at the time they were filed, or will not at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

5.20 Anti-Money Laundering and Economic Sanctions Laws. (a) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or Affiliate (i) has violated or is in violation of any applicable Anti-Money Laundering Law or (ii) has engaged or engages in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of offenses designated in any applicable law, regulation or other binding measure implementing the “Forty Recommendations” and “Nine Special Recommendations” published by the Organisation for Economic Cooperation and Development’s Financial Action Task Force on Money Laundering.

(b) No Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate that is acting or benefiting in any capacity in connection with the Loans is an Embargoed Person.

(c) Except as otherwise authorized by OFAC, no Loan Party, none of its Subsidiaries and, to the knowledge of each Loan Party, none of its Affiliates and none of the respective officers, directors, brokers or agents of such Loan Party, such Subsidiary or such Affiliate acting or benefiting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Embargoed Person, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any applicable Economic Sanctions Laws or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the applicable prohibitions set forth in any Economic Sanctions Laws.

5.21 REIT Status. The Company, (a) prior to the REIT Election Effective Date, will not be either an association, publicly traded partnership or taxable mortgage pool, that is taxable as a corporation for federal tax purposes and (b) after the REIT Election Effective Date, will be organized and will be operated in a manner that will allow it to qualify for REIT Status commencing with the taxable year in which the REIT Election Effective Date occurs and will maintain REIT Status on a continuous basis since such date.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall, and shall cause each of their respective Subsidiaries to (or, solely in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.15 the Company shall):

6.01 Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Company (or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, changes in shareholders’ equity, and cash flows for such fiscal year on Form 10-K, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of PricewaterhouseCoopers LLP or other “Big 4” accounting firm, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit, and which report shall state that such financial statements fairly present the consolidated financial condition of the Company and its Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which PricewaterhouseCoopers LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to such financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and

(b) as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company (or, if earlier, five days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC), a consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations for such fiscal quarter and for the portion of the Company’s fiscal year then ended, and the related consolidated statements of changes in shareholders’ equity and cash flows for the portion of the Company’s fiscal year then ended on Form 10-Q, in each case setting forth in comparative form, as applicable, the figures as of the end of and for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, treasurer or controller of the Company as fairly presenting the consolidated financial condition, results of operations, shareholders’ equity and cash flows of the Company and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.

As to any information contained in materials furnished pursuant to Section 6.02(c), the Company shall not be separately required to furnish such information under Section 6.01(a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Company to furnish the information and materials described in Sections 6.01(a) and (b) above at the times specified therein.

6.02 Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer of the Company (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) representing and certifying (1) that the officer signatory thereto has reviewed the terms of this Agreement, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the transactions contemplated hereby and the consolidated financial condition of the Company and its Subsidiaries, during the accounting period covered by such reports, that such review has not disclosed the existence during or at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer’s Certificate, of any condition or event which constitutes a Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto, (2) a schedule of the Loan Parties’ and their Subsidiaries’ outstanding Indebtedness including the amount, maturity and interest rate, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (3) a schedule of Adjusted Total EBITDA, (4) calculations evidencing whether there has been compliance with each of the financial covenants set forth in Section 7.11 and (5) an update of Part (a) of Schedule 5.12, if applicable;

(b) promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders or other equity holders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which any Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered pursuant hereto;

(c) promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished pursuant to Section 6.01 or any other clause of this Section 6.02;

(d) promptly, and in any event within five Business Days after receipt thereof by any Loan Party thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party;

(e) promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could reasonably be expected to have a Material Adverse Effect;

(f) concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), or more frequently if requested by the Administrative Agent upon the occurrence and during the continuance of a Default, an Availability Certificate; and

(g) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Loan Parties or any of their Subsidiaries, or compliance with the terms of this Agreement, as the Administrative Agent may reasonably request including without limitation, tax returns, title reports, insurance certificates and results of environmental site assessments.

Documents required to be delivered pursuant to Section 6.01(a) or (b) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Company posts such documents, or provides a link thereto on the Company’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are posted on the Company’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Company shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Each of the Loan Parties hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuer materials and/or information provided by or on behalf of any Loan Party hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each of the Loan Parties hereby agrees that it will identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Loan Parties shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to any Loan Party or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

6.03 Notices. Notify the Administrative Agent and each Lender promptly upon a Responsible Officer having actual knowledge thereof:

(a) of the occurrence of any Default;

(b) any agreements, instruments which, and any corporate or other restrictions to which, it or any of its Subsidiaries enters into or becomes subject to after the Closing Date, and all other matters known to it, that, individually or in the aggregate, have or could reasonably be expected to result in a Material Adverse Effect, including any of the following if it could reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary thereof; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary thereof and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary thereof, including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Loan Parties and their Subsidiaries in an aggregate amount exceeding $5,000,000;

(d) of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof; and

(e) of any announcement by Moody’s or S&P of any change in a Debt Rating.

Each notice pursuant to this Section 6.03 (other than Section 6.03(e)) shall be accompanied by a statement of a Responsible Officer of the Company setting forth details of the occurrence referred to therein and stating what action the Company and the other Loan Parties have taken and/or propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

6.04 Payment of Obligations. (a) Pay and discharge as the same shall become due and payable, (i) all federal, state and other material Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted (which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien) and adequate reserves in accordance with GAAP are being maintained by such Loan Party or such Subsidiary, (ii) all lawful material claims which, if unpaid, would by law become a Lien (other than a Lien permitted under Section 7.01) upon its property; and (iii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, except to the extent that the failure to pay such Indebtedness would not constitute an Event of Default under Section 8.01(e); and (b) timely file all tax returns required to be filed, except where the failure to file such tax returns would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in a transaction permitted by Section 7.04 or 7.05 or (ii) solely in the case of a Subsidiary of the Company that is not a Loan Party, the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

6.06 Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; (b) make all necessary repairs thereto and renewals and replacements thereof; and (c) use the standard of care typical in the industry for similar facilities in similar locations in the operation and maintenance of its facilities, except in the case of clauses (a), (b) and (c) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07 Maintenance of Insurance. Maintain or cause each of its Subsidiaries to, maintain, or cause tenants of Projects to maintain, with financially sound and reputable insurance companies not Affiliates of the Company, insurance with respect to its properties and its business against general liability, property casualty and such casualties and contingencies as shall be commercially reasonable and in accordance with the customary and general practices of businesses having similar operations and real estate portfolios in similar geographic areas and in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent for such businesses, including without limitation, insurance policies and programs sufficient to cover (a) the replacement value of the improvements at Projects owned by the Loan Parties and their Subsidiaries (less commercially reasonable deductible amounts) and (b) liability risks associated with such ownership (less commercially reasonable deductible amounts).

6.08 Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09 Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in all material respects and in any event in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving its assets and business; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over it.

6.10 Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at the expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company, provided that except as provided in the following proviso the Borrowers shall not be obligated to reimburse the Administrative Agent or any Lender (or any representative thereof) for more than one visit, inspection or examination conducted during any fiscal year of the Company; provided, however, that when an Event of Default exists the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and without advance notice.

6.11 Use of Proceeds. Use the proceeds of the Credit Extensions other than the Term Loans for working capital needs of the Company and its Subsidiaries and other general corporate purposes not in contravention of any Law or of any Loan Document, and use the proceeds of the Term Loans solely to finance in part the acquisition of CPA®:15 by the Company and transaction costs and expenses incurred in connection therewith.

6.12 Additional Borrowers. (a) If, after the Term Loan Effective Date, a Domestic Subsidiary that is not a Borrower (i) owns an Unencumbered Eligible Project, (ii) receives fees under a Management Contract or (iii) is a Wholly-Owned REIT Subsidiary, then the Company shall (w) cause such Domestic Subsidiary to become a Borrower under this Agreement and to execute and deliver a joinder agreement in substantially the form of Exhibit H, (x) as and to the extent requested by the Administrative Agent, deliver to the Administrative Agent the items referenced in Section 4.02(a)(ii), (iii) and (v) with respect to such Domestic Subsidiary, (y) as and to the extent requested by the Administrative Agent, deliver to the Administrative Agent a favorable opinion of counsel to such Domestic Subsidiary, which counsel shall be reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and each Lender, as to such matters concerning such Domestic Subsidiary and the Loan Documents as the Administrative Agent may reasonably request and (z) provide the Administrative Agent with the U.S. taxpayer identification number for such Domestic Subsidiary.

(b) Promptly following the REIT Election Effective Date, the Company shall become a Borrower under this Agreement, shall execute and deliver a joinder agreement in substantially the form of Exhibit H and, contemporaneously with the effectiveness of such joinder agreement, shall be released from its obligations under the Guaranty.

6.13 Compliance with Environmental Laws. Comply in all material respects, with all applicable Environmental Laws and Environmental Permits held by it; obtain and renew or require the applicable tenant to obtain and renew, all Environmental Permits necessary for its operations; and conduct or require the applicable tenant to conduct any investigation, study, sampling and testing, and undertake any cleanup, response or other corrective action required under and in material compliance with Environmental Law necessary to remediate all Hazardous Materials at, on, under or emanating from any of the properties owned, leased or operated by it, in accordance with the requirements of all applicable Environmental Laws, except, in each case, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided, however, that the Loan Parties and their Subsidiaries shall not be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

6.14 Distributions in the Ordinary Course. Continue to follow its ordinary course of business practice of causing all of its Subsidiaries to make transfers of net cash and cash equivalents upstream to the Company and not make net transfers of cash and cash equivalents downstream from the Company to its Subsidiaries, except in the ordinary course of business consistent with past practice and otherwise subject to the terms of this Agreement.

6.15 Company Status. (a) At all times (i) remain publicly traded with securities listed on the New York Stock Exchange or another national stock exchange located in the United States and (ii) except in the case of W. P. Carey International LLC or as the result of a disposition otherwise permitted under this Agreement, retain Control of all Borrowers, and (b) at all times after the REIT Election Effective Date, continue to be organized and operated in a manner that will allow it to qualify for REIT Status.

6.16 Further Assurances. Promptly upon request by the Administrative Agent, or any Lender through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the

Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, and (ii) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Administrative Agent for the benefit of the Lenders, the rights granted or now or hereafter intended to be granted to the Administrative Agent for the benefit of the Lenders under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

6.17 Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all material leases of real property to which the Company or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except, in any case, where (a) the Company or such Subsidiary determines in its reasonable business judgment that it will allow such lease to lapse or be terminated, or (b) the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

6.18 Material Contracts. Perform and observe all the terms and provisions of each material contract to be performed or observed by it, maintain each such material contract in full force and effect, enforce each such material contract in accordance with its terms, except, in any case, where (a) the Company or such Subsidiary determines in its reasonable business judgment that it will agree to a work out, deliver a deed-in-lieu or allow such material contract to expire or that it will not enforce such material contract, or (b) where the failure to do so, either individually or in the aggregate, could not reasonably be likely to have a Material Adverse Effect.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Loan Parties shall not, nor shall they permit any of their respective Subsidiaries to, directly or indirectly:

7.01 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or sign or file or suffer to exist under the Uniform Commercial Code of any jurisdiction a financing statement that names the Company or any of its Subsidiaries as debtor, or assign any accounts or other right to receive income, other than the following:

(a) Permitted Encumbrances;

(b) Liens with respect to Capitalized Leases of equipment entered into in the ordinary course of business of the Loan Parties; and

(c) Liens securing Secured Indebtedness, the incurrence of which is not prohibited by this Article VII.

7.02 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

(a) the Obligations;

(b) Indebtedness permitted under Section 7.11(f);

(c) unsecured obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose of directly mitigating risks associated with fluctuations in interest rates or foreign exchange rates and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments to the defaulting party on outstanding transactions;

(d) unsecured Indebtedness outstanding on the Closing Date and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the Loan Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.11; and

(e) any other unsecured Indebtedness; provided that taking into account the incurrence of such Indebtedness, the Loan Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.11.

7.03 Investments. Make or hold any Investments, except:

(a) Investments held by the Loan Parties and their respective Subsidiaries in the form of Cash and Cash Equivalents;

(b) (i) Investments made on or prior to the Closing Date by the Loan Parties and their Subsidiaries in their respective Subsidiaries, (ii) additional Investments by the Loan Parties and their Subsidiaries in Loan Parties (other than the Company), (iii) additional Investments by Subsidiaries that are not Loan Parties in other Subsidiaries that are not Loan Parties, (iv) Investments made on or prior to the Closing Date in Joint Ventures and (v) additional Investments by the Loan Parties in Subsidiaries that are not Loan Parties and Joint Ventures; provided that (A) no Default has occurred and is continuing or would result from such Investment and (B) taking into account the making of such Investment, the Loan Parties shall be in compliance, on a pro forma basis, with the provisions of Section 7.11;

(c) Guarantees permitted by Section 7.02;

(d) Investments existing on the date hereof (other than those referred to in Section 7.03(b)(i) and (iv));

(e) Investments in connection with the Acquisition;

(f) loans and advances to employees in the ordinary course of business not to exceed $2,500,000 in the aggregate at any time outstanding;

(g) Investments by the Loan Parties and their Subsidiaries not otherwise permitted under this Section 7.03; provided that, with respect to each Investment made pursuant to this Section 7.03(g):

(i) such Investment shall not include or result in any contingent liabilities that could reasonably be expected to be material to the business, financial condition, operations or prospects of the Company and its Subsidiaries, taken as a whole (as determined in good faith (A) by the board of directors (or persons performing similar functions) of the Company or such Subsidiary if such board of directors is otherwise approving such transaction and (B) in each other case, by a Responsible Officer);

(ii) such Investment shall be in property that is part of, or in lines of business that are, substantially the same lines of business as one or more of the principal businesses of the Loan Parties and their Subsidiaries in the ordinary course or Persons that own such property; and

(iii) (A) immediately before and immediately after giving pro forma effect to any such Investment, no Default shall have occurred and be continuing or would result and (B) immediately after giving effect to such Investment, the Company and its Subsidiaries shall be in compliance, on a pro forma basis, with the provisions of Section 7.11.

7.04 Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets or all of substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default exists or would result therefrom:

(a) (i) any Person may merge into a Loan Party or a Subsidiary in a transaction in which such Loan Party or such Subsidiary is the surviving corporation, subject to the requirements of Section 6.12, (ii) any Loan Party or any Subsidiary may sell, lease, transfer or otherwise dispose of its assets to another Loan Party or another Subsidiary, subject to the requirements of Section 6.12, (iii) any Subsidiary (other than a Borrower) may liquidate or dissolve if the Company determines in good faith that such liquidation or dissolution is in the best interests of the Company and is not materially disadvantageous to the Lenders, and (iv) if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing or would result, any Loan Party or any Subsidiary may sell, transfer or otherwise dispose of Equity Interests of a Subsidiary (other than a Borrower). For purposes of clarification, nothing in this Section 7.04 shall prevent the issuance, transfer, conversion or repurchase of limited liability company interests in the Company, or a Removal as permitted hereunder;

(b) the Company and its Subsidiaries may consummate the Acquisition; and

(c) in connection with any acquisition permitted under Section 7.03, any Subsidiary of the Company may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly-owned Subsidiary of the Company and shall comply with the requirements of Section 6.12.

7.05 Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;

(b) Dispositions of property by any Subsidiary to the Company or to a wholly-owned Subsidiary; provided that if the transferor of such property is a Borrower, the transferee thereof must either be a Borrower or the Guarantor;

(c) Dispositions permitted by Section 7.04;

(d) (i) the Disposition of any Project or other Property and (ii) the sale or other Disposition of all, but not less than all, of (X) the Equity Interests of any Subsidiary that is not a Wholly-Owned REIT Subsidiary, (Y) 308 Route 38, Inc., or (Z) Keystone Capital Company, Inc.; provided that such Disposition shall not result in a Material Adverse Effect and at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing or would result; provided further that if (x) such Project or other Property is an Unencumbered Eligible Project or (y) such Subsidiary owns any Unencumbered Eligible Projects or receives fees under any Management Contracts, then at least two Business Days prior to the date of such Disposition, the Administrative Agent shall have received (1) an Officer’s Certificate certifying that (A) at the time of and immediately after giving effect to such Disposition no Default shall have occurred and be continuing or would result, (B) such Disposition does not result in a Material Adverse Effect and (C) both before and after giving effect to such Disposition, on a pro forma basis, Availability equals or exceeds zero and (2) if after giving effect to such Disposition, the Borrowing Base Amount shall have decreased by an aggregate amount in excess of 5% as a result of Dispositions of Unencumbered Eligible Projects and Borrowers consummated under this clause (d) since the date of the Availability Certificate most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.02(f), an Availability Certificate showing that both before and after giving effect to such Disposition, on a pro forma basis, Availability equals or exceeds zero.

7.06 Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that the following shall be permitted:

(a) each Subsidiary of the Company may make Restricted Payments pro rata to the holders of its Equity Interests;

(b) prior to the REIT Election Effective Date, so long as no Event of Default has occurred and is continuing or would result therefrom, the Company may make Restricted Payments during any fiscal quarter if the amount of such Restricted Payments when added to all Restricted Payments made during such fiscal quarter and the three immediately preceding fiscal quarters would not exceed 90% of Adjusted Total EBITDA for the four preceding fiscal quarters; and

(c) from and after the REIT Election Effective Date, the Company may make Restricted Payments in an aggregate amount in any fiscal year not to exceed the greater of (i) 95% of Adjusted Funds From Operations and (ii) the amount of Restricted Payments required to be paid by the Company (in the Company’s reasonable judgment) in order for it to (x) maintain its REIT Status and (y) avoid the payment of federal or state income or excise tax; provided, that (1) during the existence of an Event of Default arising under Section 8.01(a), Restricted Payments by the Company shall only be permitted up to the minimum amount needed to maintain the Company’s REIT Status and (2) notwithstanding the preceding clause (1), no Restricted Payments will be permitted following acceleration of amounts owing under either of the Facilities or during the existence of an Event of Default arising under Section 8.01(f) or (g).

7.07 Change in Nature of Business. (a) Engage to any material extent in any business other than businesses of the type conducted by the Loan Parties and their Subsidiaries on the Closing Date and businesses reasonably related thereto, or (b) after the REIT Election Effective Date, the Company shall not engage in any line of business which is not permitted to be engaged in by real estate investment trusts and shall not permit any of its taxable REIT Subsidiaries to engage in any line of business which is not permitted to be engaged in by taxable REIT Subsidiaries thereof.

7.08 Transactions with Affiliates. Enter into or permit to exist any transaction of any kind with any Affiliate of the Company (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service), whether or not in the ordinary course of business, with any holder or holders of more than 5% of any class of equity securities of the Company, or with any Affiliate of the Company which is not its Subsidiary, on terms that are less favorable to the Company or any of its Subsidiaries, as applicable, than those that might be obtained in an arm’s length transaction at the time from Persons who are not such a holder or Affiliate. Nothing contained in this Section 7.08 shall prohibit (a) increases in compensation and benefits for officers and employees of the Loan Parties or any of their Subsidiaries which are customary in the industry or consistent with the past business practice of such Loan Party or such Subsidiary, provided that no Default has occurred and is continuing or would result; (b) payment of customary partners’ indemnities; (c) performance of any obligations arising under the Loan Documents, (d) transactions between or among the Loan Parties, (e) Investments permitted by Section 7.03, (f) Dispositions permitted by Section 7.05; and (g) any Restricted Payment permitted by Section 7.06.

7.09 Amendments of Organizational Documents. Permit any Subsidiary to, at any time cause or permit its certificate of formation, limited liability company agreement, certificate of limited partnership, partnership agreement, articles of incorporation, by-laws, or other charter documents, as the case may be, to be modified, amended or supplemented in any respect whatsoever, without, in each case, the express prior written consent or approval of the Administrative Agent, if such changes would materially adversely affect the rights of the Administrative Agent or the Lenders hereunder or under any of the other Loan Documents; provided that if such prior consent or approval is not required, such Loan Party shall nonetheless notify the Administrative Agent in writing promptly after any such modification, amendment or supplement to the charter documents of such Loan Party.

7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11 Financial Covenants. (a) Maximum Leverage. Permit, as of the last day of such calendar quarter, the Leverage Ratio to exceed 60% (or, as of the last day of the two consecutive calendar quarters following the Company’s acquisition of an entity with total assets of at least $500 million, 65%).

(b) Maximum Secured Debt. Permit, as of the last day of each calendar quarter the sum of (i) Total Secured Outstanding Indebtedness and (ii) Indebtedness of Subsidiaries permitted under Section 7.11(f)(ii)(D) to exceed 40% of Total Value, with such percentage increasing permanently to 50% upon the acquisition of an entity with total assets of at least $500 million:

(c) Minimum Equity Value. Permit, as of the last day of each fiscal quarter, the Combined Equity Value to be less than $850,000,000 (resetting upon the acquisition of a Managed REIT to the greater of (i) 75% of the Combined Equity Value calculated on a pro forma basis (giving effect to such acquisition) and (ii) the minimum Combined Equity Value as in effect immediately prior to such acquisition) plus an amount equal to 80% of the Fair Market Value of all Net Offering Proceeds received by the Company after the Closing Date.

(d) Minimum Fixed Charge Coverage Ratio. Permit, as of the last day of each calendar quarter, the ratio of (i) Adjusted Total EBITDA for such calendar quarter to (ii) Fixed Charges for the same calendar quarter to be less than (A) 1.40 to 1.0 for each calendar quarter prior to the Initial Maturity Date and (B) 1.50 to 1.0 for each calendar quarter after the Initial Maturity Date.

(e) Minimum Unsecured Interest Coverage Ratio. Permit, as of the last day of each calendar quarter, the ratio of (i) Unencumbered Property NOI plus Unencumbered Management EBITDA for such calendar quarter to (ii) Interest Expense on Total Unsecured Outstanding Indebtedness for the same calendar quarter to be less than 2.00 to 1.00.

(f) Certain Indebtedness. (i) Create, incur, assume or permit to exist any Secured Indebtedness of the Company other than (A) Nonrecourse Indebtedness and (B) Indebtedness that is recourse to the Company in an aggregate amount not to exceed the lesser of $75 million ($100 million after the consummation of the Acquisition) and 5% of Total Value outstanding at any time; or (ii) create, incur, assume or permit to exist any Indebtedness of any Subsidiary of the Company other than (A) Indebtedness of any Subsidiary to the Company evidenced by a promissory note, (B) Nonrecourse Indebtedness, (C) Indebtedness of a Subsidiary (other than a Borrower) to a Subsidiary (other than a Borrower), (D) Indebtedness that is recourse to such Subsidiary, but only if such Subsidiary is not a Borrower, was formed solely to own a particular Project, and does not engage in any business other than the ownership of such Project and (E) the Obligations.

7.12 Prepayments, Etc. of Indebtedness. Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner any Indebtedness at any time that an Event of Default exists or would result therefrom, except the prepayment of the Credit Extensions in accordance with the terms of this Agreement.

7.13 Fiscal Year Changes. Make any change in its fiscal year.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01 Events of Default. Any of the following shall constitute an Event of Default:

(a) Non-Payment. Any Loan Party fails to (i) pay when and as required to be paid herein, and in any currency hereunder, any amount of principal of any Loan or any L/C Obligation (whether upon demand at maturity, by reason of acceleration or otherwise) or deposit any funds as Cash Collateral in respect of L/C Obligations, or (ii) pay within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, any fee due hereunder, or any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. (i) Any Loan Party fails to perform or observe any term, covenant or agreement contained in any of Section 2.04(b)(v), 6.01, 6.02(a), 6.02(f), 6.02(g), 6.03, 6.05, 6.10, 6.11, or Article VII or (ii) the Guarantor fails to perform or observe any term, covenant or agreement contained in the Guaranty; or

(c) Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b)) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) a Responsible Officer thereof obtaining actual knowledge of such failure and (ii) the Company receiving notice of such failure from the Administrative Agent (which notice shall be given at the request of any Lender); or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) Any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace period, if any, in respect of any Material Indebtedness, or (B) fails to observe or perform any other agreement or condition relating to any Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, and such failure continues after the applicable grace period, if any, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness (or, with respect to a Guarantee, the beneficiary or beneficiaries (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries)) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such

Indebtedness to be made, prior to its stated maturity, (or, in the case of a Guarantee, such Guarantee to become payable or cash collateral in respect thereof to be demanded); provided that this clause (e) shall not apply to Secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Material Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Material Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against any Loan Party or any Subsidiary thereof (i) one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) in an aggregate amount in excess of $10,000,000 (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage and excluding judgments entered in respect of Nonrecourse Indebtedness and judgments entered in respect of Indebtedness permitted under clause (D) of Section 7.11(f)(ii)), or (ii) any one or more non-monetary final judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company and its Subsidiaries under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $5,000,000, or (ii) the Company or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $5,000,000; or

(j) Invalidity of Loan Documents. Any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document; or

(k) Change of Control. There occurs any Change of Control; or

(l) REIT Status. The Company shall, for any reason, lose or fail to maintain its REIT Status after the REIT Election Effective Date.

8.02 Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and

(d) exercise on behalf of itself, the Lenders and the L/C Issuer all rights and remedies available to it, the Lenders and the L/C Issuer under the Loan Documents or applicable Laws;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

8.03 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18 be applied in the following order:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuer (including fees, charges and disbursements of counsel to the respective Lenders and the L/C Issuer arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees, Unused Fees, Facility Fees and interest on the Loans, L/C Borrowings and other Obligations arising under the Loan Documents, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuer in proportion to the respective amounts described in this clause Fourth held by them;

Fifth, to the Administrative Agent for the account of the L/C Issuer, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.04 and 2.17; and

Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.

Subject to Sections 2.04(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired or cancelled, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authority. Each of the Lenders and the L/C Issuer hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuer, and neither the Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.

9.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Company or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

9.03 Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a) shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law;

(c) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Company or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity;

(d) shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Company, a Borrower, a Lender or the L/C Issuer; and

(e) shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

9.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message,

Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

9.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

9.06 Successor Administrative Agent. (a) The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuer and the Company on behalf of the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company and the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the L/C Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Company and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the L/C Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents

(if not already discharged therefrom as provided above in this Section). The fees payable by the Loan Parties to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company on behalf of the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as L/C Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer and Swing Line Lender, (ii) the retiring L/C Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(b) The Administrative Agent, or any successor Administrative Agent appointed, may be removed by the Required Lenders at any time that (i) the Administrative Agent (or such successor) is a Defaulting Lender, or (ii) the Administrative Agent is determined, by a court of competent jurisdiction by final and nonappealable judgment, to be grossly negligent in the performance of its material obligations and/or duties hereunder or to have engaged in willful misconduct in the performance of such obligations and/or duties. In the event of the removal of the Administrative Agent pursuant to the foregoing sentence, a successor Administrative Agent shall be appointed in accordance with the terms of Section 9.06(a) as if such Administrative Agent (or successor) had resigned.

9.07 Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

9.08 No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners or the Arrangers listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the L/C Issuer hereunder.

9.09 Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered, by intervention in such proceeding or otherwise

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, the L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuer and the Administrative Agent under Sections 2.04(h) and (i), 2.10 and 11.04) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.10 and 11.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the L/C Issuer or in any such proceeding.

ARTICLE X

CONTINUING GUARANTY

10.01 Guaranty. The Guarantor hereby absolutely, irrevocably and unconditionally guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations, whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, and whether arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, reasonable and documented attorneys’ fees and expenses incurred by any Creditor Party in connection with the collection or enforcement thereof). The Administrative Agent’s books and records showing the amount of the Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Guarantor, and conclusive for the purpose of establishing the amount of the Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any instrument or agreement evidencing any Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Obligations which might otherwise constitute a defense to the obligations of the Guarantor under this Guaranty, and the Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing.

10.02 Rights of Lenders. The Guarantor consents and agrees that the Creditor Parties may, at any time and from time to time, without notice or demand, without the consent of the Guarantor, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, sell, or otherwise dispose of, or impair or fail to perfect any Lien on, any security for the payment of this Guaranty or any Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the L/C Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Obligations. Without limiting the generality of the foregoing, the Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of the Guarantor.

10.03 Certain Waivers. The Guarantor waives (a) any defense arising by reason of any disability or other defense of any Borrower or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Creditor Party) of the liability of any Borrower; (b) any defense based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of any Borrower; (c) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder; (d) any requirement to proceed against any Borrower, proceed against or exhaust any security for the Obligations, or pursue any other remedy in the power of any Creditor Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Creditor Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties. The Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Obligations.

10.04 Obligations Independent. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Obligations and the obligations of any other guarantor, and a separate action may be brought against the Guarantor to enforce this Guaranty whether or not any Borrower or any other Person is joined as a party.

10.05 Subrogation. The Guarantor shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until all of the Obligations and any amounts payable under this Guaranty have been indefeasibly paid and performed in full and the Commitments and the Facilities are terminated. If any amounts are paid to the Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Creditor Parties and shall forthwith be paid to the Creditor Parties to reduce the amount of the Obligations, whether matured or unmatured.

10.06 Termination; Reinstatement. This Guaranty is a continuing, absolute, unconditional and irrevocable guaranty of all Obligations now or hereafter existing and shall remain in full force and effect until all Obligations and any other amounts payable under this Guaranty are indefeasibly paid in full in cash and the Commitments and the Facilities with respect to the Obligations are terminated. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or the Guarantor is made, or any of the Creditor Parties exercises its right of setoff, in respect of the Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Creditor Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Creditor Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Guarantor under this paragraph shall survive termination of this Guaranty.

10.07 Subordination. The Guarantor hereby subordinates the payment of all obligations and indebtedness of each Borrower owing to the Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of any Borrower to the Guarantor as subrogee of the Creditor Parties or resulting from the Guarantor’s performance under this Guaranty, to the indefeasible payment in full in cash of all Obligations; provided that the Guarantor may receive regularly scheduled payments of principal and interest on such obligations and indebtedness from each Borrower, except upon the occurrence and continuance of an Event of Default. If any amounts are paid to the Guarantor in violation of the foregoing subordination, then such amounts shall be held in trust for the benefit of the Creditor Parties and shall forthwith be paid to the Creditor Parties to reduce the amount of the Obligations, whether matured or unmatured. Upon the occurrence and continuance of an Event of Default, if the Creditor Parties so request, any such obligation or indebtedness of any Borrower to the Guarantor shall be enforced and performance received by the Guarantor as trustee for the Creditor Parties and the proceeds thereof shall be paid over to the Creditor Parties on account of the Obligations, but without reducing or affecting in any manner the liability of the Guarantor under this Guaranty.

10.08 Stay of Acceleration. If acceleration of the time for payment of any of the Obligations is stayed, in connection with any case commenced by or against the Guarantor or any Borrower under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by the Guarantor immediately upon demand by the Creditor Parties.

10.09 Condition of Borrowers. The Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the

Borrowers and any such other guarantor as the Guarantor requires, and that none of the Creditor Parties has any duty, and the Guarantor is not relying on the Creditor Parties at any time, to disclose to the Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (the Company waiving any duty on the part of the Creditor Parties to disclose such information and any defense relating to the failure to provide the same).

10.10 Release of Guarantor. Notwithstanding any other provision in this Article X, the Guarantor shall be released from any obligations under this Article X upon the effectiveness of the joinder agreement substantially in the form of Exhibit H, pursuant to Section 6.12(b).

ARTICLE XI

MISCELLANEOUS

11.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders, the Company and the Borrowers and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in (i) Section 4.01, without the written consent of each Lender, or (ii) Section 4.02, without the written consent of each Term Lender;

(b) without limiting the generality of clause (a) above, waive any condition set forth in Section 4.03 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be;

(c) extend (except as provided in Section 2.15) or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;

(d) postpone any date fixed by this Agreement or any other Loan Document for (i) any payment (excluding mandatory prepayments) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment or (ii) any scheduled reduction of any Facility hereunder or under any other Loan Document without the written consent of each Appropriate Lender;

(e) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;

(f) change any of the terms or provisions in any Loan Document requiring pro rata payments, distributions, commitment reductions or sharing of payments without the consent of each Lender, including (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.06(b) or 2.07(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (A) if such Facility is the Term Facility, each Term Lender and (B) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender; provided, that with the consent of the Required Lenders, such terms and provisions may be amended on customary terms in connection with an “amend and extend” transaction;

(g) change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 11.01(g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders”, “Required Term Lenders” or “Appropriate Lenders” without the written consent of each Lender under the applicable Facility;

(h) release any Borrower or the Guarantor from its obligations under this Agreement or any other Loan Document, without the written consent of each Lender, except as expressly provided in the Loan Documents;

(i) impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, each Term Lender and (iii) if such Facility is the Revolving Credit Facility, each Revolving Credit Lender; or

(j) amend the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender;

and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

11.02 Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to a Loan Party, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Loan Parties).

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the L/C Issuer pursuant to Article II if such Lender or the L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or a Loan Party may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials through the Internet. In addition, in no event shall any Agent Party have any liability to any Loan Party, any Lender, the L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of the Loan Parties, the Administrative Agent, the L/C Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to one of more of the Company and its Subsidiaries or their respective securities for purposes of United States Federal or state securities laws.

(e) Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of a Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company and the Borrowers shall indemnify the Administrative Agent, the L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03 No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, the L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuer; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04 Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Loan Parties shall pay, or cause to be paid, (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, MLPF&S and their respective Affiliates (including the reasonable documented fees, charges and disbursements of counsel for the Administrative Agent and MLPF&S), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or the L/C Issuer), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b) Indemnification. The Loan Parties shall indemnify the Administrative Agent (and any sub-agent thereof), the Arrangers, the Swing Line Lender, each Lender and the L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), and shall indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any third party or by any Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or Release of Hazardous Materials at, on, under or emanating from any property owned, leased or operated by the any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Loan Party or any of such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee (or any Affiliate Controlled by or under common Control with such Indemnitee).

(c) Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Arrangers, the Swing Line Lender, the L/C Issuer or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Arrangers, the Swing Line

Lender, the L/C Issuer or such Related Party, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), any Arranger, the Swing Line Lender or the L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Swing Line Lender or L/C Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).

(d) Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Loan Party, nor any Subsidiary thereof, shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.

(e) Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f) Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05 Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent, the L/C Issuer or any Lender, or the Administrative Agent, the L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, the L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount received by such Lender or the L/C Issuer and so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuer under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

11.06 Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted such assignment or transfer without such consent shall be null and void) and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment, or grant of a security interest, subject to the restrictions of Section 11.06(f), (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuer and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the Revolving Credit Facility, or $5,000,000, in the case of any assignment in respect of the Term Facility, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

(ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to rights in respect of Bid Loans or the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;

(iii) Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:

(A) the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

(B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.

(iv) Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v) No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries or (B) any

Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) a natural person.

(vi) Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by such Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to (i) the assignee Lender and/or (ii) in the case of a partial assignment by a Lender of its rights or obligations under this Agreement, the assigning Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c) Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely to the extent required to comply with Treasury Regulation 5f103-1(c), shall maintain at the Administrative Agent’s

Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by any Loan Party and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Participations. Any Lender may at any time, without the consent of, or notice to, the Company, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or the Company or any of the Company’s Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Company, the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations of such sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 11.06(b); provided that such Participant agrees to be subject to the provisions of Section 3.06(a) as if it were an assignee under Section 11.06(b) To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e) Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrowers’ prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrowers are notified of the Participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 3.01(e) as though it were a Lender.

(f) Certain Pledges. Any Lender may at any time pledge or assign, or grant a security interest in, all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment, or grant of a security interest, to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment or grant shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee or grantee for such Lender as a party hereto.

(g) Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America (i) may, upon 30 days’ notice to the Company and the Lenders, resign as L/C Issuer and/or (ii) shall, upon 30 days’ notice to the Company and the Lenders, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that (i) no failure by the Company to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be and (ii) the Required Lenders, and not the Company, shall have the exclusive right to appoint any such successor in the event that either (x) the Company does not appoint a successor that has accepted such appointment within ten (10) Business Days following the resignation of Bank of America or (y) an Event of Default has occurred and is continuing at the time of such appointment. If Bank of America resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.05(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender and the acceptance by such successor of such appointment, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.

11.07 Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its

Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, auditors (including internal auditors), attorneys and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16(c) or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, any Lender, the L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company or a Borrower.

For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or the L/C Issuer on a nonconfidential basis prior to disclosure by any Loan Party or any Subsidiary thereof, provided that, in the case of information received from a Loan Party or any such Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and the L/C Issuer acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.

11.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the L/C Issuer or any such Affiliate to or for the credit or the account of the Company or any other Loan Party against any and all of the obligations of the Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or the L/C Issuer, irrespective of whether or not such Lender or the L/C Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender or the L/C Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, the L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the L/C Issuer or their respective Affiliates may have. Each Lender and the L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

11.09 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

11.10 Counterparts; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

11.12 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

11.13 Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) in connection with any proposed amendment, waiver or consent in respect of any Loan Document requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of any other Lender is not obtained, (iv) any Lender is a Defaulting Lender or (v) any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a) the Borrowers shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances from the assignee and any amounts payable by any Borrower pursuant to Section 3.01, 3.04 or 3.05 from the Borrowers (it being understood that the Assignment and Assumption relating to such assignment shall provide that any interest and fees that accrued prior to the effective date of the assignment shall be for the account of the replaced Lender and such amounts that accrue on and after the effective date of the assignment shall be for the account of the replacement Lender);

(c) in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and

(d) such assignment does not conflict with applicable Laws.

A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section 11.13, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if a Note has been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.

11.14 Governing Law; Jurisdiction; Etc. (a) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ANY OTHER LOAN PARTY OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

11.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Loan Parties acknowledges and agrees, and acknowledges its respective Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arrangers are arm’s-length commercial transactions between the Borrowers, the Company and their respective Affiliates, on the one hand, and the Administrative Agent and the Arrangers, on the other hand, (B) each of the Borrowers and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers and the Company is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, each of the Lenders and each of the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Borrower, the Company or any of their respective Affiliates, or any other Person and (B) none of the Administrative Agent, any Lender or any Arranger has any obligation to any Borrower, the Company or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers, the Company and their respective Affiliates, and none of the Administrative Agent, any Lender or any Arranger has any obligation to disclose any of such interests to the Borrowers, the Company or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the Company hereby waives and releases any claims that it may have against the Administrative Agent, any Lender or any Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

11.17 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.18 USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.

11.19 Joint and Several Liability of Borrowers. (a) Each of the Borrowers is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent, the L/C Issuer and the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations.

(b) Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them.

(c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrowers will make such payment with respect to, or perform, such Obligation.

(d) The Obligations of each Borrower under the provisions of this Section 11.19 constitute the absolute, irrevocable and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

(e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any Loans made or Letters of Credit issued under or pursuant to this Agreement, notice of the occurrence of any Default, or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Administrative Agent, the L/C Issuer or the Lenders, or any of them, under or in respect of any of the Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement). To the extent permitted by applicable law, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Administrative Agent, the L/C Issuer or the Lenders, or any of them, at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by the Administrative Agent, the L/C Issuer or the Lenders, or any of them, in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Administrative Agent, the L/C Issuer or the Lenders, or any of them, with respect to the failure by any Borrower to comply with any of its respective Obligations, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 11.19 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 11.19, it being the intention of each Borrower that, so long as any of the Obligations hereunder remains unsatisfied, the Obligations of such Borrower under this Section 11.19 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 11.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower or the Administrative Agent, the L/C Issuer or the Lenders, or any of them. The joint and several liability of each Borrower hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, constitution or place of formation of any of the Borrowers or the Administrative Agent, the L/C Issuer or the Lenders, or any of them.

(f) The provisions of this Section 11.19 are made for the benefit of the Administrative Agent, the L/C Issuer, the Lenders and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the L/C Issuer or any Lender, successor or assign first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 11.19 shall remain in effect until all of the Obligations shall have been indefeasibly paid in full or otherwise fully satisfied. If, at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Administrative Agent, the L/C Issuer or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 11.19 will forthwith be reinstated in effect, as though such payment had not been made.

(g) Each Borrower hereby agrees that it will not enforce any of its rights of contribution or subrogation against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent, the L/C Issuer or any Lender with respect to any of the Obligations or any collateral security therefor until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against the other Borrowers with respect to any payments to the Administrative Agent, the L/C Issuer or any Lender hereunder or under any other Loan Documents is hereby expressly made subordinate and junior in right of payment, including without limitation, as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to the other Borrowers therefor.

(h) Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of any Borrower shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Borrower hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state and including, without limitation, the Bankruptcy Code of the United States).

Each Borrower hereby appoints the Company to act as its agent for all purposes under this Agreement (including, without limitation, with respect to all matters related to the borrowing and repayment of Loans and the issuance of Letters of Credit) and agrees that (i) the Company may execute such documents on behalf of the Borrowers as the Company deems appropriate in its sole discretion and the Borrowers shall be obligated by all of the terms of any such document executed on their behalf, (ii) any notice or communication delivered by the Administrative Agent, the L/C Issuer or any Lender to the Company shall be deemed delivered to each Borrower and (iii) the Administrative Agent, the L/C Issuer or the Lenders may accept, and be permitted to rely on, any document, instrument or agreement executed by the Company on behalf of the Borrowers.

11.20 ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

11.21 No Novation. It is the intent of the parties hereto that this Agreement does not constitute a novation of the rights, obligations and liabilities of the respective parties (including the Obligations) existing under the Original Credit Agreement or evidence payment of all or any of such obligations and liabilities, and such rights, obligations and liabilities shall continue and remain outstanding under the terms and conditions of, and as amended and restated by, this Agreement, and that this Agreement amends and restates in its entirety the Original Credit Agreement. Without limiting the generality of the foregoing (i) all Revolving Credit Loans, Swing Line Loans and Competitive Loans outstanding under the Original Credit Agreement shall on the Term Loan Effective Date become Revolving Credit Loans, Swing Line Loans and Competitive Loans, as the case may be, hereunder, (ii) all Letters of Credit under the Original Credit Agreement shall on the Term Loan Effective Date become Letters of Credit hereunder and (iii) all other Obligations outstanding under the Original Credit Agreement shall on the Term Loan Effective Date be Obligations under this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:

BORROWERS:

W.P. CAREY & CO. LLC,

a Delaware limited liability company

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

CAREY ASSET MANAGEMENT CORP.,
a Delaware corporation

By:	/s/ Donna M. Neiley

Name:	Donna M. Neiley

Title:	Senior Vice President

CAREY REIT II, INC.,
a Maryland corporation

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

CAREY REIT III INC.,

a Maryland corporation

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement]

CAREY LODGING ADVISORS, LLC,
a Delaware limited liability company

By:	CAREY ASSET MANAGEMENT CORP.,
its sole Member

By:	/s/ Donna M. Neiley

Name:	Donna M. Neiley

Title:	Senior Vice President

W. P. CAREY INTERNATIONAL LLC, a Delaware limited liability company

By:	/s/ Georges Asmar

Name:	Georges Asmar

Title:	Vice President

AZO–A L.P., a Delaware limited partnership

By:	AZO DRIVER (DE) LLC,
its General Partner

	By:	CAREY REIT II, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement]

AZO–B L.P., a Delaware limited partnership

By:	AZO MECHANIC (DE) LLC,
its General Partner

	By:	CAREY REIT II, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

BROOMFIELD PROPERTIES CORP., a Colorado corporation

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

(CA) CHC LP, a Delaware limited partnership

By:	CITRUS HEIGHTS (CA) GP, LLC,
its General Partner

By:	/s/ Donna M. Neiley

Name:	Donna M. Neiley

Title:	Manager

[Signature Page to Amended and Restated Credit Agreement]

CCARE(MULTI)LP QRS 9-1, INC.,
a Delaware corporation

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

CD UP LP, a Delaware limited partnership

By:	BILL CD LLC,
its General Partner

	By:	CAREY REIT II, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

CORPORATE PROPERTY ASSOCIATES, a California limited partnership

By:	CAREY MANAGEMENT LLC,
its General Partner

	By:	CAREY REIT II, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement]

CORPORATE PROPERTY ASSOCIATES 4, A CALIFORNIA LIMITED PARTNERSHIP,
a California limited partnership

By:	CAREY MANAGEMENT LLC,
its General Partner

	By:	CAREY REIT II, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

CORPORATE PROPERTY ASSOCIATES 6 - A CALIFORNIA LIMITED PARTNERSHIP, a California limited partnership

By:	CAREY MANAGEMENT LLC,
its General Partner

	By:	CAREY REIT II, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement]

CORPORATE PROPERTY ASSOCIATES 9, L.P., A DELAWARE LIMITED PARTNERSHIP,
a Delaware limited partnership

By:	CAREY MANAGEMENT LLC,
its General Partner

	By:	CAREY REIT II, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

DRAYTON PLAINS (MI), LLC, a Delaware limited liability company

By:	/s/ Donna M. Neiley

Name:	Donna M. Neiley

Title:	Manager

EROS (ESP) CR QRS INC., a Delaware corporation

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement]

PAPER LIMITED LIABILITY COMPANY,
a Delaware limited liability company

By:	CORPORATE PROPERTY ASSOCIATES 4, A CALIFORNIA LIMITED PARTNERSHIP,
its Member

	By:	CAREY MANAGEMENT LLC,
its General Partner

		By:	CAREY REIT II, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

QRS 10-18 (FL), LLC, a Delaware limited liability company

By:	/s/ Donna M. Neiley

Name:	Donna M. Neiley

Title:	Manager

[Signature Page to Amended and Restated Credit Agreement]

TORREY PINES LIMITED PARTNERSHIP, A CALIFORNIA LIMITED PARTNERSHIP,
a California limited partnership

By:	TORREY PINES, LLC,
its General Partner

By:	/s/ Donna M. Neiley

Name:	Donna M. Neiley

Title:	Manager

WALS (IN) LLC, a Delaware limited liability company

	By:	CAREY REIT II, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement]

308 ROUTE 38 LLC,
a Delaware limited liability company

By:	308 ROUTE 38, INC.,
its sole Member

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

308 ROUTE 38, INC., a Delaware corporation

By:	/s/ Mark J. DeCesaris

Name:	Mark J. DeCesaris

Title:	Chief Financial Officer

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as
Administrative Agent

By:	/s/ Eyal Namordi

Name:	Eyal Namordi

Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender

By:	/s/ Eyal Namordi

Name:	Eyal Namordi

Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ William E. Schachat

Name:	William E. Schachat

Title:	Senior Credit Banker

[Signature Page to Amended and Restated Credit Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Brian P. Kelly

Name:	Brian P. Kelly

Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Anthony A. Filorimo

Name:	Anthony A. Filorimo

Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

RBS CITIZENS, N.A. DBA CHARTER ONE,
as a Lender

By:	/s/ Donald Woods

Name:	Donald Woods

Title:	SVP

[Signature Page to Amended and Restated Credit Agreement]

REGIONS BANK,
as a Lender

By:	/s/ Robert P. MacGregor

Name:	Robert P. MacGregor

Title:	Senior Vice President

[Signature Page to Amended and Restated Credit Agreement]

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:	/s/ David Heller

Name:	David Heller

Title:	VP

[Signature Page to Amended and Restated Credit Agreement]

THE BANK OF NEW YORK MELLON,
as a Lender

By:	/s/ Rick Laudisi

Name:	Rick Laudisi

Title:	Managing Director

[Signature Page to Amended and Restated Credit Agreement]

FIFTH THIRD BANK,
as a Lender

By:	/s/ Benjamin Gelhaus

Name:	Benjamin Gelhaus

Title:	Assistant Vice President

[Signature Page to Amended and Restated Credit Agreement]

COMERICA BANK,
as a Lender

By:	/s/ Charles Weddell

Name:	Charles Weddell

Title:	Vice President

[Signature Page to Amended and Restated Credit Agreement]

Schedule 1.01(A) - Managed REITs

Name of Managed REIT	Type of Organization	State of formation
308 ROUTE 38, INC.	Corporation	Delaware
CAREY REIT II, INC.	Corporation	Maryland
CAREY REIT III INC.	Corporation	Maryland
CAREY WATERMARK INVESTORS INCORPORATED	Corporation	Maryland
CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED	Corporation	Maryland
CORPORATE PROPERTY ASSOCIATES 16-GLOBAL INCORPORATED	Corporation	Maryland
CORPORATE PROPERTY ASSOCIATES 17-GLOBAL INCORPORATED	Corporation	Maryland
KEYSTONE CAPITAL COMPANY, INC.	Corporation	Washington

SCHEDULE 1.01(B)

MANDATORY COST FORMULAE

1.	The Mandatory Cost (to the extent applicable) is an addition to the interest rate to compensate Lenders for the cost of compliance with:

(a)	the requirements of the Bank of England and/or the Financial Services Authority (or, in either case, any other authority which replaces all or any of its functions); or

(b)	the requirements of the European Central Bank.

2.	On the first day of each Interest Period (or as soon as possible thereafter) the Administrative Agent shall calculate, as a percentage rate, a rate (the “Additional Cost Rate”) for each Lender, in accordance with the paragraphs set out below. The Mandatory Cost will be calculated by the Administrative Agent as a weighted average of the Lenders’ Additional Cost Rates (weighted in proportion to the percentage participation of each Lender in the relevant Loan) and will be expressed as a percentage rate per annum. The Administrative Agent will, at the request of the Company or any Lender, deliver to the Company or such Lender as the case may be, a statement setting forth the calculation of any Mandatory Cost.

3.	The Additional Cost Rate for any Lender lending from a Lending Office in a Participating Member State will be the percentage notified by that Lender to the Administrative Agent. This percentage will be certified by such Lender in its notice to the Administrative Agent to be its reasonable determination of the cost (expressed as a percentage of such Lender’s participation in all Loans made from such Lending Office) of complying with the minimum reserve requirements of the European Central Bank in respect of Loans made from that Lending Office.

4.	The Additional Cost Rate for any Lender lending from a Lending Office in the United Kingdom will be calculated by the Administrative Agent as follows:

(a)	in relation to any Loan in Sterling:

AB+C(B-D)+E x 0.01	per cent per annum
100 - (A+C)

(b)	in relation to any Loan in any currency other than Sterling:

E x 0.01	per cent per annum
300

Where:

“A”	is the percentage of Eligible Liabilities (assuming these to be in excess of any stated minimum) which that Lender is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.

Schedule 1.01(B)

“B”	is the percentage rate of interest (excluding the Applicable Rate, the Mandatory Cost and any interest charged on overdue amounts pursuant to the first sentence of Section 2.09(b) and, in the case of interest (other than on overdue amounts) charged at the Default Rate, without counting any increase in interest rate effected by the charging of the Default Rate) payable for the relevant Interest Period of such Loan.

“C”	is the percentage (if any) of Eligible Liabilities which that Lender is required from time to time to maintain as interest bearing Special Deposits with the Bank of England.

“D”	is the percentage rate per annum payable by the Bank of England to the Administrative Agent on interest bearing Special Deposits.

“E”	is designed to compensate Lenders for amounts payable under the Fees Rules and is calculated by the Administrative Agent as being the average of the most recent rates of charge supplied by the Lenders to the Administrative Agent pursuant to paragraph 7 below and expressed in pounds per £1,000,000.

5.	For the purposes of this Schedule:

(a)	“Eligible Liabilities” and “Special Deposits” have the meanings given to them from time to time under or pursuant to the Bank of England Act 1998 or (as may be appropriate) by the Bank of England;

(b)	“Fees Rules” means the rules on periodic fees contained in the FSA Supervision Manual or such other law or regulation as may be in force from time to time in respect of the payment of fees for the acceptance of deposits;

(c)	“Fee Tariffs” means the fee tariffs specified in the Fees Rules under the activity group A.1 Deposit acceptors (ignoring any minimum fee or zero rated fee required pursuant to the Fees Rules but taking into account any applicable discount rate); and

(d)	“Tariff Base” has the meaning given to it in, and will be calculated in accordance with, the Fees Rules.

6.	In application of the above formulae, A, B, C and D will be included in the formulae as percentages (i.e. 5% will be included in the formula as 5 and not as 0.05). A negative result obtained by subtracting D from B shall be taken as zero. The resulting figures shall be rounded to four decimal places.

7.

If requested by the Administrative Agent or the Company, each Lender with a Lending Office in the United Kingdom or a Participating Member State shall, as soon as practicable after publication by the Financial Services Authority, supply to the

Schedule 1.01(B)

Administrative Agent and the Company, the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Rules in respect of the relevant financial year of the Financial Services Authority (calculated for this purpose by such Lender as being the average of the Fee Tariffs applicable to such Lender for that financial year) and expressed in pounds per £1,000,000 of the Tariff Base of such Lender.

8.	Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Additional Cost Rate. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender:

(a)	the jurisdiction of the Lending Office out of which it is making available its participation in the relevant Loan; and

(b)	any other information that the Administrative Agent may reasonably require for such purpose.

Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph.

9.	The percentages of each Lender for the purpose of A and C above and the rates of charge of each Lender for the purpose of E above shall be determined by the Administrative Agent based upon the information supplied to it pursuant to paragraphs 7 and 8 above and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender’s obligations in relation to cash ratio deposits and Special Deposits are the same as those of a typical bank from its jurisdiction of incorporation with a lending office in the same jurisdiction as its Lending Office.

10.	The Administrative Agent shall have no liability to any Person if such determination results in an Additional Cost Rate which over- or under-compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant to paragraphs 3, 7 and 8 above is true and correct in all respects.

11.	The Administrative Agent shall distribute the additional amounts received as a result of the Mandatory Cost to the Lenders on the basis of the Additional Cost Rate for each Lender based on the information provided by each Lender pursuant to paragraphs 3, 7 and 8 above.

12.	Any determination by the Administrative Agent pursuant to this Schedule in relation to a formula, the Mandatory Cost, an Additional Cost Rate or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

13.	The Administrative Agent may from time to time, after consultation with the Company and the Lenders, determine and notify to all parties any amendments which are required to be made to this Schedule in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties hereto.

Schedule 1.01(B)

SCHEDULE 1.01(C)

EXISTING LETTERS OF CREDIT

APPLICANT	L/C NO.	AMOUNT	ISSUE DATE	EXPIRATION DATE	BENEFICIARY
W.P. CAREY & CO. LLC	PNC 18102587	$2,412,579.00	6/29/2007	1/25/2012	WELLS FARGO BANK N.A. AS TRUSTEE
W.P. CAREY & CO. LLC	PNC 18102588	$767,711.00	6/29/2007	1/25/2012	LASALLE BANK N.A., AS TRUSTEE
W.P. CAREY & CO. LLC	PNC 18102589	$658,510.92	6/29/2007	1/25/2012	WELLS FARGO BANK N.A. AS TRUSTEE
CAREY REIT II, INC.	PNC 18111785	$3,000,000.00	7/24/2009	7/24/2012	NATIONAL BANK OF ARIZONA

Schedule 1.01(C)

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Applicable Percentage (Revolving Credit Facility)	Term Commitment	Applicable Percentage (Term Facility)
Bank of America, N.A.	$65,000,000	14.4444%	$25,000,000	14.2857%
JPMorgan Chase Bank, N.A.	$65,000,000	14.4444%	$25,000,000	14.2857%
PNC Bank, National Association	$63,000,000	14.0000%	$24,500,000	14.0000%
Wells Fargo Bank, National Association	$63,000,000	14.0000%	$24,500,000	14.0000%
RBS Citizens, N.A. dba Charter One	$54,000,000	12.0000%	$21,000,000	12.0000%
Regions Bank	$36,000,000	8.0000%	$14,000,000	8.0000%
U.S. Bank National Association	$36,000,000	8.0000%	$14,000,000	8.0000%
The Bank of New York Mellon	$25,000,000	5.5556%	$10,000,000	5.7143%
Fifth Third Bank	$25,000,000	5.5556%	$10,000,000	5.7143%
Comerica Bank	$18,000,000	4.0000%	$7,000,000	4.0000%
Total	$450,000,000	100%	$175,000,000	100%

Schedule 2.01

SCHEDULE 5.11(d)

NONE.

SCHEDULE 5.12(a)

Company:

W.P. Carey & Co. LLC

Subsidiaries:

(* Indicates a Borrower (also in Bold))

24 HR-TX GP (TX) QRS 12-66, Inc.

24 HR-TX (MD) Business Trust

24 HR-TX (TX) Limited Partnership

308 ROUTE 38, INC.*

308 ROUTE 38 LLC*

87TH STREET STORAGE OWNER (IL) LLC

AMLN (CA) QRS 14-107, Inc.

AMLN Landlord LLC

AMLN Member (CA) QRS 14-108, Inc.,

ANTH WPC (CA) LLC

ANT-LM LLC

Asiainvest LLC

AW WPC (KY) LLC

AZO–A L.P.*

AZO–B L.P.*

AZO – C L.P.

AZO – D L.P.

AZO Driver (DE) LLC

AZO Mechanic (DE) LLC

BEDFORD WPC STORAGE (IL) LLC

BEST STORAGE (FL) LLC

Bill CD LLC

Bone (DE) LLC

Bone Manager, Inc.

Brassington Limited

BROOMFIELD PROPERTIES CORP.*

(CA) CHC LP *

(CA) ADS, LLC

Call LLC

Carey Asset Management Corp.*

Carey Financial LLC

CAREY LODGING ADVISORS, LLC*

Carey Management LLC

Carey Management Services, Inc.

Carey Norcross, LLC

Carey REIT II, Inc.*

Carey REIT III Inc.*

Carey Storage Aces GP LLC

CAREY STORAGE I (MA ) LLC

CAREY STORAGE I (GA) AMERISTOR LLC

CAREY STORAGE I (TX) ACES LP

CAREY STORAGE I (CA) ROHNERT LLC

CAREY STORAGE I (TX) TARRANT LP

CAREY STORAGE I (TX) BELTLINE LP

CAREY STORAGE I (GA) STORE HOUSE LLC

CAREY STORAGE I (OH) ARMOR LLC

CAREY STORAGE I (FL) BULL RUN LLC

Carey Storage Participation LLC

Carey/HUSREF IV Self-Storage Holdings, LLC

Carey Self-Storage REIT LLC

Carey Storage Management LLC

Carey Storage Member LLC

Carey Storage Mezzanine I, LLC

Carey Watermark Holdings, LLC

CCARE(MULTI)LP QRS 9-1, Inc.*

CD UP LP*

Chkfree WPC Member (GA) LLC

Citrus Heights (CA) GP, LLC

Comquest West (AZ) 11-68, Inc.

Consys-9 (SC) LLC

Corporate Property Associates*

Corporate Property Associates 4, a California Limited Partnership*

Corporate Property Associates 6 - a California limited partnership*

Corporate Property Associates 9, L.P., a Delaware limited partnership*

CPA Paper, Inc.

CW Advisors Holdings, LLC

DP WPC (TX) LLC

Deliver (TN) QRS 14-49, Inc.

DRAYTON PLAINS (MI), LLC*

Eros II Spain 17-16 B.V.

EROS (ESP) CR QRS INC.*

Faur WPC (OH) LLC

FLY (CD) LLC

Forge River GP (TX) WPC, Inc.

Forge River (TX) LP

Four World Landlord (GA) LLC

Four World Manager (GA) LLC

Goldyard, S.L.

HARLEM WPC STORAGE (IL) LLC

Hibbett (AL) 11-41, Inc.

Illkinvest

JPCentre (TX) LLC

Jamesinvest Sprl

Keystone Capital Company, Inc.

LINCOLNSHIRE WPC STORAGE (IL) LLC

Mauritius International I LLC

Nor (GA) QRS 14-17, Inc.

Olimpia Investment Sp. z o.o.

PAPER LIMITED LIABILITY COMPANY*

PENSACOLA STORAGE (FL) LLC

Pensacola Storage Member (FL) LLC

Pilbara Investments Limited

Polkinvest Sprl

PULASKI WPC STORAGE (IL) LLC

QRS 10-18 (FL), LLC*

QRS 11-2 (AR), LLC

QRS 11-12 (FL) LLC

QRS 11-14 (NC) LLC

QRS 11-41 (AL) LLC

Quest-US West (AZ) QRS 11-68, LLC

Randolph/Clinton Limited Partnership

Rush It LLC

Spec (CA) QRS 12-20, Inc.

STORAGE I (CT ) LLC

Three Aircraft Seats (DE) Limited Partnership

Three Cabin Seats (DE) LLC

Torrey Pines Limited Partnership, a California limited partnership*

Torrey Pines, LLC

TOTAL STORAGE (AR) LLC

Tours Invest

UP CD LLC

Venice (CA) LP

WALS (IN) LLC*

W.P. Carey & Co BV

W. P. Carey & Co. Limited

W.P. Carey Equity Investment Management (Shanghai) Limited

WP Carey Holdings LLC

WPCI Holdings I LLC

WPCI Holdings II LLC

W. P. Carey International LLC*

WPCI Shanghai Rep Office

Miscellaneous Subsidiaries:

(Subsidiaries that are not property owners and/or are going to be dissolved)

50 Rock Partners

87th Street Storage (IL) LLC

ABI (TX) Limited Partnership

ABI GP (TX) LLC

AFD (MN) LLC

Alpena Franchise Corp.

Alpena License Corp.

AMERI-MMI (SC) 11-11 INC.

BRI (MN) LLC

Bud Limited Liability Company

Build (CA) QRS 12-24, Inc.

Carey HUSREF IV Storage Services, Inc.

Carey Storage Asset Management LLC

Carey Storage (DE) TRS 16-155, INC.

CDC Paying Agent LLC

CLA Holdings LLC

COBC Parcel 18 LLC

CPA Burnhaven LP

Cross LLC

Denton (TX) Trust

Emerald Development Company Inc.

Fifth Rock Limited Partnership

Food WPC (MI) LLC

GENA (CA) QRS 12-1

GENA Property Company, L.P.

Gena LLC

Petosky Franchise Corp.

Petosky License Corp.

Phone (LA) LLC

Phone Managing Member LLC

Randolph/Clinton Two LLC

Schobi (Ger-Pol) LLC

Telegraph (MO) LLC

Telegraph Manager (MO) WPC, Inc.

SCHEDULE 5.12(b)

**	Non-subsidiary

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Asiainvest LLC	Delaware	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)	N/A	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

Brassington Limited	Hong Kong	Asiainvest LLC, a Delaware limited liability company (100%)	Asiainvest LLC is owned by W.P. Carey & Co. LLC (92.31%) Individual Member(s) (7.69%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

Carey Asset Management Corp.	Delaware	W.P. Carey & Co. LLC, a Delaware limited liability company (100%)	N/A	N/A

Carey Financial LLC	Delaware	Carey Asset Management Corp., a Delaware corporation (100%)	Carey Asset Management Corp. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (100%)	N/A

Carey Management Services, Inc.	Delaware	W.P. Carey & Co. LLC, a Delaware limited liability company (100%)	N/A	N/A

CAREY LODGING ADVISORS, LLC	Delaware	Carey Asset Management Corp., a Delaware corporation (100%)	Carey Asset Management Corp. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (100%)	N/A

Carey Watermark Holdings, LLC	Delaware	CW Advisors Holdings, LLC, a Delaware limited liability company (80%) Watermark Capital Partners, LLC (20%)**	CW Advisors Holdings, LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	W.P. Carey & Co. LLC (80%) Watermark Capital Partners, LLC (20%)**

CWI OP, LP**	Delaware

Carey Watermark Investors Incorporated, a Maryland corporation (99.985%; general and limited partner)**

CAREY LODGING ADVISORS, LLC, a Delaware limited liability company (.015%), which is owned per the description above

			See above	Carey Watermark Investors Incorporated (99.985%)** W.P. Carey & Co. LLC (.015%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Carey REIT II, Inc.	Maryland	W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A	N/A

Carey REIT III Inc.	Maryland	W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A	N/A

W. P. Carey International LLC	Delaware	Individual Member(s) (7.69%) Carey Asset Management Corp., a Delaware corporation (92.31%)	Carey Asset Management Corp. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

W. P. Carey & Co. Limited	England	W.P. Carey International LLC, a Delaware limited liability company (100%)	W.P. Carey International LLC is owned by (i) Individual Member(s) (7.69%) and (ii) Carey Asset Management Corp., a Delaware corporation (92.31%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

WP Carey Holdings LLC	Delaware	WPCI Holdings I LLC (a/k/ WPCI Holdings LLC) (50% International) Carey REIT II, Inc., a Maryland corporation (50% International, 100% Domestic)	WPCI Holdings I LLC is owned by (i) Carey REIT II, Inc., a Maryland corporation (92.31%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%), and (ii) Individual Member(s) (7.69%).	N/A as to Domestic Individual Member(s) (7.69%) (as to International) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%) (as to International)

WPCI Holdings I LLC	Delaware	Carey REIT II, Inc., a Maryland corporation (92.31%) Individual Member(s) (7.69%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

WPCI Holdings II LLC	Delaware	W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%) Individual Member(s) (7.69%)	N/A	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
W.P. Carey & Co B.V.	Netherlands	W.P. Carey & Co. LLC, a Delaware limited liability company (50.00%) WPCI Holdings II LLC, a Delaware limited liability company (50.00%)	WPCI Holdings II LLC is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%) and Individual Member(s) (7.69%)	Individual Member(s) (approximately 3.845%) W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 96.155%)

W.P. Carey Equity Investment Management (Shanghai) Limited	Shanghai	Brassington Limited, a Honk Kong company (100%) which is owned by Asiainvest LLC, a Delaware limited liability company (100%)	Asiainvest LLC is owned by W.P. Carey & Co. LLC (92.31%) Individual Member(s) (7.69%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

WPCI Shanghai Rep Office	N/A – representative Shanghai office	W.P. Carey International LLC, a Delaware limited liability company (100%)	W.P. Carey International LLC is owned by (i) Individual Member(s) (7.69%) and (ii) Carey Asset Management Corp., a Delaware corporation (92.31%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Individual Member(s) (7.69%) W.P. Carey & Co. LLC, a Delaware limited liability company (92.31%)

24 HR-TX (TX) Limited Partnership (24 Hour Fitness (Sports & Fitness))	Delaware	24 HR-TX GP (TX) QRS 12-66, Inc., a Delaware corporation (.1% (general partner)) 24 HR-TX (MD) Business Trust, a Maryland business trust (99.9%)	24 HR-TX GP (TX) QRS 12-66, Inc. and 24 HR-TX (MD) Business Trust are owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

308 ROUTE 38 LLC (Pioneer Credit Recovery/Lincoln Technical Institute (Cendant))	Delaware	308 ROUTE 38, INC., a Delaware corporation (100%)	Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

620 Eighth NYT (NY) Limited Partnership** (NY Times Building)	Delaware

620 Eighth GP NYT (NY) LLC, a Delaware limited liability company (55% (general partner))**

620 Eighth Investor NYT (NY) QRS 16- 150, Inc., a Delaware corporation (27.25%)**

Carey REIT II, Inc., a Maryland corporation (17.75%)

620 Eighth GP NYT (NY) LLC** is owned by CPA: 17 Limited Partnership, a Delaware limited partnership (100%)**, which is owned by (i) Corporate Property Associates 17 – Global Incorporated, a Maryland corporation (99.985%; general partner)** and (ii) W.P. Carey Holdings LLC, a Delaware limited liability company (0.015%) which is owned by Carey REIT II, Inc.

Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%).

620 Eighth Investor NYT (NY) QRS 16-150, Inc.** is owned by CPA 16 Merger Sub Inc., a Maryland corporation (100%)** which is owned by CPA 16 LLC, a Delaware limited liability company (approximately 100%)**, which is owned by (i) Corporate Property Associated 16 – Global Incorporated, a Maryland corporation (99.985% (managing member))** and (ii) Carey REIT III Inc., a Maryland corporation (.015%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%).

Corporate Property Associates 17 – Global Incorporated (approximately 55%)**

W.P. Carey & Co. LLC (approximately 17.75%)

Corporate Property Associated 16 – Global Incorporation (approximately 25.25%)**

AMLN Landlord LLC (Teva/Amylin)	Delaware

AMLN (CA) QRS 14-107, Inc., a Delaware corporation (49%)

AMLN Member (CA) QRS 14-108, Inc., a Delaware corporation (1%; managing member)

W.P. Carey & Co. LLC, a Delaware limited liability company (50%)

			AMLN (CA) QRS 14-107, Inc. and AMLN Member (CA) QRS 14-108, Inc. are owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

ANTH WPC (CA) LLC (Anthony’s Manufacturing Company, Inc.)	Delaware	Corporate Property Associates 6 - a California limited partnership (100%)

Corporate Property Associates 6 - a California limited partnership is owned by Carey Management LLC, a Delaware limited liability company (5%; general partner) and Carey REIT II, Inc., a Maryland corporation (95%; limited partner).

Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P.

Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
ANT-LM LLC (Orbital Sciences Corp.)	Delaware	Corporate Property Associates 9, L.P., a Delaware limited partnership (100%)

Corporate Property Associates 9, L.P. is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner).

Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

AWHQ LLC** and FLY (CD) LLC (American West Holding Corp.)	AWHQ LLC**: Arizona FLY (CD) LLC: Delaware

AWHQ LLC, an Arizona limited liability company** is owned by America West Airlines, Inc.** (1%) and America West Holdings Corporation** (99%)

Fly (CD) LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%)

			Carey REIT II, Inc. (100%) is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	America West Airlines, Inc. (1% of 20%)** America West Holdings Corporation (99% of 20%)** W.P. Carey & Co. LLC (80%)

AW WPC (KY) LLC (Alstom Power, Inc. & United States Playing Card Company (Gap & Werner))	Delaware	Corporate Property Associates 9, L.P., a Delaware limited partnership (100%)

Corporate Property Associates 9, L.P. is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)

Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

AZO–A L.P. (Autozone, Inc. A)	Delaware	AZO Driver (DE) LLC, a Delaware limited liability company (.01%; general partner) Corporate Property Associates 6 - a California limited partnership (99.99%)

AZO Driver (DE) LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%).

Corporate Property Associates 6 - a California limited partnership is owned by (i) Carey Management LLC, a Delaware limited liability company (5%; general partner), which is owned by Carey REIT II, Inc. (100%) and (ii) Carey REIT II, Inc. (95%; limited partner), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
AZO–B L.P. (Autozone, Inc. B)	Delaware	AZO Mechanic (DE) LLC, a Delaware limited liability company (.01%; general partner) Corporate Property Associates 6 - a California limited partnership (99.99%)

AZO Mechanic (DE) LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%).

Corporate Property Associates 6 - a California limited partnership is owned by (i) Carey Management LLC, a Delaware limited liability company (5%; general partner), which is owned by Carey REIT II, Inc. (100%) and (ii) Carey REIT II, Inc. (95%; limited partner), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

AZO – C L.P. (Autozone, Inc. C I – Fee Owner)	Delaware	AZO Navigator (DE) LLC, a Delaware limited liability company (.01%; general partner) Corporate Property Associates 6 - a California limited partnership (99.99%)

AZO Navigator (DE) LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%).

Corporate Property Associates 6 - a California limited partnership is owned by (i) Carey Management LLC, a Delaware limited liability company (5%; general partner), which is owned by Carey REIT II, Inc. (100%) and (ii) Carey REIT II, Inc. (95%; limited partner), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

Corporate Property Associates 9, L.P. (Autozone, Inc. C–II Leasehold)	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

AZO – D L.P. (Autozone, Inc. D)	Delaware	AZO Valet (DE) LLC, a Delaware limited liability company (.01%; general partner) Corporate Property Associates 6 - a California limited partnership (99.99%)

AZO Valet (DE) LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%).

Corporate Property Associates 6 - a California limited partnership is owned by (i) Carey Management LLC, a Delaware limited liability company (5%; general partner), which is owned by Carey REIT II, Inc. (100%) and (ii) Carey REIT II, Inc. (95%; limited partner), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Bone (DE) QRS 15-12, Inc. (64%)** and Bone (DE) LLC (36%) (tenants in common)	Delaware	Bone (DE) QRS 15-12, Inc.** is owned by Corporate Property Associates 15 Incorporated, a Maryland corporation (100%)**	Bone Manager Inc. is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	Corporate Property Associates 15 Incorporated (64%)** W.P. Carey & Co. LLC (36%)

(Hologic, Inc.)		Bone (DE) LLC is owned by Bone Manager, Inc., a Delaware corporation (100%)

BROOMFIELD PROPERTIES CORP.	Colorado	Corporate Property Associates, a California limited partnership (100%)	Corporate Property Associates is owned by Carey Management LLC, a Delaware limited liability company (.9%; general partner) and Carey REIT II, Inc., a Maryland corporation (99.1%; limited partner).	N/A

(Broomfield)			Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

(CA) CHC LP (Kmart Corporation)	Delaware	Citrus Heights (CA) GP, LLC, a Delaware limited liability company (1%; general partner) Carey REIT II, Inc., a Maryland corporation (99%)	Citrus Heights (CA) GP, LLC is owned by Carey REIT II, Inc., which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Call LLC (Sprint Spectrum, L.P.)	Delaware	Carey REIT II, Inc., a Maryland corporation (100%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Carey Norcross, LLC (Checkfree)	Delaware	Chkfree WPC Member (GA) LLC, a Delaware limited liability company (50%; (manager) Nor (GA) QRS 14-17, Inc., a Georgia corporation (50%)	Chkfree WPC Member (GA) LLC and Nor (GA) QRS 14-17, Inc. are owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
CCARE(MULTI) Limited Partnership** (Learning Care Group (Childtime Childcare, Inc.))	Delaware	CCARE(MULTI)GP QRS 11-60, Inc., a Delaware corporation (66.07%; general partner)** CCARE(MULTI)LP QRS 9-1, Inc., a Delaware corporation (33.93%)

CCARE(MULTI)GP QRS 11-60, Inc.** is owned by CIP Acquisition Incorporated, a Maryland corporation (100%)**, which is owned by CORPORATE PROPERTY ASSOCIATES 15 INCORPORATED, a Maryland corporation (100%)**

CCARE(MULTI)LP QRS 9-1, Inc. is owned by Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner). Carey Management LLC is owned by Carey REIT II, Inc. (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Corporate Property Associates 15 Incorporated (66.07%)** W.P. Carey & Co. LLC (33.93%)

CD UP LP (Century V (J.A. Billip Houston TX Portfolio))	Delaware	Bill CD LLC, a Delaware limited liability company (.1%: general partner) UP CD LLC, a Delaware limited liability company (99.9%)	Bill CD LLC and UP CD LLC are owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

CD UP LP Feathercraft (Lockheed Martin)	Delaware	Bill CD LLC, a Delaware limited liability company (.1%; general partner) UP CD LLC, a Delaware limited liability company (99.9%)	Bill CD LLC and UP CD LLC are owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Consys-9 (SC) LLC (60%) and Consys (SC) QRS 16- 66, Inc. (40%)** (as tenants in common)	Delaware

Consys-9 (SC) LLC, a Delaware limited liability company is owned by Corporate Property Associates 9, L.P., a Delaware limited partnership (100%)

Consys (SC) QRS 16-66, Inc., a Delaware limited liability company** is owned by

			Corporate Property Associates 9, L.P. is owned by (i) Carey Management LLC, a Delaware limited liability company (7.67%; general partner) which is owned by Carey REIT II, Inc., a Maryland corporation (100%) and (ii) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner) which is	Corporate Property Associates 16-Global Incorporated (60%)** W.P. Carey & Co. LLC (40%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
(Consolidated Systems, Inc.)		CPA 16 Merger Sub Inc., a Maryland corporation (100%)**

owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

CPA 16 Merger Sub Inc.** is owned by CPA 16 LLC, a Delaware limited liability company (approximately 100%)**, which is owned by (i) Corporate Property Associated 16 – Global Incorporated, a Maryland corporation (99.985% (managing member))** and (ii) Carey REIT III Inc., a Maryland corporation (.015%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Corporate Property Associates 4, a California Limited Partnership (CLEO, Inc.))	California	Carey Management LLC, a Delaware limited liability company (2.6%; general partner) Carey REIT II, Inc., a Maryland corporation (97.4%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 4, a California Limited Partnership (Jerry Prather Trucking (ALCOA Inc.))	California	Carey Management LLC, a Delaware limited liability company (2.6%; general partner) Carey REIT II, Inc., a Maryland corporation (97.4%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 4, a California Limited Partnership (Richard Design Services & Olmstead Kirk (Petracon))	California	Carey Management LLC, a Delaware limited liability company (2.6%; general partner) Carey REIT II, Inc., a Maryland corporation (97.4%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates (Unisource Worldwide, Inc.)	California	Carey Management LLC, a Delaware limited liability company (.9%; general partner) Carey REIT II, Inc., a Maryland corporation (99.1%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Corporate Property Associates 6 - a California limited partnership (BellSouth Telecommunications, Inc. (BellSouth Entertainment))	California	Carey Management LLC, a Delaware limited liability company (5%; general partner) Carey REIT II, Inc., a Maryland corporation (95%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 6 - a California limited partnership (Deloro Stellite Company, Inc.)	California	Carey Management LLC, a Delaware limited liability company (5%; general partner) Carey REIT II, Inc., a Maryland corporation (95%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 6 - a California limited partnership (Jada Toys & Swat-Fame, Inc. (Stoody Deloro Stellite))	California	Carey Management LLC, a Delaware limited liability company (5%; general partner) Carey REIT II, Inc., a Maryland corporation (95%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 6 - a California limited partnership, and Corporate Property Associates 9, L.P., a Delaware limited partnership (LIVHO (Holiday Inn))	CPA:6: California CPA:9 Delaware

Corporate Property Associates 6 is owned by Carey Management LLC, a Delaware limited liability company (5%; general partner) and Carey REIT II, Inc., a Maryland corporation (95%; limited partner).

Corporate Property Associates 9, L.P. is owned by Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner) and Carey Management LLC, a Delaware limited liability company (7.67%; general partner)

			Carey Management LLC is owned by Carey REIT II, Inc. (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 6 - a California limited partnership (Moran Foods d/b/a Save-A- Lot and Action Buys Cars Inc. (Winn Dixie))	California	Carey Management LLC, a Delaware limited liability company (5%; general partner) Carey REIT II, Inc., a Maryland corporation (95%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Corporate Property Associates 6 - a California limited partnership (S&ME, Inc. (Powerware))	California	Carey Management LLC, a Delaware limited liability company (5%; general partner) Carey REIT II, Inc., a Maryland corporation (95%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 6 - a California limited partnership (Tubular Metal Systems (Northern Tube Corporation))	California	Carey Management LLC, a Delaware limited liability company (5%; general partner) Carey REIT II, Inc., a Maryland corporation (95%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P. , a Delaware limited partnership (Bloomingdale, Classic Cuisines, USPS)	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P. , a Delaware limited partnership (Candle Lamp Company (United Stationers))	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P., a Delaware limited partnership (Federal Express Corporation 2)	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P. , a Delaware limited partnership (Federal Express Corporation 3)	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Corporate Property Associates 9, L.P. , a Delaware limited partnership (Kenyon International Emergency Services )	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P. , a Delaware limited partnership (Kerr Corporation (Sybron & Apogent))	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P., a Delaware limited partnership (Northern New England Telephone Operations LLC & Fairpoint Communications (Bell Atlantic Corporation/ Verizon)	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P. , a Delaware limited partnership (NVR, Inc.)	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P. , a Delaware limited partnership (Orbital Sciences Corp.)	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Corporate Property Associates 9, L.P., a Delaware limited partnership (Ormco Corporation (Apogent))	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P., a Delaware limited partnership (The SI Organization (Lockheed Martin))	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P., a Delaware limited partnership (United Stationers Supply Co.)	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Corporate Property Associates 9, L.P., a Delaware limited partnership VACANT (Winn-Dixie Stores, Inc.)	Delaware	Carey Management LLC, a Delaware limited liability company (7.67%; general partner) Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner)	Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

DP WPC (TX) LLC (American Bottling Company (Dr. Pepper Bottling Company of Texas))	Delaware	Corporate Property Associates 9, L.P., a Delaware limited partnership (100%)

Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33%; limited partner).

Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
DRAYTON PLAINS (MI), LLC (Kmart Corporation)	Delaware	Carey REIT II, Inc., a Maryland corporation (100%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Faur WPC (OH) LLC (Faurecia)	Delaware	Corporate Property Associates 6 - a California limited partnership (100%)

Corporate Property Associates 6 - a California limited partnership is owned by Carey Management LLC, a Delaware limited liability company (5%; general partner) and Carey REIT II, Inc., a Maryland corporation (95%; limited partner).

Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

Forge River (TX) LP (Lockheed Martin Corporation (Billip Portfolio) Note: United Space Alliance (USA) is a JV equally owned by Lockheed Martin and Boeing	Delaware	Forge River GP (TX) WPC, Inc., a Delaware corporation (.1%; general partner) CD UP LP, a Delaware limited partnership (99.9%; limited partner)

Forge River GP (TX) WPC, Inc. is owned by CD UP LP which is owned by Bill CD LLC, a Delaware limited liability company (.1% ; general partner) and UP CD LLC, a Delaware limited liability company (99.9%; limited partner)

Bill CD LLC and UP CD LLC are owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

Four World Landlord (GA) LLC (World Color Printing (USA) Corp.)	Delaware	Four World Manager (GA) LLC, a Delaware limited liability company (1%; managing member) Corporate Property Associates 9, L.P., a Delaware limited partnership (99%; general partner)

Four World Manager (GA) LLC is owned by Corporate Property Associates 9, LP

Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33% limited partner) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

JPCentre (TX) LLC	Delaware	Corporate Property Associates 9, L.P., a	Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
(JPMorgan Chase Bank, National Association)		Delaware limited partnership (100%)

liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33% limited partner).

Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Keystone Capital Company, Inc. (Lowes Home Improvement Warehouse)	Washington	Carey REIT II, Inc., a Maryland corporation (100%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

PAPER LIMITED LIABILITY COMPANY (Unisource Worldwide, Inc.)	Delaware	CPA Paper, Inc., a Delaware corporation (1%) Corporate Property Associates 4, a California Limited Partnership (99%)

CPA Paper, Inc. is owned by Corporate Property Associates 4, a California Limited Partnership (100%) which is owned by Carey Management LLC, a Delaware limited liability company (2.6%; general partner) and Carey REIT II, Inc., a Maryland corporation (97.4%; limited partner)

Carey Management LLC is owned by Carey REIT II, Inc. (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

QRS 10-18 (FL), LLC (Fiskars (Enviroworks, Inc.))	Delaware	Carey REIT II, Inc., a Maryland corporation (100%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

QRS 11-2 (AR), LLC (Xerox Corporation/Cypress Creek)	Delaware	Carey REIT II, Inc., a Maryland corporation (100%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

QRS 11-12 (FL) LLC (Unit Distribution – Original tenant)	Delaware	Carey REIT II, Inc., a Maryland corporation (100%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
QRS 11-14 (NC) LLC (AT&T/Lucent – Original tenant)	Delaware	Carey REIT II, Inc., a Maryland corporation (100%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

QRS 11-41 (AL) LLC (Sports Wholesale, Inc. (Hibbett Sporting Goods))	Delaware	Hibbett (AL) 11-41, Inc., a Delaware corporation (.1% (managing member)) Carey REIT II, Inc., a Maryland corporation (99.9%)	Hibbett (AL) 11-41, Inc. is owned by Carey REIT II, Inc., which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Quest-US West (AZ) QRS 11-68, LLC (Qwest Communications, Inc. (US West))	Delaware	Comquest West (AZ) 11-68, Inc., a Delaware corporation (.1%; managing member) Carey REIT II, Inc., a Maryland corporation (99.9%)	Comquest West (AZ) QRS 11-68, LLC is owned by Carey REIT II, Inc., which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Randolph/Clinton Limited Partnership (Symphony IRI Group (Information Resources, Inc.))	Delaware	Corporate Property Associates 9, L.P., a Delaware limited partnership (33.33%) QRS 10-1 (ILL), Inc., an Illinois corporation (66.66%; general partner)**

Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33% limited partner).

QRS 10-1 (ILL), Inc.** is owned by CIP Acquisition Incorporated, a Maryland corporation (100%)**, which is owned by Corporate Property Associates 15 Incorporated, a Maryland corporation (100%)**

W.P. Carey & Co. LLC (33.33%) Corporate Property Associates 15 Incorporated (66.66%)**

Rush It LLC (Federal Express Corporation)	Delaware	Deliver (TN) QRS 14-49, Inc., a Delaware corporation (1%; managing member) Carey REIT II, Inc., a Maryland corporation (99%)	Deliver (TN) QRS 14-49, Inc. is owned by Carey REIT II, Inc., which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Spec (CA) QRS 12-20, Inc. (Juniper Networks (Cree & Spectrian))	California	Carey REIT II, Inc., a Maryland corporation (100%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Three Aircraft Seats (DE) Limited Partnership (BE Aerospace, Inc.)	Delaware	Three Cabin Seats (DE) LLC, a Delaware limited liability company (.5%; general partner) Carey REIT II, Inc., a Maryland corporation (99.5%)	Three Cabin Seats (DE) LLC is owned by Carey REIT II, Inc., which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Torrey Pines Limited Partnership, a California limited partnership (L-3 Communications Titan Corp)	California

Torrey Pines, LLC, a Delaware limited liability company (1%; general partner)

Carey REIT II, Inc., a Maryland corporation (80.46%)

Corporate Property Associates 9, L.P., a Delaware limited partnership (18.54%)

Torrey Pines, LLC is owned by Carey REIT II, Inc. (100%)

Corporate Property Associates 9 is owned by Carey Management LLC, a Delaware limited liability company (7.67%; general partner) and Carey REIT II, Inc., a Maryland corporation (92.33% limited partner).

Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

N/A

Venice (CA) LP (Google, Inc.)	Delaware	(CA) ADS, LLC, a Delaware limited liability company (1%: general partner) Carey REIT II, Inc., a Maryland corporation (99%)	(CA) ADS, LLC is owned by Carey REIT II, Inc., which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

WALS (IN) LLC (Wal-Mart Stores, Inc. (Sam’s Club))	Delaware	Carey REIT II, Inc., a Maryland corporation (100%)	Carey REIT II, Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
CAREY STORAGE I (MA ) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

STORAGE I (CT ) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (GA) AMERISTOR LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (TX) ACES LP	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (99.5%) Carey Storage Aces GP LLC, a Delaware limited liability company (.5%)

Carey Storage Aces GP LLC is owned by Carey Storage Mezzanine I, LLC (100%) which is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (CA) ROHNERT LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
CAREY STORAGE I (TX) TARRANT LP	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (99.5% Carey Storage Aces GP LLC, a Delaware limited liability company (.5%)

Carey Storage Aces GP LLC is owned by Carey Storage Mezzanine I, LLC (100%) which is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

CAREY STORAGE I (TX) BELTLINE LP	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (99.5%) Carey Storage Aces GP LLC, a Delaware limited liability company (.5%)	Carey Storage Aces GP LLC is owned by Carey Storage Mezzanine I, LLC (100%) which is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)	HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (GA) STORE HOUSE LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (OH) ARMOR LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

CAREY STORAGE I (FL) BULL RUN LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

BEDFORD WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
(approximately 100%) HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

PULASKI WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
HARLEM WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

LINCOLNSHIRE WPC STORAGE (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC, a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

TOTAL STORAGE (AR) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

BEST STORAGE (FL) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership

(100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

87TH STREET STORAGE OWNER (IL) LLC	Delaware	Carey Storage Mezzanine I, LLC a Delaware limited liability company (100%)

Carey Storage Mezzanine I, LLC is owned by Carey/HUSREF IV Self-Storage Holdings, LLC, a Delaware limited liability company (100%)

Carey/HUSREF IV Self-Storage Holdings, LLC is owned by (i) Carey Storage Management LLC, a Delaware limited liability company (0% capital interest), (ii) HUSREF IV Self-Storage Investor LLC, a Delaware limited liability company (0% capital interest)**, (iii) Carey Self-Storage REIT LLC, a Delaware limited liability company (0% capital interest) which is owned by W.P. Carey & Co. LLC (100%), (iv) Carey Storage Participation LLC, a Delaware limited liability company (75%) and (v) HUSREF IV Self-Storage Participation LLC, a Delaware limited liability company (25%)**

Carey Storage Participation LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Carey Storage Management LLC is owned by Carey REIT II, Inc., a Maryland corporation (100%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

HUSREF IV, LP (25%)** W.P. Carey & Co. LLC (75%)

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
HUSREF IV Self-Storage Investor LLC** and HUSREF IV Self-Storage Participation LLC** are owned by HUSREF IV LP, a Delaware limited partnership**

PENSACOLA STORAGE (FL) LLC	Delaware	Pensacola Storage Member (FL) LLC, a Delaware limited liability company (100%)	Pensacola Storage Member (FL) LLC is owned by Carey Storage Member LLC (100%), which is owned by Carey Storage Management LLC (100%), which is owned by Carey REIT II, Inc. (100%) which is owned by WP Carey & Co. LLC (approximately 100%).	N/A

Autopress (GER) LLC** (67%) and Jamesinvest Sprl (33%) (as tenants in common) (Schuler Tic)	Autopress (GER) LLC: Delaware Jamesinvest Sprl: Belgium

Autopress (GER) LLC** is owned by (i) Work (GER) QRS 16-117, Inc., a Delaware corporation (49.75%; limited partner)** and (ii) Metal (GER) QRS 15- 94, Inc., a Delaware corporation (50.25%; general partner)**

Jamesinvest Sprl is owned by Polkinvest Sprl, a Belgian company (100%)

Work (GER) QRS 16-117, Inc.** is owned by owned by CPA 16 Merger Sub, Inc., a Maryland corporation (100%)**, which is owned be CPA 16 LLC, a Delaware limited liability company (100%)**, which is owned by Corporate Property Associates 16 – Global Incorporated, a Maryland corporation (99.985% capital Interest)** and Carey REIT III Inc., a Delaware corporation (0.015% Capital Interest). Carey REIT III Inc. is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (100%)

Metal (GER) QRS 15-94, Inc.** is owned by owned by CPA 15 INCORPORATED, a Maryland corporation (100%)**

Polkinvest Sprl is owned by (i) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (ii) W.P. Carey & Co., Inc., a Delaware corporation (1 share)**

Corporate Property Associates 16 – Global Incorporated (33.33%)**

W.P. Carey & Co., LLC (approximately 32.9999%)

Corporate Property Associates 15 Incorporated (33.67%)**

W.P. Carey & Co., Inc. (approximately .0001%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Goldyard, S.L. (Eroski: Mallorca)	Spain	Eros II Spain 17-16 B.V., a Dutch company (100%)

Eros II Spain 17-16 B.V. is owned by:

(i) CPA 17 Pan-European Holding Coop (30%)**, which is owned by (a) CPA 17 International Holding and Financing LLC, a Delaware limited liability company (1%)**, which is owned by CPA: 17 Limited Partnership, a Delaware limited partnership (100%)**, and (b) CPA: 17 Limited Partnership, a Delaware limited partnership (99%)**, which is owned by Corporate Property Associates 17- Global Incorporated, a Maryland corporation (99.985%; general partner)** and W. P. Carey Holdings LLC, a Delaware limited liability company (.015%). W.P. Carey Holdings LLC is owned by Carey REIT II Inc., a Maryland corporation (50%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%); and

(ii) EROS (ESP) CR QRS INC., a Delaware corporation (70%), which is owned by Carey REIT II Inc., a Maryland corporation (100%), which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)

Corporate Property Associates 17- Global Incorporated (29.85%)** W.P. Carey & Co. LLC (70.15%)

Olimpia Investment Sp. z o.o. (OBI 3) (Wroclaw)	Poland	Pilbara Investments Limited, a Cypress company (100%)	Pilbara Investments Limited is owned by Polkinvest Sprl (100%) which is owned by (i) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (ii) W.P. Carey & Co., Inc., a Delaware corporation (1 share)**	W.P. Carey & Co., LLC (approximately 99.9999%) W.P. Carey & Co., Inc. (approximately .0001%)**

Illkinvest Tours Invest (Bouyges Telecom/Groupe Sofemo	Illkinvest - France Tours Invest - France	Illkinvest is owned by Polkinvest Sprl (75%), REM France (10%)** and two unaffiliated Belgian individuals (15%)** Tours Invest is owned by Polkinvest Sprl (95%) and REM France (5%)**	POLKINVEST Sprl is owned by (i) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (ii) W.P. Carey & Co., Inc., a Delaware corporation (1 share)**	Illkinvest – W.P. Carey & Co. LLC (approximately 74.9999%), W.P. Carey & Co., Inc. (approximately .0001%)**, REM France (10%)** and two unaffiliated Belgian individuals (15%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Tours Invest – W.P. Carey & Co. LLC (approximately 94.9999%), W.P. Carey & Co., Inc. (approximately .0001%)**, and REM France (5%)**

SCI MAP INVEST** (Medica)	France	MAP INVEST 1 SARL (50%)** MAP INVEST 2 SARL (50%)**	MAP INVEST 1 SARL** and MAP INVEST 2 SARL** are owned by MAPI INVEST SPRL (100%)** which is owned by (i) POLKINVEST Sprl (1,994 shares), which is owned by (A) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (B) W.P. Carey & Co., Inc., a Delaware corporation (1 share)** and (ii) Carey REIT II, Inc. (3,500 shares), which is owned by WP Carey & Co. LLC (approximately 100%), (iii) MAPINVEST DELAWARE LLC (1 share)** and (iv) Corporate Property Associates 15 Incorporated (6,499 shares)**

W.P. Carey & Co. LLC (approximately 45.7999)

W.P. Carey & Co., Inc. (approximately .0001%)**

Corporate Property Associates 15 Incorporated (approximately 54.19%)**

Mapinvest Delaware LLC (approximately .01%)**

CARLOG** (Carrefour/Logidis)	France	CARLOG 2 SARL (50%)** CARLOG 1 SARL (50%)**	CARLOG 2 SARL** and CARLOG 1 SARL** are owned by MAPI INVEST SPRL (100%)** which is owned by (i) POLKINVEST Sprl (1,994 shares), which is owned by (A) Carey REIT II, Inc., a Maryland corporation (approximately 21,819 shares) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%) and (B) W.P. Carey & Co., Inc., a Delaware corporation (1 share)** and (ii) Carey REIT II, Inc. (3,500 shares), which is owned by WP Carey & Co. LLC (approximately 100%), (iii) MAPINVEST DELAWARE LLC (1 share)** and (iv) Corporate Property Associates 15 Incorporated (6,499 shares)**

W.P. Carey & Co. LLC (approximately 45.7999)

W.P. Carey & Co., Inc. (approximately .0001%)**

Corporate Property Associates 15 Incorporated (approximately 54.19%)**

Mapinvest Delaware LLC (approximately .01%)**

Entity Name	Jurisdiction of Incorporation / Organization of Entity	Entity Owner, Equity Interest and jurisdiction of Incorporation / Organization	Intermediate Entity Owner and Ultimate Parent and Equity Interest	Overall Investment Joint Venture Percentage Ownership
Mauritius International I LLC[1] (India Fund)	India	W.P. Carey International LLC (100%)	W.P. Carey International LLC is owned by (i) Individual Member(s) (7.69%) and (ii) Carey Asset Management Corp., a Delaware corporation (92.31%) which is owned by W.P. Carey & Co. LLC, a Delaware limited liability company (approximately 100%)	N/A

Miscellaneous Subsidiaries (Subsidiaries that are not property owners and/or are going to be dissolved)

ENTITY NAME

50 Rock Partners

87th Street Storage (IL) LLC

ABI (TX) Limited Partnership

ABI GP (TX) LLC

AFD (MN) LLC

Alpena Franchise Corp.

Alpena License Corp.

AMERI-MMI (SC) 11-11 INC.

BRI (MN) LLC

Bud Limited Liability Company

Build (CA) QRS 12-24, Inc.

Carey Storage Asset Management LLC

Carey Storage (DE) TRS 16-155, INC.

Carey HUSREF IV Storage Services, Inc.

CDC Paying Agent LLC

CLA Holdings LLC

[1]	Owns 150 Class A Preferred Units in Indian Fund.

COBC Parcel 18 LLC

CPA Burnhaven LP

Cross LLC

Denton (TX) Trust

Emerald Development Company Inc.

Fifth Rock Limited Partnership

Food WPC (MI) LLC

GENA (CA) QRS 12-1

GENA Property Company, L.P.

Gena LLC

Petosky Franchise Corp.

Petosky License Corp.

Phone (LA) LLC

Phone Managing Member LLC

Randolph/Clinton Two LLC

Schobi (Ger-Pol) LLC

Telegraph (MO) LLC

Telegraph Manager (MO) WPC, Inc.

Schedule 5.12(c)

Loan Party	EIN	Type of Organization	State of Formation	Chief Executive Office and Principal Place of Business
Guarantor
W. P. Carey & Co. LLC	13-3912578	Limited Liability Company	Delaware	50 Rockefeller Plaza, New York, NY 10020
Borrower
(CA) CHC LP	20-1418197	Limited Partnership	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
308 ROUTE 38, INC.	03-0500072	Corporation	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
308 ROUTE 38 LLC	13-4046068	Limited Liability Company	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
AZO–A L.P.	13-4069191	Limited Partnership	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
AZO–B L.P.	13-4069204	Limited Partnership	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
BROOMFIELD PROPERTIES CORP.	13-3396668	Corporation	Colorado	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
CAREY ASSET MANAGEMENT CORP.	13-4121956	Corporation	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
CAREY LODGING ADVISORS, LLC	27-3569517	Limited Liability Company	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
CAREY REIT II, INC.	14-2005523	Corporation	Maryland	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
CAREY REIT III INC.	45-1989067	Corporation	Maryland	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
CCARE(MULTI)LP QRS 9-1, INC.	01-0714525	Corporation	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
CD UP LP	13-4008645	Limited Partnership	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
Corporate Property Associates	94-2572215	Limited Partnership	California	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
Corporate Property Associates 4, a California Limited Partnership	13-3126150	Limited Partnership	California	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
Corporate Property Associates 6 - a California limited partnership	13-3247122	Limited Partnership	California	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
Corporate Property Associates 9, L.P., a Delaware limited partnership	13-3489133	Limited Partnership	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
DRAYTON PLAINS (MI), LLC	20-1440248	Limited Liability Company	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
EROS (ESP) CR QRS INC.	45-3973949	Corporation	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
PAPER LIMITED LIABILITY COMPANY	13-3892972	Limited Liability Company	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
QRS 10-18 (FL), LLC	13-3810595	Limited Liability Company	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
Torrey Pines Limited Partnership, a California limited partnership	13-3620317	Limited Partnership	California	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
W. P. CAREY INTERNATIONAL LLC	13-4014707	Limited Liability Company	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020
WALS (IN) LLC	20-5892487	Limited Liability Company	Delaware	c/o W.P. CAREY & CO. LLC, 50 Rockefeller Plaza, New York, NY 10020

Schedule 7.02 - Existing Indebtedness

Borrower	Tenant	Original Lender	Face Amount (US$)	Guaranty
620 Eighth NYT (NY) Limited Partnership	NYT Real Estate Company LLC	BANK OF CHINA, NEW YORK BRANCH	125,000,000.	Amended and Restated Guaranty Agreement dated 5/24/2011 from Corporate Property Assosciates 17-Global Incorporated to Original Lender
24 HR-TX (TX) Limited Partnership	24 Hour Fitness USA, Inc.	American Bank of Texas	3,350,000.	Guaranty Agreement dated 8/11/11 from W.P. Carey & Co. LLC to Original Lender
AMLN Landlord LLC	Amylin Pharmaceuticals, Inc.	Wells Fargo Bank, National Association	35,350,000.	Limited Guaranty and Hazardous Materials Indemnity Agreement, both dated 6/11/2007, from Corporate Property Associates 14 Incorporated to Original Lender
ANTH WPC (CA) LLC	Anthony, Inc. and Anthony Holdings, Inc.	JPMorgan Chase Bank	9,285,000.	Guaranty dated 10/14/05 from W.P. Carey & Co. LLC to Original Lender
ANT-LM LLC	Orbital Sciences Corporation	Thrivent Financial For Lutherans	14,000,000.	Guaranty and Environmental Indemnity Agreement, both dated 6/3/09, from W.P. Carey & Co. LLC to Original Lender
AW WPC (KY) LLC	The United States Playing Card Company	JPMorgan Chase Bank, N.A.	10,750,000.	Guaranty and Environmental Agreement, both dated 11/15/05, from W.P. Carey & Co. LLC to Original Lender
Bone (DE) QRS 15-2, Inc.	Hologic, Inc.	GMAC Commercial Mortgage Bank	18,500,000.	Guaranty of Recourse Obligations of Borrower and Environmental Indemnity Agreement, both dated 4/14/03, from Corporate Property Associates 15-Global Incorporated and W.P. Carey & Co. LLC to Original Lender
Call LLC	Sprint Spectrum Realty Company, L.P.	Wells Fargo Bank National Association	8,500,000.	Guaranty and Environmental Indemnity Agreement, both dated 8/1/11, from W.P. Carey & Co. LLC to Original Lender
CAREY NORCROSS LLC	CheckFree Corporation	PNC Bank, National Association	30,000,000.	Environmental Indemnity Agreement dated 6/1/06 from W.P. Carey & Co. LLC to Original Lender
CONSYS-9 (SC) LLC	Consolidated Systems, Inc.	Morgan Stanley Mortgage Capital Inc.	12,000,000.	Guaranty and Environmental Indemnity Agreement, both dated 10/5/06, from Corporate Property Associates 16- Global Incorporated to Original Lender
Corporate Property Associates 9	AutoZone, Inc.	Teachers Insurance & Annuity Assoc. of America	2,033,191.01	N/A
Corporate Property Associates 9	AutoZone, Inc.	Teachers Insurance & Annuity Assoc. of America	4,677,621.02	N/A
DP WPC (TX) LLC	The American Bottling Company	JPMorgan Chase Bank	33,950,000.	Guaranty dated 10/12/2005, from W.P. Carey & Co. LLC to Original Lender
FAUR WPC (OH) LLC	Faurecia Exhaust Systems	JPMorgan Chase Bank	2,675,000.	Guaranty dated 10/14/2005, from W.P. Carey & Co. LLC to Original Lender
FLY (CD) LLC	US Airways Group, Inc.	NATIONAL BANK OF ARIZONA	19,000,000.	N/A
FORGE RIVER (TX) LP	Lockheed Martin Corporation	Wells Fargo Bank, NA	4,500,000.	Repayment Guaranty and Hazardous Materials Indemnity Agreement, both dated 5/31/2011, from W.P. Carey & Co. LLC. to Original Lender
FOUR WORLD LANDLORD (GA) LLC	World Color Printing (USA) Corp.	Merill Lynch Mortgage Lending, Inc.	5,000,000.	Guaranty obligations provided by W.P. Carey & Co. LLC in the Loan Agreement, dated 4/28/11
JPCENTRE (TX) LLC	JPMorgan Chase Bank, National Assoc.	Texas Capital Bank	35,000,000.	N/A
Keystone Capital Company	Lowes Home Improvement Warehouse	National Western Life Insurance Company	9,725,000.	Principal Indemnification Agreement and Indemnification Agreement, both dated 12/29/98, from W.P. Carey & Co. LLC to Original Lender
QRS 11-41 (AL), LLC	Sports Wholesale, Inc.	Wells Fargo Bank, National Association	4,750,000.	Limited Guaranty and Hazardous Materials Indemnity Agreement, both dated 4/9/10, from W.P. Carey & Co. LLC to Original Lender
Quest-US West (AZ) QRS 11-68, LLC	Qwest Communications, Inc.	P & M Commercial Funding Inc.	1,594,022.62	Guaranty and Environmental and Hazardous Substance Indemnification Agreement, both dated 6/2/02, by Carey Institutional Properties Incorporated to Original Lender, which was assumed by W.P. Carey & Co. LLC on 9/1/04
Randolph/Clinton Limited Partnership	SymphonyIRI Group, Inc.	Wells Fargo Bank, National Association	15,000,000.	Limited Guaranty and Hazardous Materials Indemnity Agreement, both dated 1/10/11, from Corporate Property Associates 15-Global Incorporated to Original Lender
RUSH IT LLC	Federal Express Corporation	JPMorgan Chase Bank, N.A.	54,000,000.	Guaranty and Environmental Indemnity Agreement, both dated 12/1/10, from W.P. Carey & Co. LLC to Original Lender. Guaranty and Environmental Indemnity Agreement also provided by Corporate Property Associates 14 Incorporated
Three Aircraft Seats (DE) LP	BE Aerospace, Inc.	CIBC Inc.	9,200,000.	Indemnity and Guaranty Agreement dated 10/29/2002 from W.P. Carey & Co. LLC to Original Lender. Make Whole Guaranty dated 10/29/02 from W.P. Carey & Co. LLC to Original Lender
VENICE (CA) LP	Google, Inc.	AIG Annuity Insurance Co.	24,000,000.	Guaranty Agreement and Environmental Indemnity Agreement, both dated 10/24/2011, from W.P. Carey & Co. LLC to Original Lender

Schedule 7.02 - Existing Indebtedness

(Storage Properties)

Borrower	Tenant	Original Lender	Face Amount (US$)	Guaranty
87th Street Storage Owner (IL) LLC	STO - Chicago, IL, 87th St.	Standard Insurance Company	2,150,000.00	Guaranty from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Bedford WPC Storage (IL) LLC	STO - Bedford Park, IL	Standard Insurance Company	1,777,000.00	Guaranty dated July 2010 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated July 2010 from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Best Storage (FL) LLC	STO - Tallahassee, FL,	Bank of America, N.A.	4,000,000.00	Guaranty Obligations contained in the Loan Agreement, dated 9/8/06, from Carey/HUSREFIV Self-Storage Holdings, LLC in favor of Wells Fargo, as servicer
Carey Storage I (CA) Rohnert, LLC	STO - Rohnert Park, CA	Standard Insurance Company	4,480,000.00	Guaranty dated 1/27/09 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated 1/27/09 from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Carey Storage I (FL) Bull Run LLC	STO - Tallahassee, FL, Roanoke	Standard Insurance Company	3,920,000.00	Guaranty dated February 2009 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated February 2009 from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Carey Storage I (GA) Ameristor, LLC	STO -Augusta, GA	Standard Insurance Company	2,350,000.00	Guaranty dated February 2009 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated February 2009 from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Carey Storage I (GA) Store House, LLC	STO - Lawrenceville, GA	Standard Insurance Company	3,805,000.00	Guaranty dated 1/27/09 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated 1/27/09 from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Carey Storage I (MA) LLC	STO - N. Billerica, MA	Standard Insurance Company	4,240,000.00	Guaranty from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout
Carey Storage I (MA) LLC	STO - Brockton, MA	Standard Insurance Company	2,450,000.00	Guaranty from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by
Carey Storage I (MA) LLC	STO - N. Andover, MA	Standard Insurance Company	2,400,000.00	Borrower to Standard Insurance Company
Carey Storage I (MA) LLC	STO - Taunton, MA	Standard Insurance Company	1,900,000.00
Carey Storage I (OH) Armor, LLC	STO - Fairfield, OH	Standard Insurance Company	2,240,000.00	Guaranty dated February 2009 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated 2/19/09 from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Carey Storage I (TX) ACES LP	STO - Killeen, TX	Standard Insurance Company	3,450,000.00	Guaranty dated 1/27/09 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated 1/27/09 from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Carey Storage I (TX) Beltline, LP	STO - Garland, TX	Standard Insurance Company	2,750,000.00	Guaranty dated 2/19/09 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated 2/19/09 from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Carey Storage I (TX) Tarrant, LP	STO - Ft. Worth, TX	Standard Insurance Company	3,600,000.00	Guaranty dated 2/19/09 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated 2/27/09 from Carey Storage Management LLC to Standard Life Insurance. Environmental Indemnity provided by Borrower to Standard Insurance Company
Harlem WPC Storage (IL) LLC	STO - Chicago, IL, West 60th St.	Standard Insurance Company	1,466,000.00	Guaranty dated July 2010 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated July 2010 from Carey Storage Management LLC to Standard Insurance Company. Environmental Indemnity provided by Borrower to Standard Insurance Company
Lincolnshire WPC Storage (IL) LLC	STO - Lincolnshire, IL	Standard Insurance Company	2,533,000.00	Guaranty dated July 2010 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated July 9, 2010 from Carey Storage Management LLC to Standard Insurance Company. Environmental Indemnity provided by Borrower to Standard Insurance Company
Pensacola Storage (FL) LLC	STO - Pensacola, FL	Standard Insurance Company	2,050,000.00	Guaranty dated October 20, 2010 from Carey Storage Management LLC to Standard Insurance Company. Environmental Indemnity from Borrower to Standard Insurance Company
Pulaski WPC Storage (IL) LLC	STO - Chicago, IL, Pulaski	Standard Insurance Company	1,746,000.00	Guaranty dated July 2010 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty dated July 2010 from Carey Storage Management LLC to Standard Insurance Company. Environmental Indemnity provided by Borrower to Standard Insurance Company
Storage I (CT) LLC	STO - Newington, CT	Standard Insurance Company	2,415,000.00	Guaranty dated 1/27/09 from Carey/HUSREFIV Self-Storage Holdings, LLC to Standard Insurance Company. Recourse Carveout Guaranty from Carey Storage Management LLC to Standard Insurance Company. Environmental Indemnity provided by Borrower to Standard Insurance Company
Total Storage (AR) LLC	STO - Bentonville, AR	Artesia Mortgage Capital Corporation	2,200,000.00	Limited Guaranty and Environmental Indemnification Agreement, dated 9/9/10, from Carey/HUSREFIV Self-Storage Holdings, LLC to U.S. Bank National Association, as servicer

Schedule 7.02 - Existing Indebtedness

(Foreign Entities)

Borrower	Tenant	Original Lender	Face Amount (€)	Guaranty
Société SCI CARLOG	Carrefour Hypermarche	Aareal Bank AG	84,244,000.00	N/A
Société SCI CARLOG	Carrefour Hypermarche	Aareal Bank AG	14,025,000.00	N/A
SCI MAP INVEST	Medica France	Credit Foncier de France	34,000,000.00	N/A
Sas Ilkinvest	Bouyges Telecom	Entenial	8,383,171.45	N/A
Sas Ilkinvest	Bouyges Telecom	Wuerttemberger Hypo Bank	8,383,171.45	N/A
OLlMPlA INVESTMENTS Sp. zoo	OBI Group	Euro Hypo	6,578,000.00	N/A

SCHEDULE 11.02

ADMINISTRATIVE AGENT’S OFFICE, CERTAIN ADDRESSES FOR NOTICES

LOAN PARTIES:

c/o W.P. Carey & Co. LLC

50 Rockefeller Plaza – 2nd floor

New York, New York 10020

Attention: Mark DeCesaris, Chief Financial Officer

Telephone: (212) 492-1100

Telecopier: (212) 492-8922

Email: mdecesaris@wpcarey.com

with a copy to:

c/o W.P. Carey & Co. LLC

50 Rockefeller Plaza – 2nd floor

New York, New York 10020

Attention: Paul Marcotrigiano, Esq., Chief Legal Officer

Email: Pmarco@wpcarey.com

Company’s website: http://www.wpcarey.com

Schedule 11.02

ADMINISTRATIVE AGENT:

Administrative Agent’s Office:

(for payments and Requests for Credit Extensions; all currencies):

Bank of America, N.A.

Credit Services

Bank of America Plaza

901 Main Street

Mail Code: TX1-492-14-04

Dallas, TX 75202-3714

Attention: Jennifer A. Ollek

Telephone: (214) 209-2642

Telecopier: (214) 290-8374

Email: jennifer.a.ollek@baml.com

Payment Instructions:

USD

Bank of America, NA

New York, NY

ABA# 026009593

Account # 1292000883

Attn: Corporate Credit Services

REF: W.P. Carey & Co. LLC

EUR

Bank of America London

SWIFT: BOFAGB22

Acct: 65280019

Attn: BA SF unit 6283

Ref: W.P. Carey & Co. LLC

GBP

Bank of America London

SWIFT: BOFAGB22

Acct: 65280027

Attn: BA SF unit 6283

Ref: W.P. Carey & Co. LLC

JPY

Bank of America Tokyo

SWIFT: BOFAJPJX

Acct: 606490661046

Attn: BA SF unit 6283

Ref: W.P. Carey & Co. LLC

Schedule 11.02

Other Notices as Administrative Agent, L/C Issuer or Swing Line Lender

ADMINISTRATIVE AGENT:

Bank of America, N.A.

Agency Management

Bank of America Plaza

101 S. Tryon Street

Mail Code: NC1-002-15-36

Charlotte, NC 28255-0001

Attention: Kelly T. Weaver

Telephone: (980) 387-5452

Telecopier: (704) 208-2871

Email: kelly.weaver@baml.com

L/C ISSUER:

Bank of America, N.A.

Trade Operations

1 Fleet Way

Mail Code: PA6-580-02-30

Scranton, PA 18507

Attention: Michael Grizzanti

Telephone: 570.330.4214

Telecopier: 800.755.8743

Email: michael.a.grizzanti@baml.com

SWING LINE LENDER:

Bank of America, N.A.

901 Main Street

Mail Code: TX1-492-14-11

Dallas, Texas 75202

Attention: Jennifer Ollek

Telephone: 214-209-2642

Telecopier: 214-290-8374

Email: jennifer.ollek@baml.com

Account No.: 001292000883

Attn: Credit Services

Ref: W.P. Carey & Co. LLC

ABA# 026009593

Schedule 11.02

EXHIBIT A

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF LOAN NOTICE

Date:                     ,

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                    ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests (select one):

☐	A Borrowing of Term Loans

☐	A Borrowing of Revolving Credit Loans

☐	A conversion or continuation of Loans

1.	On (a Business Day).

2.	In the amount of $ .

3.	Comprised of .

[Type of Loans requested]

4.	In the following currency: .

5.	For Eurocurrency Rate Committed Loans: with an Interest Period of months.

6.	On behalf of [insert name of applicable Borrower] (the “Borrower”).

7.	The Loans, if any, borrowed hereunder shall be disbursed to the following bank for credit by that bank to the following deposit account:

Form of Loan Notice

[The Company and the Borrower each hereby represents and warrants that the conditions specified in Sections 4.03(a), (b), (e) and (f) shall be satisfied on and as of the date of the proposed Credit Extension.]1

[Remainder of page intentionally left blank.]

[1]	Include only in the case of a Borrowing.

Form of Loan Notice

W.P. CAREY & CO. LLC

By:

Name:

Title:

Form of Loan Notice

EXHIBIT B-1

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF

COMPETITIVE BID REQUEST

Date:                     ,

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                            ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Company, on behalf of [insert name of applicable Borrower] (the “Borrower”), hereby gives you notice pursuant to Section 2.03(b) of the Agreement that it requests a Competitive Borrowing under the Agreement and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

1.	On (a Business Day).

2.	In an aggregate amount not exceeding $ .[1]

3.	Comprised of (select one):[2]

☐ Absolute Rate Loans                          ☐ Eurocurrency Margin Bid Loans

Bid Loan No.	Interest Period requested	Maximum principal amount requested
1	days/mos	$

2	days/mos	$

3	days/mos	$

[1]	Shall not be less than $5,000,000 or a whole multiple of $1,000,000 in excess thereof .

[2]	Shall not be a request for more than three different Interest Periods, shall be subject to the definition of “Interest Period” and shall not end later than the Maturity Date.

B-1-1

Form of Competitive Bid Request

The Company, on behalf of the Borrower, authorizes the Administrative Agent to deliver this Competitive Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.

Upon acceptance of any or all of the Competitive Loans offered by the Lenders in response to this request, the Company and the Borrower shall be deemed to have represented and warranted that the conditions to each Loan specified in Sections 4.03(a), (b), (e) and (f) of the Agreement have been satisfied.

Very truly yours,

W.P. CAREY & CO. LLC

By: ____________________________________

Name: __________________________________

Title: ___________________________________

B-1-2

Form of Competitive Bid Request

EXHIBIT B-2

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF

COMPETITIVE BID

Date:                 ,

To:	Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                                ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

In response to the Competitive Bid Request dated                     , 201    , the undersigned offers to make the following Competitive Loan(s):

1. Borrowing date :                                          (a Business Day).

2. In an aggregate amount not exceeding $                             (with any sublimits set forth below).

3. Comprised of:

Bid Loan No.	Interest Period offered	Bid Maximum	Absolute Rate or Eurocurrency Bid Margin*
1	_______days/mos	$	(- +) ______%
2	_______days/mos	$	(- +) ______%
3	_______days/mos	$	(- +) ______%

*	Expressed in multiples of 1/100th of a basis point.

B-2-1

Form of Competitive Bid

The undersigned hereby confirms that it shall, subject to the terms and conditions set forth in the Agreement, extend credit to the Company upon acceptance by the Company of this bid in accordance with Section 2.03(e) of the Agreement.

Very truly yours,

[NAME OF LENDER]

By:
Name:
Title:

************************************************************************************************************

THIS SECTION IS TO BE COMPLETED BY THE COMPANY OH BEHALF OF THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted

$

$

$

W.P. CAREY & CO. LLC, on behalf of [insert name of applicable Borrower]

By:

Name:

Title:

Date:

B-2-2

Form of Competitive Bid

EXHIBIT B-3

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF

COMPETITIVE LOAN NOTE

Dated:                     ,

FOR VALUE RECEIVED, the undersigned, [APPLICABLE BORROWER], a                          (the “Borrower”), HEREBY PROMISES TO PAY to the order of                          the (“Lender”) for the account of its applicable Lending Office (as defined in the Credit Agreement referred to below), on                     ,             , the principal amount of                 .

The Borrower promises to pay interest on the unpaid principal amount hereof from the date hereof until such principal amount is paid in full, at the interest rate and payable on the interest payment date or dates provided below:

Interest Rate:     % per annum (calculated on the basis of a year of      days for the actual number of days elapsed).

Last day of Interest Period:                         . (the “Payment Date”)

Both principal and interest are payable in Dollars to Bank of America, N.A. (“Bank of America”), as Administrative Agent, or any successor to Bank of America in such capacity, for the account of the Lender in accordance with the terms of the Credit Agreement in Same Day Funds (as defined in the Credit Agreement) on the Payment Date, free and clear and without any deduction, with respect to the payee named above, for any and all present and future taxes, deductions, charges or withholdings, and all liabilities with respect thereto.

This Competitive Loan Note is one of the Competitive Loan Notes referred to in, and is entitled to the benefits of, the Amended and Restated Credit Agreement, dated as of [                        ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lender and certain other Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer. The Credit Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events.

The Borrower hereby waives presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder hereof shall operate as a waiver of such rights.

This Competitive Loan Note shall be governed by, and construed in accordance with, the law of the State of New York.

B-3-1

Form of Competitive Loan Note

IN WITNESS WHEREOF, the Borrower has caused this Competitive Loan Note to be executed by its duly authorized officer as of the date first above written.

[APPLICABLE BORROWER]

By
Name:
Title:

B-3-2

Form of Competitive Loan Note

EXHIBIT C

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF SWING LINE LOAN NOTICE

Date:                     ,

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                        ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned hereby requests a Swing Line Loan:

1.	On (a Business Day).

2.	In the amount of $ .[1]

[The Swing Line Loans borrowed hereunder shall be disbursed to the following bank for credit by that bank to the following deposit account:

                                     ]2

[1]	Shall not be less than $100,000.

[2]	Include if proceeds of the requested Swing Line Loan is to be disbursed other than by being credited to the account of the Borrower maintained at the Swing Line Lender.

C-1

Form of Swing Line Loan Notice

The Company hereby represents and warrants that the conditions specified in Sections 4.03(a), (b), (e) and (f) shall be satisfied on and as of the date of the proposed Credit Extension.

W.P. CAREY & CO. LLC, on behalf of [insert name of applicable Borrower]

By:
Name:
Title:

C-1

Form of Swing Line Loan Notice

EXHIBIT D-1

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF TERM NOTE

                ,

FOR VALUE RECEIVED, the undersigned (each a “Borrower” and, collectively, the “Borrowers”), hereby, jointly and severally, promise to pay to the order of                                          or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of [insert amount of Lender’s Term Loan Commitment]                                          ($            ) outstanding as a Term Loan under that certain Amended and Restated Credit Agreement, dated as of [                ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), the Borrowers, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount of the Term Loan made by the Lender from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in Same Day Funds at the Administrative Agent’s Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Term Note is one of the Term Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Term Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Administrative Agent will maintain a Register pursuant to the terms of Section 11.06(c) of the Agreement where any transfers of this Term Note, the name and address of the Lender, and the Term Commitment of, and principal amounts (and the related interest amounts) of the Term Loans owing to, the Lender will be recorded. The Term Loan made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loan and payments with respect thereto.

Each Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

D-1-1

Form of Term Note

IN WITNESS WHEREOF, each Borrower has caused this Term Note to be executed by its duly authorized officer as of the date first above written.

[BORROWERS]

By:
Name:
Title:

D-1-2

Form of Term Note

EXHIBIT D-2

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF REVOLVING CREDIT NOTE

____________________

FOR VALUE RECEIVED, the undersigned (each a “Borrower” and, collectively, the “Borrowers”), hereby, jointly and severally, promises to pay to the order of                              or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan [and Swing Line Loan] from time to time made by the Lender to the Borrowers under that certain Amended and Restated Credit Agreement, dated as of [                        ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), the Borrowers, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount of each Revolving Credit Loan [and Swing Line Loan] from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. [Except as provided in Section 2.05(f) of the Agreement with respect to Swing Line Loans, a][A]ll payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Revolving Credit Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. The Administrative Agent will maintain a Register pursuant to the terms of Section 11.06(c) of the Agreement where any transfers of this Revolving Credit Note, the name and address of the Lender, and the Revolving Credit Commitment of, and principal amounts (and the related interest amounts) of the Revolving Credit Loans[, Swing Line Loans] and L/C Obligations owing to, the Lender will be recorded. The Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of the Lender, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

D-2-1

Form of Revolving Credit Note

Each Borrower, for itself and its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank.]

D-2-2

Form of Revolving Credit Note

IN WITNESS WHEREOF, each Borrower has caused this Revolving Credit Note to be executed by its duly authorized officer as of the date first above written.

[BORROWERS]

By:
Name:
Title:

D-2-3

Form of Revolving Credit Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

D-2-4

Form of Revolving Credit Note

EXHIBIT E

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:             ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                            ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer of the Company hereby certifies as of the date hereof that he/she is the                                                                               of the Company, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Loan Parties, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1. The Company has delivered the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Company ended as of the above date, which are attached hereto as Schedule I, together with the report and opinion of PricewaterhouseCoopers LLP or other “Big 4” accounting firm required by such section.

[Use following paragraph 1 for fiscal quarter-end financial statements]

1. The Company has delivered the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Company ended as of the above date, which are attached hereto as Schedule I. Such financial statements fairly present the financial condition, results of operations and cash flows of the Consolidated Group in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review in reasonable detail of the transactions contemplated thereby and consolidated financial condition of the Company and its Subsidiaries, during the accounting period covered by such financial statements, and such review has not disclosed the existence during or at the end of such accounting period, and that the undersigned does not have knowledge of the existence as of the date hereof, of any condition or event which constitutes a Default [other than the Default(s) described below].

Form of Compliance Certificate

3. Attached hereto as Schedule II is a true, correct and complete list of all the outstanding Indebtedness of the Loan Parties and their Subsidiaries, including, for each item of Indebtedness, the amount, maturity, interest rate, and amortization requirements on and as of the Financial Statement Date.

4. Attached hereto as Schedule III are true, correct and complete calculations which calculations demonstrate whether there has been compliance with the covenants and financial ratios set forth in Section 7.11 and Section 7.06(c) of the Agreement as of the Financial Statement Date.

5. Adjusted Total EBITDA as of the Financial Statement Date is $            . Total Value as of the Financial Statement Date is $            . Management EBITDA as of the Financial Statement Date is $            . Attached hereto as Schedule IV are true, correct and complete calculations of the Adjusted Total EBITDA, Total Value (including limitations on such calculation) and Management EBITDA.

6. Attached hereto as Schedule V is an updated Part (a) of Schedule 5.12 to the Agreement, if applicable.

Form of Compliance Certificate

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of                     ,             .

W.P. CAREY & CO. LLC

By:
Name:
Title:

Form of Compliance Certificate

SCHEDULE I

to the Compliance Certificate

Financial Statements

[attach financial statements]

Form of Compliance Certificate

SCHEDULE II

to the Compliance Certificate

Indebtedness

as of                     , 20

[attach required information]

Form of Compliance Certificate

SCHEDULE III

to the Compliance Certificate

Financial Covenant Compliance Analysis

(in thousands)

as of                     , 20

Maximum Leverage

A.	Total Outstanding Indebtedness	$

B.	Total Value	$

C.	Maximum Leverage (Line A < 60% of Line B)[1]	Compliance: (Yes or No)

Maximum Secured Debt

A.	Total Secured Outstanding Indebtedness	$

B.	Indebtedness of Subsidiaries permitted under clause (D) of Section 7.11(f)(ii) of the Agreement	$

C.	Total Value	$

D.	Maximum Secured Debt (Line A + Line B < 40% of Line C)[2]	Compliance: (Yes or No)

Minimum Equity Value

A.	Combined Equity Value of the Company	$

B.	Fair Market Value of all Net Offering Proceeds received by the Company after the Closing Date	$

C.	Minimum Combined Equity Value (Line A > $850,000,000[3] + 80% of Line B)	Compliance: (Yes or No)

[1]	As of the last day of the two consecutive calendar quarters following the Company’s acquisition of an entity with total assets of at least $500 million, Line A < 65% of Line B.
[2]	Upon the Company’s acquisition of an entity with total assets of at least $500 million, Line A + Line B < 50% of Line C.
[3]	Value resets upon the acquisition of a Managed REIT to the greater of (i) 75% of the Combined Equity Value calculated on a pro forma basis (giving effect to such acquisition) and (ii) the minimum Combined Equity Value as in effect immediate prior to such acquisition.

Form of Compliance Certificate

Minimum Fixed Charge Coverage Ratio

A.	Adjusted Total EBITDA	$

B.	Fixed Charges	$

C.	Minimum Fixed Charge Coverage Ratio (Line A ÷ Line B)	(Minimum permitted is 1.40 to 1.0)[4]

Minimum Unsecured Interest Coverage Ratio

A.	Unencumbered Property NOI	$

B.	Unencumbered Management EBITDA	$

C.	Interest Expense on Total Unsecured Outstanding Indebtedness	$

D.	Minimum Unsecured Interest Coverage Ratio ((Line A + Line B) ÷ Line C)	(Minimum permitted is 2.00 to 1.00)

Secured Recourse Indebtedness

A.	Secured Indebtedness that is recourse to the Company	$

B.	Total Value	$

C.	Secured Recourse Indebtedness (Line A < (lesser of $75,000,000[5] and 5% of Line B))	Compliance: (Yes or No)

[4]	For each calendar quarter after the Initial Maturity Date, minimum permitted is 1.50 to 1.0.
[5]	$100 million after the consummation of the Acquisition

Form of Compliance Certificate

Maximum Dividend Payout[6]

A.	Restricted Payments made during the most recent fiscal quarter	$

B.	Restricted Payments made during the three immediately preceding fiscal quarters	$

C.	Adjusted Total EBITDA	$

D.	Maximum Dividend Payout (Line A + Line B < 90% of Line C)	Compliance: (Yes or No)

[Support for financial covenant calculations to be provided by the Company]

[6]	From and after REIT Election Effective Date, replace with (which need only be included with delivery of fiscal year-end financial statements):

Maximum Dividend Payout

A.	Restricted Payments made during fiscal year	$

B.	Adjusted Funds from Operations	$

C.	Restricted Payments required to maintain REIT Status and avoid payment of federal or state income or excise tax	$

D.	Maximum Dividend Payout (Line A < (lesser of 95% of Line C and Line B))	Compliance: (Yes or No)

Form of Compliance Certificate

SCHEDULE IV

to the Compliance Certificate

Adjusted Total EBITDA, Total Value and Management EBITDA

as of                                 , 20

[attach calculations]

Form of Compliance Certificate

SCHEDULE V

to the Compliance Certificate

Schedule 5.12(a)

[attach schedule]

Form of Compliance Certificate

Form of Compliance Certificate

EXHIBIT F-1

TO AMENDED AND RESTATED CREDIT AGREEMENT

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]1 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]2 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]3 hereunder are several and not joint.]4 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the [revolving credit][term]5 facility provided pursuant to the Credit Agreement [(including, without limitation, the Letters of Credit and the Swing Line Loans included in such revolving credit facility)]6 and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the credit transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other

[1]

For bracketed language here and elsewhere in this form relating to the Assignor(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.

[2]

For bracketed language here and elsewhere in this form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.

[3]	Select as appropriate.
[4]	Include bracketed language if there are either multiple Assignors or multiple Assignees.
[5]	Select as appropriate.
[6]	Include as appropriate.

F-1-1

Form of Assignment and Assumption

claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:	___________________________

___________________________

2.	Assignee[s]:	___________________________

___________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrowers: Certain Subsidiaries of W.P. Carey & Co. LLC, a Delaware limited liability company

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.	Credit Agreement: Amended and Restated Credit Agreement, dated as of [ ], 2012, among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer

F-1-2

Form of Assignment and Assumption

6. Assigned Interest[s]:

Assignor[s][7]	Assignee[s][8]	Aggregate Amount of Revolving Credit Commitments/ Revolving Credit Loans for all Lenders[9]	Amount of Revolving Credit Commitments/ Revolving Credit Loans Assigned	Aggregate Amount of Term Commitments/ Term Loans for all Lenders[10]	Amount of Term Commitments/ Term Loans Assigned	Percentage Assigned of Commitment/ Loans[11]
		$	$	$	$	%
		$	$	$	$	%
		$	$	$	$	%

[7. Trade Date:                     ]12

Effective Date:                     , 20    [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR[S]

[NAME OF ASSIGNOR]

By:
Title:

ASSIGNEE[S]

[NAME OF ASSIGNEE]

By:

[7]	List each Assignor, as appropriate.
[8]	List each Assignee, as appropriate.
[9]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[10]

Amounts in this column and in the column immediately to the right to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

[11]	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.
[12]	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

F-1-3

Form of Assignment and Assumption

Title:

[Consented to and][13] Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Title:

BANK OF AMERICA, N.A., as L/C Issuer and Swing Line Lender

By:
Title:

[Consented to:[14]

W.P. CAREY & CO. LLC

By:
Title:

[13]	To be added only if the consent of the Administrative Agent, L/C Issuer and/or Swing Line Lender is required by the terms of the Credit Agreement.
[14]	To be added only if the consent of the Company is required by the terms of the Credit Agreement.

F-1-4

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][[the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim created by [the][such] Assignor and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Company, any of its Subsidiaries or Affiliates or any Borrower or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Company, any of its Subsidiaries or Affiliates, any Borrower or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements referred to in Section 5.05 thereof or delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and

F-1-5

Form of Assignment and Assumption

(ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

F-1-6

Form of Assignment and Assumption

EXHIBIT F-2

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF ADMINISTRATIVE QUESTIONNAIRE

[see attached]

F-2-1

Form of Administrative Questionnaire

EXHIBIT G

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF AVAILABILITY CERTIFICATE

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                    ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

The undersigned Responsible Officer of the Company hereby certifies that as of the date hereof that [he][she] is the              of the Company, and that, as such, [he][she] is authorized to execute and deliver this Availability Certificate to the Administrative Agent and the Lenders in [his][her] capacity as a Responsible Officer of the Company (and not in any individual capacity), and that the following amounts and calculations reflect the Availability as of the Calculation Date (as defined below):

AVAILABILITY CALCULATION

AS OF                                      (the “Calculation Date”)

($ in 000’s)

I.	Aggregate Commitments as of the Calculation Date:

A.	Aggregate Commitments:	$

II.	Borrowing Base Amount as of the Calculation Date:

A.	Unencumbered Property NOI for the previous four consecutive fiscal quarters (See Schedule I) divided by 11%:	$

B.	Unencumbered Management EBITDA for the previous four consecutive fiscal quarters (See Schedule I) multiplied by six (or, if the Calculation Date follows the second anniversary of the Closing Date, five):	$

C.	Line II.A. plus Line II.B.	$

D	Adjustment for excess Unencumbered Management EBITDA contribution. If Line II.C. multiplied by [60%][55%][50%] is less than Line II.B., the amount by which (1) Line II.B. exceeds (2) the product of Line II.C. multiplied by [60%][55%][50%] shall be excluded from the calculation of Borrowing Base Amount[1]:	$

[1]

The Unencumbered Management EBITDA shall not exceed (i) 60% of the Borrowing Base Amount at any time during the period from the Closing Date to the first anniversary of the Closing Date, (ii) 55% of the Borrowing Base Amount at any time during the period from the first anniversary of the Closing Date to the second anniversary of the Closing Date and (iii) 50% of the Borrowing Base Amount at any time during the period from the second anniversary of the Closing Date through the Maturity Date.

Form of Availability Certificate

E.	Line II.C. minus Line II.D.	$

F.	Total Unsecured Outstanding Indebtedness (excluding Total Outstandings) (See Schedule I):	$

G.	Borrowing Base Amount (Line II.E. minus Line II.F.):	$

III.	Availability as of the Calculation Date:

A.	Unadjusted Availability (Lesser of Line I.A. and Line II.G.):	$

B.	Total Outstandings:	$

C.	Availability (Line III.A. minus Line III.B.):	$

The undersigned further certifies in [his][her] capacity as a Responsible Officer of the Company (and not in any individual capacity) that on the date hereof, each of the Unencumbered Eligible Projects whose Net Operating Income is included in the calculation of Unencumbered Property NOI qualifies as an Unencumbered Eligible Project as set forth in Section 1.01 of the Agreement.

Form of Availability Certificate

IN WITNESS WHEREOF, the undersigned has executed this Availability Certificate as of             , 201    .

W.P. CAREY & CO. LLC

By:
Name:
Title:

Form of Availability Certificate

SCHEDULE I

to Availability Certificate

[attach calculations]

Form of Availability Certificate

EXHIBIT H

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF

JOINDER AGREEMENT

JOINDER AGREEMENT, dated as of                     , 201_ (this “Joinder Agreement”), made by the Subsidiary[ies] of W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”) signatory hereto ([each] a “New Subsidiary Borrower”) and the Subsidiaries of the Company that are presently Borrowers, in favor of Bank of America, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders referred to in that certain Amended and Restated Credit Agreement, dated as of [                    ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among the Company, certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

W I T N E S S E T H:

WHEREAS, the parties to this Joinder Agreement wish to add the New Subsidiary Borrower[s] to the Credit Agreement in the manner hereinafter set forth; and

WHEREAS, this Joinder Agreement is entered into pursuant to Section 6.12(a) of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

1. [The][Each] New Subsidiary Borrower, hereby acknowledges that it has received and reviewed a copy of the Credit Agreement, and acknowledges and agrees to:

(a)    join the Credit Agreement as a Borrower, as indicated with its signature below;

(b)    be bound by all covenants, agreements and acknowledgments attributable to a Borrower in the Credit Agreement; and

(c)    perform all obligations and duties required of it by the Credit Agreement.

2. [The][Each] New Subsidiary Borrower represents and warrants that the representations and warranties contained in Article V of the Credit Agreement as they relate to such New Subsidiary Borrower or which are contained in any certificate furnished by or on behalf of such New Subsidiary Borrower are true and correct on the date hereof.

Form of Joinder Agreement

3. The address, taxpayer identification number and jurisdiction of organization of [each][the] New Subsidiary Borrower is set forth in Annex I to this Joinder Agreement.

4. The Company hereby acknowledges and agrees that the Guaranty contained in Article X of the Credit Agreement covers the Obligations of the New Subsidiary Borrower[s].

5. THIS JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

Form of Joinder Agreement

IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered by its proper and duly authorized officer as of the day and year first above written.

[NEW SUBSIDIARY BORROWER[S]],
as the New Subsidiary Borrower

By:
Name:
Title:

W.P. CAREY & CO. LLC, as the Company

By:
Name:
Title:

[OTHER SUBSIDIARIES OF COMPANY, as existing Borrowers]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED TO:

BANK OF AMERICA, N.A.,

as Administrative Agent

By:
Name:
Title:

Form of Joinder Agreement

EXHIBIT I

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF SOLVENCY CERTIFICATE

I, the undersigned, chief financial officer of W.P. CAREY & CO. LLC, a Delaware limited liability company (the “Company”), DO HEREBY CERTIFY on behalf of the Loan Parties that:

1. This certificate is furnished pursuant to Section 4.02(a)(viii) of the Amended and Restated Credit Agreement (as in effect on the date of this certificate; the capitalized terms defined therein being used herein as therein defined) dated as of [                    ], 2012 among the Company, certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer (as from time to time in effect, the “Credit Agreement”).

2. After giving effect to the Credit Extensions to occur on the Term Loan Closing Date, (a) the fair value of the property of each Loan Party is greater than the total amount of liabilities, including contingent liabilities, of such Loan Party, (b) the present fair salable value of the assets of each Loan Party is not less than the amount that will be required to pay the probable liability of such Loan Party on its debts as they become absolute and matured, (c) each Loan Party does not intend to, and does not believe that it will, incur debts or liabilities beyond such Loan Party’s ability to pay such debts and liabilities as they mature, (d) each Loan Party is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Loan Party’s property would constitute an unreasonably small capital, and (e) each Loan Party is able to pay its debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

[Signature Page Follows]

I-1

Form of Solvency Certificate

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate as of                     , 201__.

W.P. CAREY & CO. LLC

By:
Name:
Title:	Chief Financial Officer

I-2

Form of Solvency Certificate

EXHIBIT J

TO AMENDED AND RESTATED CREDIT AGREEMENT

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Not Partnerships

For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                    ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Company or any Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent in writing and (2) the undersigned shall furnish the Company and the Administrative Agent a properly completed and currently effective certificate in either the calendar year in which payment is to be made by the Company or the Administrative Agent to the undersigned, or in either of the two calendar years preceding such payment.

[Signature Page Follows]

Form of United States Tax Compliance Certificate

[Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[ ]

Form of United States Tax Compliance Certificate

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                    ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Company or any Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished the Administrative Agent and the Company with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the Lender to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent in writing with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Form of United States Tax Compliance Certificate

[Lender]

By:
Name:
Title:

[Address]

Dated:                     , 20[ ]

Form of United States Tax Compliance Certificate

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                        ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) and Section 11.06(d) of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iii) it is not a ten percent shareholder of the Company or any Borrower within the meaning of Code Section 881(c)(3)(B), (iv) it is not a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (v) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned.

The undersigned has furnished its participating non-U.S. Lender with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Form of United States Tax Compliance Certificate

[Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[ ]

Form of United States Tax Compliance Certificate

FORM OF

UNITED STATES TAX COMPLIANCE CERTIFICATE

(For Non-U.S. Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is made to that certain Amended and Restated Credit Agreement, dated as of [                        ], 2012 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among W.P. Carey & Co. LLC (together with its permitted successors and assigns, the “Company”), certain Subsidiaries of the Company identified therein, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer.

Pursuant to the provisions of Section 3.01(e) and Section 11.06(d) of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its partners/members are the sole beneficial owners of such participation, (iii) neither the undersigned nor any of its partners/members is a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended, (the “Code”), (iv) none of its partners/members is a ten percent shareholder of the Company or any Borrower within the meaning of Code Section 881(c)(3)(B), (v) none of its partners/members is a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and (vi) no payments in connection with any Loan Document are effectively connected with a United States trade or business conducted by the undersigned or its partners/members.

The undersigned has furnished its participating non-U.S. Lender with Internal Revenue Service Form W-8IMY accompanied by an Internal Revenue Service Form W-8BEN from each of its partners/members claiming the portfolio interest exemption, provided that, for the avoidance of doubt, the foregoing shall not limit the obligation of the undersigned to provide, in the case of a partner/member not claiming the portfolio interest exemption, a Form W-8ECI, Form W-9 or Form W-8IMY (including appropriate underlying certificates from each interest holder of such partner/member), in each case establishing such partner/member’s available exemption from U.S. federal withholding tax. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such non-U.S. Lender in writing and (2) the undersigned shall have at all times furnished such non-U.S. Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[Signature Page Follows]

Form of United States Tax Compliance Certificate

[Participant]

By:
Name:
Title:

[Address]

Dated:                     , 20[ ]

Form of United States Tax Compliance Certificate